SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PLANET TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value

(2)	Aggregate number of securities to which transaction applies:

600,000 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

The proposed aggregate value of the transaction for purposes of calculating the filing fee is $1,050,000. The aggregate value was determined by (a) multiplying (i) 600,000 shares of common stock that are proposed to be exchanged by (ii) $1.75 which represents the market value of each share of Common Stock to be acquired in the acquisition.

(Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$1,050,000

(5)	Total fee paid:

$123.59

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

          (3)     Filing Party:

          (4)     Date Filed:

PLANET TECHNOLOGIES, INC.
6835 Flanders Drive, Suite 100
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 10, 2005
DEAR SHAREHOLDERS:
      Notice is hereby given that the Annual Meeting of Shareholders of Planet Technologies, Inc., a California corporation (the “Company”), will be held on August 10, 2005, at 10:00 a.m. local time, at 800 Silverado Street, Second Floor, La Jolla, California 92037 for the following purpose:

1. To adopt and approve the Agreement and Plan of Merger, dated March 7, 2005, among Allergy Control Products, Inc., a Delaware corporation (“ACP”) and Jonathan T. Dawson, an individual and the sole shareholder of ACP, and the Company, and to approve the merger between ACP Acquisition Corp., a wholly owned subsidiary of the Company and ACP (the “Merger”) pursuant to which ACP will become a wholly owned subsidiary of the Company and the sole shareholder will receive 600,000 shares of the common stock of the Company;

2. To elect five (5) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

3. To approve the Company’s 2000 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock reserved for issuance under such plan from 100,000 to 350,000;

4. To approve the engagement of J.H. Cohn LLP, its independent registered public accounting firm, for the fiscal year ending December 31, 2005; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Board of Directors of the Company has approved each of the proposals and recommends that you vote IN FAVOR of each of the proposals as described in the attached materials. Before voting, you should carefully review all of the information contained in the attached proxy statement and in particular you should consider the matters discussed under “Risk Factors” under certain of the Proposals listed above.
      All shareholders are cordially invited to attend the Annual Meeting. Only shareholders of record at the close of business on June 15, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjustments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the meeting.

Sincerely,
/s/ Scott L. Glenn
Scott L. Glenn
San Diego, California
July 25, 2005
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
THE DEADLINE FOR THE RETURN OF YOUR PROXY IS August 9, 2005.

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EXHIBIT LIST

Exhibit “A” — ACP Audited Financial Statements for the One(1) Year Period Ended December 31, 2004	A-1
Exhibit “A-1” — ACP Unaudited Financial Statements for Quarter One Ended March 31, 2005	A-1-1
Exhibit “B” — Planet Form 10-KSB Filed With SEC March 31, 2005	B-1
Exhibit “B-1” — Planet Form 10-QSB Filed with the SEC May 16, 2005	B-1-1
Exhibit “C” — Agreement and Plan of Merger	C-1
Exhibit “D” — California Corporations Code Sections 1300-1312	D-1

PLANET TECHNOLOGIES, INC.
6835 Flanders Drive, Suite 100
San Diego, California 92121
PROXY STATEMENT
SUMMARY TERM SHEET
       THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, YOU SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH IT REFERS.
THE ANNUAL MEETING

Date, Time and Place of Annual Meeting	The Annual Meeting will be held on August 10, 2005, beginning at 10:00 a.m., La Jolla time, at 800 Silverado Street, La Jolla, CA 92037.

Record Date: Shareholders Entitled to Vote; Quorum	Only holders of record of Planet common stock on June 15, 2005, are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 2,280,368 shares of Planet common stock outstanding. The presence, in person or by proxy, of the holders of a majority of our common stock will constitute a quorum.

Vote Required	Holders of a majority of the outstanding common stock are required to vote in favor of Proposal 1 for such proposal to pass; the five persons with the most number of votes will be elected directors pursuant to Proposal 2; and assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor of Proposals 3 and 4 for such proposals to pass.

Recommendation of Board of Directors	Our Board of Directors unanimously approved each of the Proposals to be considered at the Annual Meeting. The Board recommends that the stockholders vote “FOR” each proposal.
PROPOSAL 1 — ALLERGY CONTROL PRODUCTS MERGER

Companies Involved in the Merger	Planet Technologies, Inc. is engaged in the business of designing, manufacturing, selling, and distributing consumer products for use by allergy sensitive persons, including air filters, bedding and similar products.

Allergy Control Products, Inc. is engaged in the business of developing and marketing environmental controls to reduce allergen exposure. Such environmental control products include: allergen proof pillow and mattress encasings, HEPA filter air cleaners, HEPA filter vacuum cleaners, carpet treatments and respiratory products.

Summary of the Merger	In the Merger, the Company will issue and deliver to the sole-shareholder of ACP approximately 600,000 shares of the Company’s common stock (or 300 shares of Company common stock for each one share of ACP common stock outstanding). As a condition to, and simultaneously with, the effective time of the Merger, the Company shall cause to be paid to Jonathan T. Dawson the sum of $1,500,000 cash in full payment of all indebtedness of ACP to Mr. Dawson, its sole-shareholder.

Reasons for the Merger	In approving the Merger and in recommending that the Company’s shareholders approve the Agreement and Plan of Merger and the Merger, the Company’s Board of Directors considered a number of factors. The Company considered the impact on combining the Company’s business with ACP’s business, and the potential positive results of combining the operations and technology of ACP with the operations and technology of the Company.

Accounting Treatment	For Accounting purposes Planet will be deemed Acquirer. The transaction will be accounted for as a purchase with Planet as the accounting acquirer. At the consummation of the transaction, the purchase price will be allocated to the fair value of the assets acquired with the excess attributed to goodwill. There are no other identifiable intangible assets involved with the transaction. At this stage of the transaction, given the current nature of the assets of ACP, (i.e. accounts receivable and inventory) the book value has been assumed to equal the fair market value and the excess of the purchase price over that value has been assumed to be goodwill.

Background and Negotiations Related to the Merger	The Company and ACP have been discussing the possibility of merger since late 2004. The discussions led to entering into the Agreement and Plan of Merger on March 7, 2005.

Material Tax Consequences to the Company and its Shareholders	The Merger should not result in any material tax consequences to either the Company or its shareholders. We believe the Merger will qualify as a “reorganization” as defined in Section 368 of the Internal Revenue Code as either a statutory merger, or a stock for stock acquisition. We have not obtained or requested an opinion of tax counsel or a revenue ruling from the IRS regarding the tax consequences of the transaction. In addition, we do not believe that there is significant appreciation in the carrying value for federal or state income tax purposes of the assets of either ACP or Planet, which if the transaction was recharacterized as a purchase and sale would result in material taxable income to either Planet or ACP which would not be offset by current losses or loss carry forwards. The shareholders of Planet will not be distributed any cash or other consideration in connection with the Merger transaction and we therefore believe that there will be no material tax consequence to our shareholders. Again, we have not requested or obtained a tax opinion or revenue ruling regarding the tax consequences to our shareholders.

Dissenters Rights	If the Merger is approved by the required vote of the Company’s shareholders and is not abandoned or terminated, holders of the

Company’s common stock who did not vote in favor of the Merger and who notify the Company in writing of their intent to demand payment of their shares if the Merger is consummated, may, by complying with Sections 1300 through 1312 of the California Corporations Code, be entitled to dissenters’ rights as described therein. The Company’s shareholders must notify the Company of their intent to dissent within 30 days of the date that the notice of approval of the Merger is mailed to all the Company’s shareholders who did not vote in favor of the Merger.

Vote Required to Approve the Agreement and Plan of Merger and the Merger	The affirmative vote of holders of the majority of outstanding common stock is required to approve the Agreement and Plan of Merger and the Merger.

PROPOSAL 2 — ELECTION OF DIRECTORS

Nominees	There are five board nominees for the five board positions presently authorized by the Company’s current bylaws. The names of the nominees are H. M. Busby; Scott L. Glenn; Eric B. Freedus, Ellen Preston; and Michael Trinkle.

Voting	Shares represented by executed proxies will vote, if authority to do so is not withheld, for the election of the nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.
PROPOSAL 3 — AMENDMENT TO THE 2000 STOCK OPTION PLAN

Description of the 2000 Plan, as Amended	The Company proposes to increase the number of shares reserved for issuance under the 2000 Plan from 100,000 shares to 350,000 shares. The purpose of the increase is to reserve an adequate number of shares of Common Stock for awards pursuant to the 2000 Plan sufficient to accommodate the retention of the current Board of Directors and executive officers of the Company and Edward Steube as President/ CEO of ACP, as a subsidiary of the Company, and in the future, other key employees, officers and directors. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

As part of the Merger, and for his remaining the President/ CEO of ACP, Edward Steube will be granted the right to the option to purchase 100,000 shares of Company common stock. This represents the total number of shares under the 2000 Plan awarded pursuant to the Merger. In addition, the Company has issued a total of 226,043 options to officers and directors of the Company for services provided that are subject to shareholder approval of this Proposal 3.

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Tax Consequences	For Federal Income Tax purposes, the grant to an optionee of a non-incentive option generally will not constitute a taxable event to the optionee or to the Company. Similarly, for Federal Income Tax purposes, in general, neither the grant nor the exercise of an incentive option will constitute a taxable event to the optionee or to the Company, assuming the incentive option qualifies as an “Incentive Stock Option” under Internal Revenue Code Section 422.

Proposal 1 is dependent upon the approval of this Proposal 3. If Proposal 3 is not approved, the Company does not have sufficient shares available for issuance under the 2000 Plan in order to grant options to Edward Steube.

Vote Required to Approve	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.
PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement of Accountant	We have approved retaining J.H. Cohn LLP to serve as our independent registered public accounting firm for the 2005 fiscal year and we seek stockholder ratification of that decision.

Vote Required to Approve	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.

PLANET TECHNOLOGIES, INC.
6835 Flanders Drive, Suite 100
San Diego, California 92121
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON August 10, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
INTRODUCTION
General Information
      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Planet Technologies, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on August 10, 2005 at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 800 Silverado Street, Second Floor, La Jolla, California 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about July 25, 2005, to all shareholders entitled to vote at the Annual Meeting.
Solicitation
      The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.
Voting Rights and Outstanding Shares
      For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. Holders of record of the Company’s Common Stock at the close of business on June 15, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 15, 2005, the Company had outstanding and entitled to vote 2,280,368 shares of Common Stock. In determining whether a quorum exists at the Annual meeting, all shares represented in person or by proxy, including abstentions and broker non-votes, will be counted.
      Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held. With respect to the election of directors, shareholders may exercise cumulative voting rights, i.e., each shareholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such shareholder shares (on an as converted basis), and may cast such total of votes for one or more candidates in such proportions as such shareholder chooses.
      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How to Vote
      Please sign, date and return the enclosed proxy card promptly. If your shares are held in the name of a bank, broker, or other holder of record (that is, in “street name”) you will receive instructions from the holder of record that you must follow for your shares to be voted.
Revocability of Proxies
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 6835 Flanders Drive, Suite 100, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
Votes Required to Approve Proposals
      Shares represented by executed proxies that are not revoked will be voted in accordance with the instructions in the proxy, or in the absence of instructions, in accordance with the recommendations of the Board of Directors. Assuming a quorum is present at the Annual Meeting, the following table sets forth the votes required to approve each Proposal:

Proposal	Vote Required to Approve

Proposal 1 (Adopt and approve Agreement and Plan of Merger and the Merger)	Holders of a majority of the outstanding common stock.
Proposal 2 (Elect directors)	The five persons with the most number of votes will be elected.
Proposal 3 (Amend 2000 Stock Option Plan)	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.
Proposal 4 (Ratify Appointment of Independent Registered Public Accounting Firm)	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.
Other Business	Assuming a quorum is present, the affirmative vote of a majority of the shares represented and voting, either present in person or represented by proxy at the meeting are required to vote in favor.
Board Recommendations
      The Board of Directors unanimously approved each of the Proposals to be considered at the Annual Meeting and recommends that shareholders also vote IN FAVOR OF approval of each Proposal.
Shareholder Proposals
      The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 27, 2006. Shareholders are also advised to review the Company’s current Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION
      This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. In particular, statements regarding expected strategic benefits, advantages and other effects of the Merger and other proposals described in this proxy statement are forward-looking statements. You should read forward-looking statements carefully because they may discuss our future expectations, contain projections of the Company’s and ACP’s future results of operations or of our financial position or state other forward-looking information. The Company believes that it is important to communicate its future expectations to their investors. However, there may be events in the future that the Company is not able to accurately predict or control. The factors listed above in the sections captioned “Risk Factors,” as well as any cautionary language in this proxy statement, provide examples of risks, uncertainties and events that may cause the actual results to differ materially from any expectations they describe. Actual results or outcomes may differ materially from those predicted in the forward-looking statements due to the risks and uncertainties inherent in their business, including risks and uncertainties in:

•	market acceptance of and continuing demand for its products;

•	the Company’s ability to protect its intellectual property;

•	the impact of competitive products, pricing and customer service and support;

•	the Company’s ability to obtain additional financing to support their operations;

•	obtaining and maintaining regulatory approval where required;

•	changing market conditions; and

•	other risks detailed in this proxy statement.
      You should not place undue reliance on any forward-looking statements, which reflect the views of the Company’s and ACP’s management only as of the date of this proxy statement. The Company and ACP are not obligated to update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.
QUESTIONS AND ANSWERS ABOUT THE MERGER
      Q: WHY IS THE COMPANY MERGING WITH ACP?
      A: The Company intends to expand its product scope and business operations through its merger with ACP. We believe the Company’s acquisition of ACP’s business will provide the Company with an operating business complementary with certain of the allergy products that the Company has developed and currently markets, as well as open new markets for the Company’s products.
      Q: WHAT WILL ACP RECEIVE IN THE MERGER?
      A: In the Merger, each share of ACP common stock shall be converted into the right to receive 300 shares of Company common stock. The sole shareholder of ACP currently holds 2,000 shares of ACP common stock, which is convertible into 600,000 shares of Company common stock, or 300 shares of Company common stock for each one share of ACP common stock outstanding.
      As a condition to, and simultaneously with, the effective time of the Merger, the Company shall cause to be paid to Jonathan T. Dawson, the sole shareholder of ACP, the sum of $1,500,000 cash in full repayment of all indebtedness of ACP to Mr. Dawson.

      Q: HOW WILL THE COMPANY SHAREHOLDERS BE AFFECTED BY THE MERGER?
      A: The Company shareholders will continue to own the same number of shares of the Company common stock that they owned immediately prior to the Merger. Each share of the Company common stock, however, will represent a smaller ownership percentage of a larger company.
      Q: WHAT ARE THE MATERIAL UNITED STATES TAX CONSEQUENCES OF THE MERGER TO THE COMPANY SHAREHOLDERS?
      A: The Merger standing alone is not expected to result in any material tax consequences to the Company or the Company shareholders for United States income tax purposes.
      We believe the Merger will qualify as a “reorganization” as defined in Section 368 of the Internal Revenue Code as either a statutory merger, or a stock for stock acquisition. We have not obtained or requested an opinion of tax counsel or a revenue ruling from the IRS regarding the tax consequences of the transaction. In addition, we do not believe that there is significant appreciation in the carrying value for federal or state income tax purposes of the assets of either ACP or Planet, which if the transaction was recharacterized as a purchase and sale would result in material taxable income to either Planet or ACP which would not be offset by current losses or loss carry forwards. The shareholders of Planet will not be distributed any cash or other consideration in connection with the Merger transaction and we therefore believe that there will be no material tax consequence to our shareholders. Again, we have not requested or obtained a tax opinion or revenue ruling regarding the tax consequences to our shareholders.
      Q: WHAT SHAREHOLDER VOTES ARE NEEDED TO APPROVE THE MERGER?
      A: The affirmative vote of the holders of a majority of the outstanding shares of the Company common stock is required to approve the proposed Agreement and Plan of Merger and the Merger.
      Q: HOW WILL THE MERGER EFFECT THE DISTRIBUTION OF COMPANY COMMON STOCK AMONG SHAREHOLDERS?
      A: Pre-merger, non-affiliates own 47.5% and affiliates own 52.5% of the outstanding common stock of the Company.
      Post-merger, non-affiliates (excluding Jonathan T. Dawson) would own 37.6%, affiliates would own 41.5% and Jonathan T. Dawson the sole shareholder of ACP would own 21% of the outstanding common stock of the Company.
      Q: WHEN DOES THE COMPANY EXPECT TO COMPLETE THE MERGER?
      A: The Company and ACP are working to complete the Merger as quickly as possible. We expect to complete the Merger as soon as reasonably possible after the requisite shareholder votes have been obtained.
      Q: ARE THE COMPANY SHAREHOLDERS ENTITLED TO DISSENTERS’ RIGHTS?
      A: If the Merger is approved by the required vote of the Company’s shareholders and is not abandoned or terminated, holders of the Company’s common stock who did not vote in favor of the Merger and who notify the Company in writing of their intent to demand payment of their shares if the Merger is consummated, may, by complying with Sections 1300 through 1312 of the California Corporations Code, a copy of which is attached hereto as Exhibit “D”, be entitled to dissenters’ rights as described therein. The Company’s shareholders must notify the Company of their intent to dissent within 30 days of the date that the notice of approval of the Merger is mailed to all the Company’s shareholders who did not vote in favor of the Merger.
      Q: WHAT DO I NEED TO DO NOW?
      A: After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting of the Company shareholders. If you sign, date and return your proxy card but do not include instructions on how to vote your proxy, we will vote your shares IN

FAVOR of each proposal described in this proxy statement. You may attend the annual meeting, if you are a Company shareholder and vote your shares in person rather than voting by proxy.
      Q: IF MY BROKER HOLDS MY SHARES IN “STREET NAME,” WILL MY BROKER VOTE MY SHARES FOR ME?
      A: Generally your broker will vote your shares only if you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker.
      Q: WHAT HAPPENS IF I DO NOT VOTE?
      A: If you do not submit a proxy or vote at your annual meeting, your shares will not be counted for the purpose of determining the presence of a quorum and your inaction will have the same effect as a vote against Proposal 1 but may have no effect on the outcome of the other proposals. If you submit a proxy and affirmatively elect to abstain from voting, your shares will be counted for the purpose of determining the presence of a quorum but will not be voted at the annual meeting. As a result, your abstention will have the same effect as a vote against Proposal 1 but will have no effect on the outcome of the other proposals.
      Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?
      A: Yes. You can change your vote at any time before your proxy is voted at the Company’s annual meeting. You can do this in one of three ways:

•	timely delivery of a valid, later-dated proxy by mail;

•	revoking your proxy by written notice to the corporate secretary of the Company; or

•	voting in person by written ballot at the Company annual meeting.
      If you have instructed a broker to vote your shares, you must follow the directions from your broker on how to change that vote.
      Q: WHAT IS THE DEADLINE FOR THE RETURN OF MY PROXY?
      A. The Company must receive your Proxy no later than August 9, 2005
      Q: ARE THERE ANY RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT?
      A: We have listed in the section entitled “Risk Factors” the risks among others that you should consider in deciding whether to vote for Proposal No. 1 described in this proxy statement.
      Q: WHOM SHOULD I CALL WITH QUESTIONS?
      A: If you have any questions about the Merger or about any of the other proposals described in this proxy statement or the enclosed proxy, you should contact:

Planet Technologies, Inc.
6835 Flanders Drive, Suite 100
San Diego, California 92121
(858) 457-4742
Attention: Scott L. Glenn
      You may also obtain additional information about the Company from documents filed with the SEC by accessing EDGAR, the SEC’s online filing system at www.sec.gov.
RISK FACTORS
Risk Factors Associated With the Merger
      An investment in the Company’s common stock is subject to many risks. You should carefully consider the risks described below, together with all of the other information included in this proxy statement, including the financial statements and the related notes, before you decide whether to approve the Acquisition. The Company’s business, operating results and financial condition could be harmed by any of the following risks. The trading price of the Company’s common stock could decline due to any of these risks, and you could lose all or part of your investment.
      The Company may not realize the intended benefits of the Merger if the Company is unable to consolidate its operations with those of ACP. Achieving the benefits of the Merger will depend in part on growing ACP’s operations, combining the operations of ACP and the Company, and developing new markets for the Company’s and ACP’s products. This integration may be difficult and unpredictable because the Company’s operations are based in San Diego, California, and ACP’s operations are based in Ridgefield, Connecticut. The Company plans to consolidate operations into the Ridgefield facility. If the Company cannot successfully integrate the two businesses, the Company may not realize the expected benefits of the Merger.
      The Merger will result in significant costs to the Company and ACP, whether or not the Merger is completed. The Merger will result in significant costs to the Company and ACP. Transaction costs are estimated to be at least $100,000. These costs are expected to consist primarily of fees for attorneys, accountants, filing fees and financial printers. All of these costs will be incurred whether or not the Merger is completed. In addition, if the Agreement and Plan of Merger is terminated under specified circumstances, the Company may be obligated to pay a $150,000 termination fee.
      We could be exposed to unknown liabilities of ACP. If there are liabilities of ACP which we do not know of, as a merger, in all likelihood, Planet would assume these liabilities and may have little or no recourse against the shareholder of ACP who will receive substantially all of the consideration for the transaction. If we discovered that there were intentional misrepresentations made to us by ACP, its shareholder or its representatives, we would explore all possible legal remedies to compensate us for any loss. However, there is no assurance that legal remedies would be available or collectible. The Board considered the possibility that Planet could be subjected to unknown liabilities in connection with evaluating the Merger transaction.
      Failure to complete the Merger could cause the Company’s Stock Price to decline. If the Merger is not completed for any reason, the Company’s stock price may decline because costs related to the Merger, such as legal and accounting, must be paid even if the Merger is not completed. In addition, if the Merger is not completed, the Company’s stock price may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.
      If the conditions to the Merger are not met, the Merger will not occur. Specified conditions must be satisfied or waived to complete the Merger. These conditions are summarized in the section captioned “Conditions to Completion of the Merger” and are described in detail in the Agreement and Plan of Merger. The Company cannot assure you that each of the conditions will be satisfied. If the conditions are not satisfied or waived, the Merger will not occur or will be delayed and the Company may lose some or all of the intended benefits of the Merger.
      The Company and ACP may waive one or more of the conditions to the Merger without resoliciting shareholder approval for the Merger. Each of the conditions to the Company’s and ACP’s obligations to complete the Merger may be waived, in whole or in part, to the extent permitted by applicable laws, by agreement of the Company and ACP. The board of directors of the Company will evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. However, the Company generally does not expect any such waiver to be sufficiently material to warrant resolicitation of the shareholders. In the event that the board of directors of the Company determines any such waiver is not sufficiently material to warrant resolicitation of shareholders, the Company will have the discretion to complete the Merger without seeking further shareholder approval. Any waiver not deemed material by the board of directors, and not put before the shareholders for approval, would not be expected to create a material risk to shareholders. The Board would only waive a Condition after making a determination that any such waiver would have no material affect on the rights and benefits the Company and its shareholders expect to receive from the Merger. If the Board chooses to waive a Condition, a shareholder will not have an opportunity to vote on that waiver and the Company and shareholders will not have the benefit, if any, of the Condition waived.

      Sales of ACP’S products could decline or be inhibited if customer relationships are disrupted by the Merger. The Merger may have the effect of disrupting customer relationships. ACP’s customers or potential customers may delay or alter buying patterns during the pendency of and following the Merger. Customers may defer purchasing decisions as they evaluate the likelihood of successful completion of the Merger. ACP’s customers or potential customers may instead purchase products of competitors. Any significant delay or reduction in orders for ACP’s products could cause the Company’s sales, following the Merger, to decline.
      The Company may enter into subsequent agreements to merge or consolidate with other companies, and it may incur significant costs in the process, whether or not the transactions are completed. The Company may enter into other merger agreements, in addition to the Agreement and Plan of Merger with ACP, in furtherance of the Company’s strategy to consolidate with other companies in the allergy market. The Company may not be able to close any mergers on the timetable it anticipates, if at all. The Company may incur significant non-recoverable expenses in these efforts.
      The Company’s Prospects for obtaining additional financing are uncertain and failure to achieve profitability or obtain needed financing will affect its ability to pursue future growth, harm its business operations and affect its ability to continue as a going concern. If the Company is unable to achieve profitability or raise additional debt or equity financing, it will not be able to continue as a going concern. The Company’s future capital requirements will depend upon many factors, including development costs of new products, potential acquisition opportunities, maintenance of adequate contract manufacturing agreements, progress of research and development efforts, expansion of marketing and sales efforts and the status of competitive products. Additional financing may not be available in the future on acceptable terms or at all. The Company’s history of substantial operating losses could also severely limit the Company’s ability to raise additional financing. In addition, given the recent price of its common stock, if the Company raises additional funds by issuing equity securities, additional significant dilution to its shareholders could result.
      If the Company is unable to increase sales, decrease costs, or obtain additional equity or debt financing, the Company may be required to close business or product lines, further restructure or refinance its debt or delay, scale back further or eliminate its research and development program. The Company may also need to obtain funds through arrangements with partners or others that may require it to relinquish its rights to certain technologies or potential products or other assets. The Company’s inability to obtain capital, or its ability to obtain additional capital only upon onerous terms, could very seriously damage its business, operating results and financial condition.
      Issuing additional Securities as a means of raising capital and the future sales of these Securities in the Public Market could lower the Company’s stock price and adversely affect its ability to raise additional capital in subsequent financings, impair its ability in New Stock Offerings to raise funds to continue operations, and will have a significant dilutive effect on the Company’s existing shareholders. The Company intends to rely on debt and equity financings to meet its working capital needs. If the securities that the Company issues in these financings are subsequently sold in the public market, the trading price of its common stock may be negatively affected. As of April 12, 2005, the last reported sale price of the Company common stock was $1.25. If the market price of the Company common stock continues to decrease, The Company may not be able to conduct additional financings in the future on acceptable terms or at all, and its ability to raise additional capital will be significantly limited.
      Future sales of the Company’s common stock, particularly shares issued upon the exercise or conversion of outstanding or newly issued securities upon exercise of its outstanding options, could have a significant negative effect on the market price of the Company’s common stock. These sales might also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that it would deem appropriate. The Company has agreed to use its best efforts to register shares issued to the sole-shareholder of ACP. When these shares are registered, there will be many more shares that may be sold, which could have a significant negative impact on the market price of the Company’s common stock.
      Shares issued in connection with the Merger and the conversion or exercise of convertible securities into shares of the Company’s common stock will result in substantial dilution to the Company’s existing shareholders. In order to consummate the merger with ACP, the Company intends to issue approximately 600,000 shares of common stock to the sole-shareholder of ACP.
      The Company’s stock price has been volatile and has experienced significant decline, and it may continue to be volatile and continue to decline. In recent years, the stock market in general, and the market for shares of small capitalization technology stocks in particular, have experienced extreme price fluctuations. These fluctuations have often negatively affected small cap companies such as the Company, and may impact its ability to raise equity capital. Companies with liquidity problems also often experience downward stock price volatility. The Company believes that factors such as announcements of developments relating to its business (including any financings or any resolution of liabilities), announcements of technological innovations or new products or enhancements by the Company or its competitors, sales by competitors, sales of significant volumes of the Company’s common stock into the public market, developments in its relationships with customers, partners, lenders, distributors and suppliers, shortfalls or changes in revenues, gross margins, earnings or losses or other financial results that differ from analysts’ expectations, regulatory developments and fluctuations in results of operations could and have caused the price of the Company common stock to fluctuate widely and decline over the past three or more years during the technology recession. The market price of the Company common stock may continue to decline, or otherwise continue to experience significant fluctuations in the future, including fluctuations that are unrelated to the Company’s performance.
      Consummation of the Merger will result in diminution of Voting Control by current shareholders of the Company. The proposed terms of the Merger will result in the sole shareholder of ACP acquiring an approximate twenty one (21%) percent of the voting shares of the Company. As a result, each individual shareholder of the Company will not exert the same degree of voting power with respect to the combined company that it did with the Company prior to the consummation of the Merger.
      No fairness Opinion has been obtained. Because of the absence of a fairness opinion, there will be no independent assurance from an expert that the consummation of the Acquisition is fair from a financial point of view to the shareholders of the Company.
Risk Factors of the Merged Company
      Amendments to the Telemarketing Sales Rule (the “TSR”). The amendments to the TSR in 2003 may have a material impact on Planet’s and ACP’s revenue and profitability. The addition of a national “do-not-call” list to the growing number of states that already have “do-not-call” lists has reduced the number of households that the Company may call. Approximately seventy-percent (70%) of Planet’s historical customers have placed their names on the national “do-not-call” list. The Company believes that increasing numbers of its customers will join the DNC list in the future and so has developed direct mailing programs and other sales initiatives to mitigate the effect on future revenues. The Company is also considering regional and national radio campaigns to reach new customers and plans to diversify its direct-to-consumer approach via strategic acquisition.
      In addition to the federal legislation and regulations, there are numerous state statutes and regulations governing telemarketing activities, which do or may apply to us. For example, some states also place restrictions on the methods and timing of telemarketing calls and require that certain mandatory disclosures be made during the course of a telemarketing call. Some states also require that telemarketers register in the state before conducting telemarketing business in the state.
      We specifically train our telemarketing representatives to handle calls in an approved manner and believe we comply in all material respects with all federal and state telemarketing regulations. There can be no assurance, however, that Planet would not be subject to regulatory challenge for a violation of federal or state law.
      If ACP and Planet continue to experience losses, then the combined company stock value will be negatively impacted. Future profitability is anticipated, but there is no assurance that ACP and/or Planet will become profitable, or if it does, that either will be able to sustain or increase profitability on a quarterly or annual basis. If ACP and/or Planet continues to run at a deficit, then the combined company will require a further infusion of capital. In addition, if the anticipated profitability of ACP and/or Planet does not come to fruition, this will likely have a negative impact on the combined company stock valuation.
      Planet has experienced losses, we expect future losses and we may not become profitable. For the years ended December 31, 2004, and 2003, we had net losses of approximately $773,558 and $574,135, respectively. As of December 31, 2004, Planet had an accumulated deficit of approximately $3.7 million.
      For the twelve months ended December 31, 2004, 2003 and 2002, ACP reported net losses of $317,933, $764,141 and $3,584,879, respectively. The 2002 loss included a goodwill impairment loss of $3,348,586 from the adoption of FASB No. 142. On December 31, 2004, ACP had an accumulated deficit of approximately $9.5 million.
      Since we have historically incurred net losses, we expect this trend to continue until some indefinite date in the future. We may not become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.
      We will require additional capital in the future which may not be available. Our future capital requirements will depend on many factors, including:

•	the cost of manufacturing our products;

•	developing new markets for our products;

•	competing technological and market developments; and

•	the costs involved in filing, prosecuting and enforcing patent claims.
      In the past, the Company has met its capital needs through private placements directed toward accredited investors and advances from affiliates. As of March 31, 2005, the unaudited pro forma condensed balance sheet for Planet and ACP shows combined current assets of approximately $1.3 million and combined current liabilities of approximately $1.7 million, resulting in working capital deficit of approximately $400,000. In addition, we will need $1.5 million to complete the Merger. To fund the working capital deficit, complete the Merger and raise cash for operations, we have sold 100,000 shares at $2.50 per share to raise $250,000 since March 31, 2005, as part of a $3 million private placement and intend to sell an additional 1,100,000 shares at $2.50 per share to raise an additional $2.75 million immediately prior to the closing of the Merger. Although Planet has no written commitment from the investors, Mr. Glenn has advised Planet that two equity investment funds affiliated with Mr. Glenn are prepared to and will purchase the balance of the private placement prior to the closing of the Merger.
      The Company has received written consent from ACP and Dawson, granting the Company the right to proceed with the $3.0 million private placement.
      After completion of the $3 million private placement and the Merger, we anticipate that our existing resources combined with revenues will enable us to maintain our current and planned operations through December 31, 2005. However, changes in our plans or other events affecting our operating expenses, such as acquisition opportunities, may cause us to expend our existing resources sooner than expected.
      We may seek additional funding through private placements of stock or strategic relationships. But the uncertainty as to our future profitability may make it difficult for us to secure additional financing on acceptable terms, if we are able to secure additional financing at all. Insufficient funds may require us to delay, scale back or eliminate some or all of our activities.
      We are subject to penny stock regulations. Our common stock is not listed or qualified for listing on NASDAQ or any national securities exchange but is only sporadically traded in the over-the-counter market in the so-called OTC Bulletin Board. As a result, an investor will find it difficult to dispose of, and to obtain accurate quotations as to the value of, our common stock.
      Our common stock is classified as a penny stock by the Securities and Exchange Commission. The classification severely and adversely affects the market liquidity for our common stock. The Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedules prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth (i) the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in public offerings and secondary trading and about the commissions payable to the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in case of fraud in penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
      Any inability to adequately retain or protect our employees, customer relationships and proprietary technology could harm our ability to compete. Our future success and ability to compete depends in part upon our employees, customer relationships, proprietary technology and trademarks, which we attempt to protect with a combination of trademark and trade secret claims. These legal protections afford only limited protection. Further, despite our efforts, we may be unable to prevent third parties from soliciting our employees or customers or infringing upon or misappropriating our intellectual property. Our employees, customer relationships and intellectual property may not be adequate to provide us with a competitive advantage or to prevent competitors from entering the markets for our product and services. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, and equivalent or superior to, our products. We will monitor infringement and/or misappropriation of our proprietary rights. However, even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.
      The departure of certain key personnel could harm the financial condition of the Company. Several of our employees are intimately involved in our business and have day-to-day relationships with critical customers. Planet is not able to afford additional staff to supplement these key personnel. Competition for highly skilled business, product development, marketing and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. A failure on our part to retain the services of these key personnel could have a material adverse effect on our operating results and financial condition. We do not maintain key man life insurance on any of our employees.
      Edward J. Steube, Chief Executive Officer, is deemed to be a key employee of ACP. His departure would negatively impact the company, creating a temporary leadership and management vacuum, which would be difficult to replace on a timely basis. The company does not anticipate Mr. Steube’s departure as a result of the transaction or, independent of the transaction, as a result of any plans to leave or retire. Mr. Steube has agreed to an employment contract, which will be executed contingent upon completion of the contemplated transaction.
      W. Sanford Miller, currently President of ACP, will be leaving the company just prior to completion of the contemplated transaction under a severance agreement executed between Mr. Miller and ACP’s current stockholder. Mr. Miller is not deemed to be a key employee of ACP, which will have no ongoing financial obligation to Mr. Miller following completion of the transaction.
      If the combined company is unable to compete with its numerous competitors, then the combined company may lose market share resulting in increased losses. The combined company has many competitors with comparable characteristics and capabilities that compete for the same group of customers. Competitors are competent and experienced and, like the combined company, are continuously working to capture market share. These competitors may have greater financial, marketing and other resources. The combined company’s ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sales and marketing of their products and services.
      Any inability to retain or protect its customer relationships could harm the combined company’s ability to compete. In the normal course of events, competitors work to replace the combined company as a provider of information and products in each of the company’s delivery channels. Despite its efforts, ACP may be unable to prevent third parties from effectively soliciting its customer relationships. While the combined company is not dependent upon any one customer for a material amount of its revenues, any lost customer relationship would be marginally harmful to the company’s revenue stream until such time as replacement relationships are forthcoming.
      There are risks associated with our planned growth. We plan to grow the Company’s revenues and profits by adding to our existing customer base through internal growth and by the acquisition of other companies.
      Management believes that Planet can grow through the acquisitions of other allergy control related companies as part of a “roll-up” strategy. The acquisition of other companies is uncertain and contains a variety of business risks, including: cultural differences, the retention of key personnel, competition, protection of intellectual property, profitability, industry changes and others.
      Although we do not have an agreement to acquire any specific company at this time, other than Allergy Control Products, we intend to attempt to expand our operations through the acquisition of other companies. Acquisitions and attempted acquisitions may place a strain on our limited personnel, financial and other resources. Our ability to manage this growth, should it occur, will require expansion of our capabilities and personnel. We may not be able to find qualified personnel to fill additional positions or be able to successfully manage a larger organization.
      We have very limited assets upon which to rely for adjusting to business variations and for growing new businesses. While we are likely to look for new funding to assist in the acquisition of other profitable businesses, it is uncertain whether such funds will be available. There can be no assurance that we will be successful in raising a sufficient amount of additional capital, or if we are successful, that we will be able to raise capital on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution.
      Future sales of our common stock by existing shareholders under Rule 144 or this offering could decrease the trading price of our common stock. As of December 31, 2004, a total of approximately 1,955,397 shares of outstanding common stock were “restricted securities” and could be sold in the public markets only in compliance with rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell, in brokerage transactions, an amount not exceeding in any three-month period the greater of either (i) 1% of the issuer’s outstanding common stock or (ii) the average weekly trading volume in the securities during a period of four calendar weeks immediately preceding the sale. Persons who are not affiliated with the issuer and who have held their restricted securities for at least two years are not subject to the volume limitation. Possible or actual sales of our common stock by present shareholders under Rule 144 could have a depressive effect on the price of our common stock. We have filed a registration statement to register many of these shares, which may be sold without the above limitations when and if the registration statement becomes effective.
      In addition to the 1,955,397 shares of outstanding common stock above, AF Partners, LLC, holds a convertible subordinated promissory note in the principal amount of $252,757 at December 31, 2004 with interest at 5.5% per annum, compounded quarterly and computed on the basis of a year consisting of 360 days and four quarterly periods each consisting of 90 days. AF Partners, LLC, has the option to convert the principal and accrued interest outstanding at a price of at least $2.50 per share, at any time until the note is paid off in full. Further, LBC Capital Resources, Inc. holds a warrant to purchase up to a maximum of 50,000 shares of Company common stock. This warrant expires on November 29, 2005.

      Certain officers and directors of the Company hold options at various exercise prices, exercise dates and expiration dates that equal the right to purchase 228,653 shares of Company common stock. The shares underlying these options are in addition to the 1,955,397 shares of common stock outstanding at December 31, 2004.
      Our directors and executive officers beneficially own approximately 50% of our stock, including stock options and warrants exercisable within 60 days of January 1, 2005; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; shareholders may be unable to exercise control. As of January 1, 2005, our executive officers, directors and affiliated persons were the beneficial owners of approximately 50% of our common stock, including stock options exercisable within 60 days of January 1, 2005. As a result, our executive officers, directors and affiliate persons will have significant ability to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles or incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.
      As a result of their ownership and positions, our directors and executive officers collectively, are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.
      Absence of Dividends. We have not paid any cash dividends on our Common Stock since our inception and do not anticipate paying cash dividends in the foreseeable future.
      ACP does not possess any proprietary technology. Competitors could independently develop non-infringing technologies that are competitive with, and equivalent or superior to, ACP’s products. In addition to the negative impact such new technologies could have on ACP’s business, if infringement or misappropriation of its proprietary rights is detected, litigation to enforce such rights could cause ACP to divert financial and other resources away from its business operations.
      Insurance Reimbursement Systems. An additional risk factor is posed by insurance reimbursement systems in Europe and Canada, where pricing pressure is exerted on the company’s products due to the necessity of conforming to system-imposed price guidelines favoring lower cost products. This is not a risk in the United States, where insurance does not cover the cost of the company’s products.
      Newly Introduced Product Testing Programs. An additional risk factor is posed by newly introduced product testing programs for allergen barrier bedding products in Germany. This has caused the company’s fabric suppliers to reformulate fabric content to comply with guidelines not previously required in Germany. ACP’s current product offerings in Germany have been reformulated and are in compliance with product testing guidelines, but there can be no assurance that future new guidelines will not require additional reformulations.
PROPOSAL 1
THE MERGER
Overview
      Allergy Control Products, Inc., a Delaware corporation, (“ACP”) is engaged in the business of developing and marketing environmental controls to reduce allergen exposure. Such environmental control products include: allergen proof pillow and mattress encasings, HEPA filter air cleaners, HEPA filter vacuum cleaners, carpet treatments and respiratory products.
      On March 7, 2005, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with ACP, whereby the Company agreed, subject to shareholder approval, to merge with ACP (the “Merger”). The Agreement is the main legal document that governs the transaction and is attached to this proxy statement as Exhibit “C” with the exception of the exhibits thereto which will be provided upon request. We encourage you to read the Agreement carefully. The descriptions of the Agreement set forth below are qualified in their entirety by reference to the full text of the Agreement including all exhibits, schedules and other documents incorporated by reference thereto.
      In the Merger, the Company will issue and deliver to the sole-shareholder of ACP approximately 600,000 shares of the Company’s common stock. As a condition to, and simultaneously with, the effective time of the Merger, the Company shall cause to be paid to Jonathan T. Dawson the sum of $1,500,000 cash. The stock and cash to Dawson represents payment in full payment of all indebtedness of ACP to Mr. Dawson, its sole-shareholder and satisfies the note payable to stock holder in the amount of $4,850,000, as of March 31, 2005. The combined company will have no debt to Mr. Dawson after the Merger.
Reasons for the Merger
      In approving the Merger and in recommending that the Company’s shareholders approve the Agreement and Plan of Merger and the Merger, the Company board of directors considered a number of factors, including, without limitation, the following factors which the Company believes includes all material factors:

•	Information concerning the Company’s and ACP’s respective businesses, prospects, business plans, financial performance and condition, results of operations, technology and competitive positions;

•	The compatibility of the Company’s business with that of ACP’s business. In the past ACP like Planet has obtained additional financing from existing shareholders and debt from banks. ACP anticipates it could require up to an addition $500,000 in working capital support to cover expenses of this transaction and normal operations;

•	The due diligence investigation conducted by the Company’s management;

•	The terms of the Agreement and Plan of Merger, including price and structure, which were considered by the Company board of directors to provide a fair and equitable basis for the Merger; and

•	The current financial market conditions and historical stock market prices, volatility and trading information.
      In arriving at its determination that the Merger is in the best interest of the Company and its shareholders, the board of directors carefully considered the terms of the Agreement and Plan of Merger and the other transaction documents, as well as the potential impact of the merger on the Company. In authorizing the merger, the board of directors considered the factors set out above as well as the following factors:

•	From a business perspective, the Board considered the potential value of the ACP customer list and the ability to call those customers through Planet’s outbound telemarketing program, creating a larger pool of exiting users of allergy avoidance products that fall within an exemption from the “Do-Not-Call” list as existing customers of the combined company. In addition, when looking at the products of each company, the Board determined there would be an opportunity to sell the Allergy Free® Permanent Filters to the ACP customer base, as the Allergy Free® Permanent Filters were deemed superior to those of ACP and provide a better profit margin at sale than the current ACP product line in that area. Similarly, the Board determined there would be an opportunity to sell ACP’s bedding products to Planet’s customer base, as the Board deemed the ACP bedding products superior to those marketed by Planet.

•	A stronger and more compelling portfolio of products created by the addition of ACP’s product line, including a broader range of allergen proof pillow and mattress encasings, HEPA filter air cleaners, HEPA filter vacuum cleaners, carpet treatments and respiratory products, as a result of the Merger;

•	ACP’s expertise and experience in marketing to the medical professional;

•	ACP’s access to distribution channels not previously utilized effectively by the Company; and

•	Operational synergies expected to reduce the combined operating expenses. Although the Company’s principal executive office will remain in San Diego, California, the Company plans to consolidate operations of the Company and ACP into ACP’s operations in Ridgefield, Connecticut, under the direction of Edward J. Steube as President of the ACP subsidiary.
      The Company board of directors also considered the following potentially negative factors:

•	the risk that the potential benefits sought in the Merger might not be fully realized;

•	the dilution to the Company’s existing shareholders;

•	the potential negative effect on the Company’s stock price associated with public announcement of the proposed Merger;

•	the potential negative effect on the Company’s stock price if revenue, earnings and cash flow expectations of the Company following the Merger are not met;

•	the potential dilutive effect on the Company’s common stock price if revenue and earnings expectations for ACP’s business operations are not met;

•	the ability to successfully manage the combined operations of the Company and ACP; and

•	the other risks and uncertainties discussed under “Risk Factors.”
      In view of the variety of factors considered in connection with its evaluation of the Merger, the Company board of directors did not find it practical to, and did not quantify or otherwise attempt to, assign relative weight to the specific factors considered in reaching its conclusions. Additionally, the Company board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. After taking into account all of the factors set forth above, the members of the Company board of directors concluded that the Agreement and Plan of Merger and the related Merger were advisable and in the best interests of the Company and its shareholders and that the Company should proceed with the Merger.
Accounting Treatment of the Merger
      The transaction will be accounted for as a purchase with Planet as the accounting acquirer. At the consummation of the transaction, the purchase price will be allocated to the fair value of the assets acquired with the excess attributed to goodwill. There are no other identifiable intangible assets involved with the transaction. At this stage of the transaction, given the current nature of the assets of ACP, (i.e. accounts receivable and inventory) the book value has been assumed to equal the fair market value and the excess of the purchase price over that value has been assumed to be goodwill.
Background and Negotiations Related to the Merger
      In January and February 2004, Allergy Free, LLC (“Allergy Free,” now “Planet”) began an analysis of its competitors within the allergy avoidance industry. Allergy Free’s business purpose in analyzing its competitors and the industry as a whole, was to determine whether there existed a potential strategic combination with another company within the industry to better optimize Allergy Free’s business plan moving forward.

      This analysis included looking at companies that sold through high volume retailers such as WalMart or Home Depot, marketers who sold to retailers through television infomercials and companies focused on higher quality products selling through the medical professional.
      After performing the aforementioned industry analysis, the Company came to the conclusion that their product line did not meld with higher volume/lower quality goods. The Company had made its reputation by marketing the highest quality products in the market and an arrangement with a less efficacious product might harm the Company’s position in the market. The Company then focused on three companies in the segment of which one was ACP. One of the three was dismissed since its products were promoted over the internet and would not broaden the distribution of product line. The final two companies had product lines that were complementary to those of the Company and they sold the highest quality products available through physicians. The Company identified ACP as the strongest candidate company for a potential strategic combination and the other acquisition candidate was going through recapitalization. Earlier in 2004 Shauna Salzetti of the Company contacted Sanford Miller, Vice President of ACP, to discuss the potential for cross promotion of products between the two companies. Shortly thereafter, Scott L. Glenn, the then Manager of Allergy Free contacted Edward Steube the President of ACP to introduce the idea of a potential strategic alliance between their respective companies.
      In the middle of 2004, Mr. Glenn met with Mr. Steube at ACP’s headquarters in Ridgefield, Connecticut, to tour the ACP facilities in order to gain a greater understanding of the ACP business structure and culture and to further discussions regarding a potential strategic alliance between the companies. Key areas such as the potential to cross merchandize each others products and utilize Planet’s telemarketing services for ACP’s existing customer base were all upsides identified.
      From the initial meetings through December 2004, the Company performed various financial analyses to determine the viability of a strategic alliance with ACP and when deemed viable, the most beneficial form for the alliance. As part of this analysis the parties shared their operating components and outlined a plan for consolidation of operations into ACP’s Ridgefield, CT facility.
      In January 2005, Scott L. Glenn, in the capacity of President of Planet, began discussing the terms of an alliance with Jonathan Dawson, the sole-shareholder of ACP and an employment agreement with Edward Steube as President of ACP. Thereafter, counsel for Planet and counsel for ACP began active discussions regarding preliminary terms and conditions of the Agreement and Plan of Merger.
      In February 2005, an initial draft of the Agreement and Plan of Merger was begun.
      On January 25, 2005, at a regularly scheduled Planet Board of Directors meeting, which included all directors except Mr. Trinkle who was unable to attend due to medical reasons, Mr. Glenn reviewed the possible acquisition of ACP. During a lengthy discussion, the Board reviewed the synergies of the operations including the consolidation into the ACP facility, the complementary distribution avenues with ACP marketing to physicians while Allergy Free markets to consumers and the strengthening of the Company’s overall operations with sales in the $8-9 million range, which could lead to increased shareholder value and a stabilized share price. It was moved, seconded and approved that the Company move forward in its discussions with ACP, for stock and cash, contingent upon shareholder approval.
      On March 7, 2005, at a regularly scheduled Planet Board of Directors meeting, which included all directors except Mr. Trinkle who was unable to attend due to medical reasons, Mr. Glenn reviewed the final proposed merger agreement with ACP. The parties (ACP and Jonathan Dawson) had agreed on the general terms of $1,500,000 cash and 600,000 shares of the Company’s stock. After some discussion on the value of the stock component and the ability of the company to raise the funds required for the merger, it was noted that the stock price has varied from $.60 to $4.00 per share and that this transaction was acceptable within this range. Regarding the ability to raise the funds, the Board recognized this as a risk and agreed to continue the existing private placement on the same terms of $2.50 per share for amount up to an additional $3 million dollars to cover the cost of the acquisition, its associated costs and any upcoming deficits in working capital. The Board gave its unanimous approval for Mr. Glenn to sign the merger agreement with ACP. Subsequent to the Board meeting, the Agreement and Plan of Merger and related documents were executed and delivered. In a separate document the Board, through unanimous consent, approved the extension of the financing.
      On March 10, 2005, ACP and the Company issued a public announcement of the Merger.
Federal or State Regulatory Approval Requirements.
      None required.
No Fairness Opinion
      The Company has not obtained the opinion of any financial advisor or other third party as to the fairness of the Merger to the shareholders of the Company from a financial point of view, or as to any other matters. The Company estimates the cost of a fairness opinion would be at least $50,000 and could take four to six weeks to obtain. The Board of Directors of the Company did not believe that obtaining such an opinion would be an appropriate use of corporate funds, considering the limited financial resources of the Company. Nevertheless, the Board of Directors of the Company believes that the Merger is in the best interests of the shareholders of the Company.
      Because of the absence of a fairness opinion, there will be no independent assurance from an expert that the consummation of the Acquisition is fair from a financial point of view to the shareholders of the Company.
Completion of the Merger
      The Company and ACP are working toward completing the Merger as quickly as possible. The Company and ACP intend to complete the Merger promptly after the shareholders of the Company approve the Merger at the annual shareholders meeting. The Company and ACP expect to complete the Merger in the second quarter of 2005.
      The obligations of the Company and ACP to complete the Merger are subject to the satisfaction or waiver of several closing conditions, including, in addition to other customary closing conditions, the following:

•	The Company’s shareholders and ACP’s shareholder must have approved and adopted the Agreement and Plan of Merger and the related Merger.

•	No injunction or other order shall have been issued to prohibit consummation of the Merger.

•	The representations and warranties of the Company and ACP shall be true and correct as of the date of the Agreement and Plan of Merger and the Effective Time of the Merger.

•	The Company and ACP shall have performed all obligations required to be performed under the Agreement and Plan of Merger.

•	The Company shall have retained Edward Steube as President and Chief Executive Officer of ACP, as a subsidiary of the Company.

•	The Company shall have caused to be paid to Jonathan T. Dawson cash in the amount of $1,500,000 in full repayment of all obligations of ACP to Mr. Dawson. These obligations represent cash loans made by Mr. Dawson to ACP in the total amount of $4,850,000, as of March 31, 2005. No debt will be outstanding to Mr. Dawson after issuance of the 600,000 shares and the $1,500,000 cash to Mr. Dawson.
Termination prior to completion of Merger
      The Agreement and Plan of Merger may be terminated before the Merger is completed:

•	by mutual written consent;

•	by either party, if the Acquisition has not been completed by September 30, 2005 through no fault of the terminating party;

•	by the Company, if ACP has entered into discussions or has received a proposal regarding a merger, reorganization, share exchange, consolidation or similar transaction involving ACP, or any purchase of all or substantially all of the assets of ACP or more than 10% of the outstanding equity securities of ACP, and continue said discussions with any third party for more than 15 Business Days after receipt of the proposal or beginning discussions; and

•	by either party, if there has been a material breach by the other party of any representation, warranty, covenant or agreement in the Acquisition, and the breach has not been cured within 30 days after written notice (except that no cure period shall be required for a breach which cannot be amended within 30 days).
Termination Fees
      The Company or ACP may be required to pay a termination fee to the other party as follows:

•	If ACP terminates the Agreement because:

•	The Company has breached a representation or warranty of the Company as provided in the Agreement, the Company shall pay to ACP $150,000 as a termination fee; or

•	ACP accepts an acquisition or other similar proposal from a third party, then ACP must pay to the Company $150,000 as a termination fee.
Dissenters’ Rights
      If the Merger is approved by the required vote of the Company’s shareholders and is not abandoned or terminated, holders of the Company’s common stock who did not vote in favor of the Merger and who notify the Company in writing of their intent to demand payment of their shares if the Merger is consummated, may, by complying with Sections 1300 through 1312 of the California Corporations Code, a copy of which is attached hereto as Exhibit “D,” be entitled to dissenters’ rights as described therein. The Company’s shareholders must notify the Company of their intent to dissent and submit to the Company at its principal office the shareholder’s certificates representing any shares which the shareholder demands that the Company purchase, to be stamped or endorsed with a statement that the share are dissenting shares, or if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the Company purchase, within 30 days of the date that the notice of approval of the Merger is mailed to all the Company’s shareholders who did not vote in favor of the Merger. The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the Company purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. If the Company denies that the shares are dissenting shares, or the Company and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding the purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 of the California Corporations Code was mailed to the shareholder, but not thereafter, may file a complaint in Superior Court in the County of San Diego, State of California.
      Under California law, a shareholder’s failure to vote against a proposal does not constitute a waiver of appraisal rights.
Third Party Agreements
      No third party has indicated its intention to terminate its agreement with either Planet or ACP or to defer or delay a decision affecting its agreement with either company in response to the contemplated Merger. Further, the Merger will not trigger any change of control or similar provisions in contracts of either company that would result in a material effect on the combined company.

THE AGREEMENT AND PLAN OF MERGER
      The following is a brief summary of all of the material terms of the Agreement and Plan of Merger. This summary is qualified in its entirety by reference to the text of the Agreement and Plan of Merger, which is attached as Exhibit “C” to this proxy statement. The exhibits to the Agreement and Plan of Merger are not attached hereto, but are available for review upon request.
Representations and Warranties
      ACP made representations, and warranties to the Company relating to:

•	ACP is duly organized, validly existing and in good standing under the laws of the State of Delaware and all other states and foreign jurisdictions in which it conducts its business;

•	There are 2,000 shares of ACP common stock currently outstanding;

•	ACP has no subsidiaries;

•	ACP has the corporate power to carry on its business as it is now being conducted and to own all of its assets and properties;

•	ACP has the corporate authority to enter into the Agreement and Plan of Merger, enforceability of the Agreement and Plan of Merger, and the ACP board of directors has determined it is in the best interest of ACP and its shareholders to enter into the Agreement and Plan of Merger and recommend shareholder approval to complete the Merger;

•	There are no consents or approvals of, or waivers by, or filings or registrations with any governmental authority or with any third party required to be made or obtained by ACP in connection with the Agreement and Plan of Merger;

•	ACP financial reports are in accordance with GAAP and there are no undisclosed liabilities;

•	No litigation, claim or other proceeding before any court or governmental agency is pending against ACP;

•	ACP is in substantial compliance with all applicable state, federal, local and foreign statutes, laws and regulations;

•	ACP is not in default under any contract or other commitment;

•	ACP is neither a party to nor bound by any collective bargaining agreement, or other agreement, with a labor union or labor organization;

•	ACP has complied at all times with applicable environmental laws and regulations;

•	ACP tax returns have been, or will be, filed in a timely manner;

•	ACP books and records have been fully, properly and accurately maintained in all material respects;

•	ACP is insured with reputable insurers against such risks and in such amounts as the management of ACP reasonably has determined to be prudent in accordance with industry practices;

•	None of the premises or properties of ACP is subject to any current or potential interests of third parties or other restrictions that would impair or be inconsistent in any material respect with the current use of such property by ACP;

•	Each of the leases in ACP’s name are valid and existing in full force and effect; and

•	ACP has good title to its properties and assets.
      The Company made representations and warranties to ACP relating to, among other things:

•	The Company is duly organized, validly existing and in good standing under the laws of the State of California and all other states and foreign jurisdictions in which it conducts its business;

•	The Company has the corporate authority to enter into the Agreement and Plan of Merger, enforceability of the Agreement and Plan of Merger, and the Company Board of Directors has determined it is in the best interest of the Company and its shareholders to enter into the Agreement and Plan of Merger and recommend shareholder approval to complete the Merger;

•	The Company common stock to be issued pursuant to the Merger, when issued in accordance with the terms of the Agreement and Plan of Merger, will be duly authorized, validly issued, fully paid and non-assessable and the issuance thereof is not subject to any preemptive right;

•	Company has no subsidiaries;

•	Company has the corporate power to carry on its business as it is now being conducted and to own all of its assets and properties;

•	There are no consents or approvals of, or waivers by, or filings or registrations with any governmental authority or with any third party required to be made or obtained by the Company in connection with the Agreement and Plan of Merger;

•	Company Financial reports and SEC documents have been, or will be, filed in a timely manner and comply in all material respects necessary to make the statements therein;

•	Except as disclosed in previous SEC filings, no event has occurred reasonably likely to have a material adverse effect with respect to the Company;

•	No litigation, claim or other proceeding before any court or governmental agency is pending against the Company;

•	The Company has complied at all times with applicable environmental laws and regulations; and

•	The Company is insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices.
Registration Statement.
      The Company has agreed, no later than sixty (60) days after the effective date of the Merger, to file a registration statement on Form SB-2 or other applicable form with the SEC to register the resale of shares of Company common stock issued to Mr. Dawson in connection with the Merger.
Competition and Non-Disclosure
      The Agreement and Plan of Merger contains provisions prohibiting ACP and certain shareholders, officers and directors of ACP from engaging in business competitive with the business of ACP or the Company, disclosing information related to the business of ACP or the Company other than to the Company, soliciting ACP or Company customers or suppliers with respect to products presently used by ACP or the Company or to induce an employee to leave his or her employment with the Company. This agreement against competition and disclosure ends on December 31, 2007.
Additional Agreements
      None.
Employment Agreements
      The Company has agreed, following the Merger, to retain Edward J. Steube (who is currently the President of ACP) as the President/ CEO of the Company’s ACP subsidiary on the terms and conditions set forth in the Form of Employment Agreement attached as Exhibit “B” to the Agreement and Plan of Merger. Edward J. Steube would be paid an initial annual base salary of $200,000 and would be eligible for annual salary increases. Edward J. Steube would be eligible to earn a discretionary annual performance bonus at the discretion of the Company’s Board. In addition, Edward J. Steube would, subject to Board approval, be granted a stock option under the terms of the Company’s 2000 Stock Incentive Plan to purchase an amount of Company common stock equal to 3% of the then outstanding shares of Company common stock, but not less than 100,000 shares. ACP has verbally represented to the Company that concurrently with or immediately prior to the closing the employment of one officer of ACP will be terminated and the officer paid termination compensation of $500,000, which will be funded by a $500,000 contribution of capital to ACP by its sole shareholder.
MANAGEMENT’S DISCUSSION OF THE COMPANY
Description of the Company’s Business

General
      On November 30, 2004, the Company acquired the business of Allergy Free, LLC, and is now engaged in the business of designing, manufacturing, selling, and distributing common products for use by allergy sensitive persons, including, without limitation, air filters, bedding, room air cleaners, and related allergen avoidance products. Allergy Free acquired its business on or about November 3, 2000, when it acquired substantially all of the assets and business of Allergy Free, L.P., a Delaware limited partnership. The business strategy is primarily based upon the marketing and selling of a complete range of branded, allergen avoidance products to its database of customers who have purchased the Allergy-Free® Electrostatic Filter. Promotion is executed primarily through direct telemarketing, supplemented with direct mail, radio, and Internet advertising. In addition, we will continue to pursue co-marketing opportunities with appropriate partners in order to increase consumer awareness and expand our customer base. We will market our products under the Allergy Free® trade name. In conjunction with these activities, the Company operates an e-commerce website for the sale of Allergy-Free® products at www.800allergy.com.
      The allergy avoidance product industry provides products and information that help people suffering from allergies or asthma to reduce the level of exposure to allergens in their environment. Market categories include: air filtration products, mold and mildew products, and products to avoid exposure to dust mites and other allergens. Market distribution channels include: direct to consumer sales, physician directed sales, the Internet, and retail. Competitors include National Allergy Supply, Mission Allergy, Allergy Control Products, Allergy Buyers Club, 3M and Sharper Image.
      The Company’s business, products, and properties are more fully described in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 attached hereto as Exhibit “B.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
      The Company’s Common Stock trades on the OTC.BB under the symbol “PLNT.OB.” The following table sets forth the high and low sales prices of the Company’s Common Stock for the period from January 1, 2003 through March 31, 2005 as furnished by the OTC.BB. These prices reflect prices between dealers without retail markups, markdowns or commissions, and may not necessarily represent actual transactions. These prices also reflect the reverse stock split effective December 6, 2004:

	Trade Prices

	High	Low

Fiscal year ended December 31, 2003
First Quarter	$4.00	$0.50
Second Quarter	5.00	2.50
Third Quarter	3.00	2.50
Fourth Quarter	3.50	1.50
Fiscal year ended December 31, 2004
First Quarter	12.50	1.75
Second Quarter	10.50	3.00
Third Quarter	3.50	2.50
Fourth Quarter	3.50	0.70
2005
First Quarter	3.00	0.70
      On April 12, 2005, the last reported sale price of the Company’s Common Stock on the Over-the-Counter Bulletin Board was $1.25 per share. As of March 11, 2005, there were approximately 194 holders of record of the Company’s Common Stock with 2,180,368 shares outstanding. The market price of shares of Common Stock, like that of the common stock of many other emerging growth companies, has been and is likely to continue to be highly volatile.
      The Company has never declared or paid a cash dividend. The Company has not paid and does not intend to pay any Common Stock dividends to Common Stock shareholders in the foreseeable future and intends to retain any future earnings to fund the Company’s operations. Any payment of dividends in the future will depend upon the Company’s earnings, capital requirements, financial condition and such other factors as the Board of Directors may deem relevant.
REVENUE RECOGNITION
      Planet offers its customers a 30-day money back guarantee and is currently experiencing a return rate of less than 1% on that guarantee. During 2004 and 2003, Planet’s return rate was slightly higher, but still considered immaterial. Planet analyzes its return provision periodically. In addition, the Company offers 3 to 10 year warranties for manufacturing defects on its permanent and flexible filter products. A provision for potential warranty claims is provided for at the time of sale, based upon warranty terms and the Company’s prior experience.
Recent Sales of Unregistered Securities
      During the period from January 1, 2005, through May 31, 2005, the Company entered into subscription agreements with investors for the sale of an aggregate of 212,000 shares of Company common stock at $2.50 a share. The net proceeds received by the company for the period January 1, 2005 through March 31, 2005, totaled $530,000. The Company relied upon an exemption from registration pursuant to Section 4(2) of, and Regulation D, promulgated under, the Securities Act. All of the aforementioned transactions occurred without any general solicitation or advertising, were offered only to a limited group of accredited investors and all of the investors are accredited investors as defined in Rule 501 of the Securities Act.

      On November 30, 2004, the Company issued 1,655,670 shares of common stock to AF Partners, LLC, and certain former members of AF Partners as consideration for the assets of Allergy Free, LLC, valued at $2.50 per share. The Company relied on Section 4(2) of and Regulation D, promulgated under, the Securities Act, as a basis of exemption from registration. All of the investors are accredited investors as defined in Rule 501 of the Securities Act with a close prior business or personal relationship with Mr. Glenn.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      Please see the Company’s Form 10-KSB, which was filed with the SEC on March 31, 2005, and the Company’s Form 10-QSB, which was filed with the SEC on May 16, 2005, copies of which are attached hereto as Exhibit “B” and “B-1,” for the Company’s management’s discussion and analysis of financial condition and results of operation.
FINANCIAL STATEMENTS
      Please see the Company’s Form 10-KSB, which was filed with the SEC on March 31, 2005, and the Company’s Form 10-QSB, which was filed with the SEC on May 16, 2005, copies of which are attached hereto as Exhibit “B” and “B-1,” for our financial statements.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURES
      None
ACP’S BUSINESS
Description of ACP’s Business

General
      Allergy Control Products, Inc. (“ACP”) is a supplier of indoor allergen avoidance products. ACP’s core business strategy is to supply a complete range of high quality products to physician’s patients who are allergy sufferers, as well as to previous customers. Promotion is executed through (a) distribution of catalogs to physicians’ offices, for subsequent re-distribution to patients, (b) distribution of catalogs directly to previous customers and (c) selective e-commerce marketing initiatives. Customer transactions are primarily handled through ACP’s in-bound call center and its website. In addition to this core business strategy, ACP also sells selective products on a wholesale basis to domestic retailers as well as to international distributors.
      Products include ACP’s own Allergy Control® branded bedding products, which are effective barriers to the transmission of dust mite allergen and pet dander. ACP also markets other bedding products, carpet cleaning and laundry products, vacuums, air cleaners and air filters, sinus and breathing aids, respiratory products, dehumidifiers, mold prevention and house cleaning products, pet allergy products and certain allergy-related skin and hair care products.
      Market distribution channels (non-wholesale) for allergen avoidance products include: physician-directed sales, direct to consumer sales, the Internet and retail. In the physician-directed sales segment, ACP’s primary competitors are National Allergy Supply, Asthma and Allergies Technology, Allergy Solutions and Mission Allergy.

Seasonality of ACP’s Business, Competitive Conditions, Regulatory Environment.
      ACP’s domestic retail business, which in 2004 accounted for approximately eighty-one percent (81%) of total gross sales, is seasonal. For example, in 2004, the quarterly sales pattern, stated as a percent of total annual sales, was as follows: Q1=27.7%; Q2=22.5%; Q3=23.7%; Q4=26.1%. This quarterly pattern is typical of seasonality experienced in previous years.
      ACP is a leading factor in the physician-directed sales segment. Its competitors include National Allergy Supply, Asthma and Allergies Technology, Allergy Solutions and Mission Allergy. While certain competitors compete primarily on a discount pricing basis, ACP strives to compete on a quality and service basis. ACP’s catalog offers information and products, which are among the highest quality available. ACP also supplies and communicates with its physician office relationships at the highest level of service available.
      ACP is not subject to regulatory authorities governing the approval or sale of its products.

Products and Technologies
      ACP offers the following allergen barrier bedding products under its own Allergy Control® brand. All of these products are contract manufactured to ACP’s specifications for optimal quality and reliability.

•	Encasings: ACP offers three encasing product lines, each with distinct levels of allergen barrier effectiveness, comfort, durability and price. It’s Pristine® Complete and Pristine® Relief encasings use micro-fiber fabrics. ACP’s Economy encasings use laminated fabrics.

•	Blankets: ACP offers Snuggable® blankets, which are made from a top quality 300-weight Polartec® fleece, which has a high level of softness and warmth without extra weight. Allergy sufferers benefit from their use specifically because the blankets hold up exceptionally well through repeated hot water washing, which is the recommended process to eliminate allergens.

•	Comforters: As with it’s Pristine® Complete encasings, ACP’s comforters are manufactured with the most advanced Pristine® encasing fabric. It delivers complete dust mite and pet allergen protection, is luxuriously soft and breathable like fine cotton linens and also includes an anti-microbial treatment. The comforters are available in both light and heavier weights.

•	Pillows: ACP offers two Allergy Control®l Pristine® Deluxe pillow styles — a contour neck style and a gusseted style. As in the case of ACP’s branded comforters, allergy sufferers who use these branded pillows do not require encasings, since the product itself is manufactured with highly effective and comfortable allergen barrier fabric.
      In addition to Allergy Control® branded bedding products, ACP offers a comprehensive list of other products for allergy sufferers. The following includes some of the important brand offerings per category in ACP’s current product mix:

•	Bedding: Comforel® mattress cushions, Wamsutta® sheets and pillowcases.

•	Carpets and Laundry: Allersearch®, Capture®, DustMite®, Bissell® and De-mite® branded products.

•	Vacuums: A variety of Miele® vacuums, at differing price points.

•	Air Cleaners: Austin Air®, Blueair®, Honeywell® and Whirlpool® brands.

•	Air Filters: 3M®, Allergy Pro® and Allergy Zone® brands.

•	Respiratory (Nebulizers and Compressors): Omron® and Pari® brands.

Product Registrations
      ACP does not directly manufacture any product requiring EPA or FDA registration.

Licensed Technology and Intellectual Property
      ACP does not directly license technology associated with its products. ACP does have an agreement with Precision Fabrics Group, Inc (PFG), whereby PFG exclusively provides to ACP its highest quality micro-woven fabric. This agreement was originated in 1998 and was amended in 2004, extending its term until December 31, 2008.

Research and Development
      ACP is not actively developing new products, although ACP has historically worked with various third parties to develop new bedding products and product line extensions.

Customers of ACP
      The primary customer for ACP’s products is the consumer who is an allergy sufferer. In addition, a limited number of domestic retailers purchase ACP’s products for resale to the public. A limited number of international distributors also purchase certain products for resale to various parties located within their respective countries and/or market territories.
      Physician offices are an important intermediary between ACP and the consumer. ACP receives customer orders from patients of more than 5,000 identified physicians. ACP has no distribution agreements with its referring physicians.
      ACP’s sales are primarily retail sales. In 2004, ACP’s delivery channels accounted for the following percentage of total sales: Domestic Retail = 81%; International Wholesale = 10%; Domestic Wholesale = 9%.
      ACP has no customer generating 10% or more of its revenues. ACP has no physicians generating a materially significant portion of its customers.

Suppliers of ACP
      In addition to the already indicated branded product suppliers, ACP purchases raw materials for use in manufactured bedding products from two sources:

•	Precision Fabrics Group (micro-woven allergen barrier fabric)

•	Shawmut Mills (laminated allergen barrier fabric)
      ACP has no written supply agreements with Shawmut Mills. ACP has no written supply agreements with Precision Fabrics Group, with the exception of its exclusivity agreement on the fabric referred to as Pristine 100. ACP’s exclusive use of this fabric is contingent upon ACP purchasing a minimum average monthly yardage of the fabric. ACP has exceeded this minimum over the 12-month period ending March 31, 2005.
      Critical materials generally are obtainable from alternative vendors. The primary material used is fabric. Alternative fabrics are available from vendors other than either Shawmut Mills or Precision Fabrics. None of the key raw materials used by ACP are inherently scarce.
      ACP does not engage in manufacturing activity. Raw materials for bedding products are purchased, delivered to contract manufacturers, who in turn generate finished products according to ACP’s specifications.

Sales and Marketing
      ACP employs staff to manage and perform marketing, sales and customer service functions. Currently, ACP actively markets through its physician and customer catalogs, as well as on the Internet.

Employees of ACP
      As of March 31, 2005, ACP employed 10 full-time and 23 part-time employees.
      As of March 31, 2005, ACP’s employee head count, including both part-time and full-time, consists of the following, broken down by functional categories:

Physician Sales/ Service	3
Executive/ Administrative	5
Shipping/ Receiving/ Warehouse	5
Call Center/ Customer Service	12
Wholesale (Int’l and Domestic)	2
Operations/ IT	3
Marketing	1
Purchasing	2
TOTAL	33

Properties
      The executive offices and warehouse of ACP are located in approximately 13,317 square feet of leased space at 96 Danbury Road, Ridgefield, CT 06877, subject to a lease, which terminates September 30, 2007.

Legal Proceedings
None
ACP’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      ACP’s management’s discussion and analysis of financial condition and results of operations contain forward-looking statements, which involve risks and uncertainties. ACP’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the section entitled “Risk Factors” of this proxy statement.
Overview
      The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. ACP evaluates its estimates and assumptions on an on-going basis. These estimates are based on historical experience and on assumptions that ACP believes to be reasonable under the circumstances. ACP’s experience and assumptions form the basis for its judgments about the carrying value of its assets and liabilities that are not readily apparent from other sources. Actual results may vary from what ACP anticipates and different assumptions or estimates about the future could change ACP’s reported results. ACP believes the following accounting policies are most critical to it, in that they are important to the portrayal of it’s financial statements and they require ACP’s most difficult, subjective or complex judgments in the preparation of its financial statements.
Revenue Recognition
      ACP recognizes revenue when its products are shipped.
      Returns are recognized upon receipt of the products. A provision for warranty costs has not been accrued because, in the opinion of management, warranty costs are not subject to reasonable estimation. Management believes the effects of the foregoing are not material to the financial statements taken as a whole.

      ACP accepts return of products sold if they are returned in salable condition within 30 days, and if defective for the warrantee period of between 90 days and lifetime. Approximately 81% of ACP’s sales are domestic retail sales.
      ACP historically has accounted for returns upon receipt of products. For the year ended December 31, 2004 and 2003, the total cost of product returns from sales in prior years equaled approximately $24,000 and $28,000 respectively. These amounts include both warrantee claims and return of salable items for credit, but these amounts are not segregated. Accrual of potential returns for credit and warrantee claims was judged immaterial.
      Net sales are shown after adjustments for returns and credit card commissions. For the year ended December 31, 2004 and 2003, adjustments for returns totaled approximately $255,000 and $238,000 respectively. Adjustments for credit card commissions totaled approximately $168,000 and $165,000 respectively.
Impairment of Long-Lived Assets
      In assessing the recoverability of its long-lived assets, ACP must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, ACP may be required to record impairment charges for these assets.
Statement of Operations Data
      The following tables set forth certain items in ACP’s Statements of Operations for the periods indicated.
Years Ended December 31, 2004 and 2003

	2004	2003	Change	%

Sales	$7,714,653	$8,266,863	$(552,210)	(6.7)%
Cost of Sales	$4,581,795	$5,232,904	$(651,109)	(12.4)%
Gross Profit	$3,132,858	$3,033,959	$98,899	3.3%
Operating Expenses	$3,439,875	$3,772,358	$(332,483)	(8.8)%
Loss from Operations	$(307,017)	$(738,399)	$(431,382)	(58.4)%
Other Income (Expense)	$(10,916)	$(25,742)	$(14,826)	(57.6)%
Net Loss	$(317,933)	$(764,141)	$(446,208)	(58.4)%
      Net Sales decreased 6.7% from $8,266,863 for the twelve months ended December 31, 2003, to $7,714,653 for the twelve months ended December 31, 2004. This was primarily due to a decline in sales to international distributors, which was caused by several factors. First, the European economies were relatively weak, particularly in Germany which is the market served by ACP’s largest international distributor. Second, competition and insurance reimbursement systems generally continued to put pressure on pricing for allergen barrier bedding products. And third, newly introduced consumer product testing programs in Germany temporarily put ACP’s products at a competitive disadvantage.
      Gross Profit increased 3.3% from $3,033,959 for the twelve months ended December 31, 2003, to $3,132,858 for the twelve months ended December 31, 2004. The net impact of price increases and order discounts implemented during the year contributed to gross margin improvement on catalog and web site customer purchases. Primary raw material cost reductions lowered the cost of goods sold on manufactured bedding products. And overall margins benefited from the fact that lower margin international sales accounted for a smaller percentage of total sales.
      Selling and General and Administrative Expenses decreased 8.8% from $3,772,358 for the twelve months ended December 31, 2003 to $3,439,875 for the twelve months ended December 31, 2004. Selling Expense declined $132,786, or 12.2%. In 2003, ACP implemented an aggressive new physician marketing program, which included substantial catalog re-design expense, as well as increased catalog distribution to prospective referring physicians. In 2004, the company re-focused physician marketing on referring physicians, resulting in reduced catalog distribution expense. General and Administrative Expense declined $199,697, or 7.4%. Of note was lower expense associated with computer leasing, due to completion of the original lease period on the company’s integrated operating system installed in 2001.
RESULT OF OPERATIONS FOR FIRST QUARTER, 2005
      The net loss for the three months ended March 31, 2005, was $82,961 compared to a net loss of $57,565 for the three-month period ending March 31, 2004.
      The Company’s net sales decreased by $78,146, from $2,236,101 for the three months ended March 31, 2004, to $2,157,955 for the same period in 2005. This decrease was due to a decline in domestic wholesale sales. A major contributing factor to the decline in domestic wholesale sales was the completion in 2004 of a non-recurring, co-promotional contract with a major pharmaceutical company.
      Cost of sales decreased to $1,296,463 for the three months ended March 31, 2005, from $1,392,202 for the same period in 2004, despite the decline in sales. Overall gross margin, as a percentage of net sales, increased positively period over period, from 37.7% for the three months ended March 31, 2004 to 39.9% for the three months ended March 31, 2005. This positive increase in gross margin is primarily due to increased product prices, which were introduced beginning in late 2004, as well as to selective raw material cost reductions on manufactured bedding products.
      Total operating expenses increased by $47,625 to $944,915 for the three months ended March 31, 2005, from $897,290 for the three months ended March 31, 2004. This increase was primarily due to audit-related accounting expense which was incurred in the three-month period ending March 31, 2005, but was not incurred during the same period in 2004.
      Other income (expense) was immaterial in both periods. There was other income of $462 for the three months ended March 31, 2005 compared to other expense of $4,174 for the three months ended March 31, 2004.
Off Balance Sheet Arrangements
      None.
Liquidity and Capital Resources
      Cash totaled $78,107 at December 31, 2004, compared to $165,714 at December 31, 2003. Net cash used by operating activities was $25,966 during 2004. During the fourth quarter of 2004, ACP made a payment of short-term borrowings totaling $250,000. Of this amount, $50,000 was provided out of ACP’s working capital and $200,000 was provided out of proceeds of borrowings from the stockholder.
      Inventories at December 31, 2004 decreased by a net amount of $104,712 or 14.5% to $616,471 compared to $721,183 at December 31, 2003. The net inventory decrease reflects management’s adjustment of ordering levels to increase inventory turn rates during the year.
      As indicated in the financial statements of ACP included as Exhibit A to this proxy, ACP has incurred losses of $317,933 and $764,141 during the years ended December 31, 2004 and 2003, respectively, resulting in an accumulated deficit of $9,473,103 and stockholders’ deficit of $4,848,103 at December 31, 2004. In addition, at December 31, 2004, current liabilities exceeded current assets by $4,997,500.
      Cash and cash equivalents totaled $79,753 at March 31, 2005. The Company used $384,881 for its operations during the quarter. Reflecting all operating, investing and financing activities, net cash increased by $1,646 during the quarter.
      Both inventory levels and accounts payable increased modestly during the quarter. These increases partially reflect somewhat higher than normal fabric purchases, due to the availability of price discounts.

      These factors, among others, raise substantial doubt as to the Company’s ability to continue as a going concern. Management has determined that additional outside financing or a merger with a synergistic partner would be beneficial in alleviating this going concern problem. However, it cannot assure that sufficient financing on acceptable terms will be available. With the merger of ACP and Planet, the combined Company will strive to grow its operations, combine those operations into ACP’s Ridgefield, Connecticut facility and develop new markets for Planet’s and ACP’s products. In addition, the combined Company may also seek additional outside financing. These combined efforts are intended to create a profitable Company with increased liquidity and capital resources to grow the business and remain a going concern. If the Company cannot successfully integrate the two businesses and obtain sufficient financing, the Company may not realize the expected benefits of the merger and eliminate going concern issue for the Company.
Recent Accounting Pronouncements
      In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period charges. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a significant impact on the Company’s financial position or results of operations.
CONTROLS AND PROCEDURES
ACP’s management, with the participation of ACP’s Chief Executive Officer, has evaluated the effectiveness of the ACP’s disclosure controls and procedures as of March 31, 2005. Based on this evaluation, ACP’s Chief Executive Officer concluded that the ACP’s disclosure controls and procedures are effective for gathering, analyzing and disclosing the information ACP is providing in this report.
During the three months ended March 31, 2005, there were no significant changes in ACP’s internal control over financial reporting that materially affected, or are reasonably likely to materially affect, ACP’s internal control over financial reporting.
THE COMPANY’S UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
      On March 10, 2005, Planet Technologies, Inc. (“Planet”) and Allergy Control Products, Inc. (“ACP”) announced that on March 7, 2005, they had entered into an Agreement and Plan of Merger (“Agreement”) in which ACP will merge with and become a subsidiary of Planet and for which Planet will issue and deliver to the sole-stockholder of ACP approximately 600,000 shares of Planet common stock (or 300 shares of Planet common stock for each one share of ACP common stock outstanding). As a result, after the closing of the Agreement, the sole-shareholder of ACP will own approximately 21% of the voting shares of Planet. As a condition to and simultaneously with the effective time of the Merger, Planet shall cause to be paid to Jonathan T. Dawson the sum of $1,500,000 cash in full payment of all indebtedness of ACP to Mr. Dawson, its sole-shareholder. Immediately prior to the merger, Mr. Dawson has advised the Company that he plans to make a $500,000 capital contribution to ACP, which funds will be used to pay termination compensation to an officer of ACP whose employment will be terminated on or prior to the effective time of the merger. The Company will seek additional funding through the private placement of Planet shares in order to satisfy the $1,500,000 payable to Mr. Dawson. Mr. Glenn has advised the Company that should there be a shortfall between the amount raised in the private placement from third parties and the monies due Mr. Dawson, he, or an affiliate of Mr. Glenn, will acquire additional shares of Planet through the private placement sufficient to complete the transaction.
      The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of ACP and the historical balance sheet of Planet, giving effect to the Merger as if it had been consummated on March 31, 2005. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2005 and year ended December 31, 2004 combine the historical statements of operations of Planet and ACP giving effect to the Merger as if it had been consummated on January 1, 2004.
      You should read this information in conjunction with:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	separate historical financial statements of ACP as of and for the years ended December 31, 2004 and 2003, included as an Exhibit to this document;

•	separate historical financial statements of Planet as of and for the years ended December 31, 2004 and 2003, included as an Exhibit to this document;

•	separate historical condensed financial statements of ACP as of and for the three months ended March 31, 2005, included as an Exhibit to this document; and

•	separate historical condensed financial statements of Planet as of and for the three months ended March 31, 2005, included as an Exhibit to this document.
      The pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the actual adjustments included in our historical financial statements issued after the completion of the merger could vary from the adjustments included in this Unaudited Pro Forma Condensed Combined Financial Information.
      We present the Unaudited Pro Forma Condensed Combined Financial Information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the Merger on March 31, 2005 or January 1, 2004. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project future financial position or operating results of the combined company.

PLANET TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2005

	Planet	Allergy
	Technologies,	Control	Pro Forma		Pro Forma
	Inc.	Products, Inc.	Adjustments		Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$128,806	$79,753	$1,500,000	b	$208,559
Accounts receivable, less allowance for doubtful accounts of $5,500	5,514	209,144	(1,500,000	)c	214,658
Inventories	19,798	712,053			731,851
Other current assets	34,822	139,761			174,583

Total current assets	188,940	1,140,711	—		1,329,651
Property, equipment and leasehold improvements, net	85,129	157,741			242,870
Goodwill			2,487,191	d	2,487,191

Totals	$274,069	$1,298,452	$2,487,191		$4,059,712

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Current portion of convertible notes payable to shareholder	$136,332	$4,850,000	$(4,850,000	)c	$136,332
Advance from related party	85,000				85,000
Accounts payable	71,898	826,363	100,000	d	998,261
Accounts payable, related party					—
Accrued expenses	361,024	134,384			495,408
Current portion of long-term debt	—	3,826			3,826
Current portion of obligations under capital lease	—	3,761			3,761
Interest payable	1,749				1,749

Total current liabilities	656,003	5,818,334	(4,750,000)		1,724,337
Convertible notes payable to shareholder, net of current portion	83,495				83,495
Long-term debt, net of current portion		14,388			14,388
Obligations under capital lease, net of current portion		2,921			2,921

Total liabilities	739,498	5,835,643	(4,750,000)		1,825,141

Shareholders’ equity (deficiency):
Preferred stock	—	—			—
Series A convertible preferred stock	—	—			—
Common stock	3,478,296	4,000,000	1,500,000	b	6,178,296
			(4,000,000	)d
			1,200,000	d
Contributed capital		1,018,873	500,000	a
			3,350,000	c
			(4,868,873	)d
Accumulated deficit	(3,943,725)	(9,556,064)	(500,000	)a	(3,943,725)
			10,056,064	d

Total shareholders’ equity (deficiency)	(465,429)	(4,537,191)	7,237,191		2,234,571

Totals	$274,069	$1,298,452	$2,487,191		$4,059,712

See accompanying notes to unaudited pro forma condensed combined financial statements.

PLANET TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2005

	Planet	Allergy
	Technologies,	Control	Pro Forma	Pro Forma
	Inc.	Products, Inc.	Adjustments	Consolidated

Net sales	$221,526	$2,157,955	$—	$2,379,481
Cost of sales	75,505	1,296,463	—	1,371,968

Gross profit	146,021	861,492	—	1,007,513

Operating expenses:
Selling	161,194	251,416	—	412,610
General and administrative	218,985	693,499	—	912,484

Total operating expenses	380,179	944,915	—	1,325,094

Loss from operations	(234,158)	(83,423)	—	(317,581)
Other income (expenses), net	(6,871)	462	—	(6,409)

Net loss	$(241,029)	$(82,961)	$—	$(323,990)

Net loss per share, basic and diluted	$(0.11)			$(0.11)

Weighted averages shares outstanding — basic and diluted	2,159,961			2,819,961

See accompanying notes to unaudited pro forma condensed combined financial statements.

PLANET TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Twelve Months Ended December 31, 2004

	Planet	Allergy
	Technologies,	Control	Pro Forma	Pro Forma
	Inc.	Products, Inc.	Adjustments	Consolidated

Net sales	$1,180,382	$7,714,653	$—	$8,895,035
Cost of sales	407,811	4,581,795	—	4,989,606

Gross profit	772,571	3,132,858	—	3,905,429

Operating expenses:			—
Selling	597,575	947,792	—	1,545,367
General and administrative	689,109	2,492,083	—	3,181,192

Total operating expenses	1,286,684	3,439,875	—	4,726,559

Loss from operations	(514,113)	(307,017)	—	(821,130)
Other expenses, net	(259,445)	(10,916)	—	(270,361)

Net loss	$(773,558)	$(317,933)	$—	$(1,091,491)

Net loss per share, basic and diluted	$(0.46)			$(0.48)

Weighted averages shares outstanding — basic and diluted	1,686,559			2,286,559

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

(1)	DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION
      On March 7, 2005, Planet Technologies, Inc. (“Planet”) and Allergy Control Products, Inc. (“ACP”) entered into an Agreement and Plan of Merger (“Agreement”) in which ACP will merge with and become a subsidiary of Planet and for which Planet will issue and deliver to the sole-shareholder of ACP approximately 600,000 shares of Planet common stock (or 300 shares of Planet common stock for each one share of ACP common stock outstanding). As a result, after the closing of the Agreement, the sole-shareholder of ACP will own approximately 21% of the voting shares of Planet. As a condition to and simultaneously with, the effective time of the Merger, Planet shall cause to be paid to Jonathan T. Dawson the sum of $1,500,000 cash in full payment of all indebtedness of ACP to Mr. Dawson its sole-shareholder.

(2)	PRO FORMA ADJUSTMENTS
      a. To record the ACP’s sole-stockholder cash contribution of $500,000 to capital prior to closing for termination benefits for one of the officers of ACP.
      b. To record proceeds from the private placement of 600,000 shares of Planet’s common stock at $2.50 per share.
      c. To record the cash payment of $1,500,000 for the complete settlement of all indebtedness to ACP’s sole-shareholder.
      d. To eliminate ACP’s (the acquired company) historical shareholders’ equity (deficiency) accounts and to record the issuance of 600,000 shares of Planet common stock for the remaining net assets of ACP. The aggregate cost of the transaction is $2,800,000 comprised of a cash payment of $1,500,000, issuance of stock valued at $1,200,000, and estimated costs of completing the transaction are estimated to total approximately $100,000. The assets and liabilities of ACP had carrying values equal to fair value. The amount of assets acquired net of liabilities assumed totaled $312,809. The aggregate cost of the transaction in excess of the fair value of the net assets acquired is $2,487,191 which will be recorded as goodwill. In estimating the fair value of the assets acquired of ACP, management determined there were no other intangible assets to be recorded as part of the acquisition other than goodwill.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ACP MERGER. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 1.
PROPOSAL 2
ELECTION OF DIRECTORS
      There are five (5) nominees for the five Board positions presently authorized by the Company’s current Bylaws. Each director to be elected will hold office until the next Annual Meeting of Shareholders and until his/her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.
      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.
      In any election of directors, the candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company up to the authorized number of positions on the Board.

Nominees
      The names of the nominees and certain information about each person is set forth below:

Name	Age	Principal Occupation

Scott L. Glenn	55	Chairman of the Board of Directors, President and Chief Executive Officer and Business Executive
Eric B. Freedus	55	Director, Attorney
H.M. Busby	66	Director, Private Investor
Michael Trinkle	51	Business Executive
Ellen M. Preston	49	Business Consultant
      All of the nominees are currently Directors of the Company. Directors of the Company are elected annually and there are no agreements with respect to nominating or electing any director in the future.
      Scott L. Glenn was elected to the Board and appointed Chairman, President and Chief Executive Officer of Planet in November 2004. Since October 2000 he, or an affiliated entity controlled by him, has been the Manager and a member of Allergy Free, LLC. Mr. Glenn is also the Managing Partner of Windamere Venture Partners and its investment funds (Windamere I, LLC, Windamere II, LLC, and Windamere III, LLC), and has been since 1996. He also currently serves as a director and founder of GlobalEdge, Inc. (a medical education company), Kanisa Pharmaceuticals (an oncology drug development company), Cadence Pharmaceuticals (drug development company for hospital based drugs), Veras Pharmaceuticals (pediatric drug development company), Somaxon Pharmaceuticals (psychiatric drug development company), and Conception Technologies through SR Technology Associates (management company for Windamere Funds that holds a forty percent (40%) interest in Conception Technologies). Previously, from 1988 until 1995, Mr. Glenn served as President/ CEO, and then Chairman of Quidel Corporation, a leading point of care diagnostic business. Before serving in those capacities from 1983 through 1988, Mr. Glenn was vice president of development/operations of Quidel. From 1984 to 1992, Mr. Glenn served in numerous management positions, including Division/ General Manager at Allergan Pharmaceuticals, Inc. Mr. Glenn has a Bachelor of Science degree in Finance and Accounting from California State University at Fullerton.
      Eric B. Freedus was elected to the Board in January 2005. Mr. Freedus has been an attorney in private practice since 1974 and is currently the president of the law firm of Frank and Freedus, APC. Mr. Freedus currently focuses his law practice in the area of special education litigation. Mr. Freedus received his undergraduate degree from the State University of New York at Buffalo in 1971 and his law degree from the University of Toledo in 1974.
      H. M. “Mac” Busby has been a director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board. Mr. Busby was President and Chief Executive Officer and Chief Financial Officer of the Company from February 2003 until November 2004. In May 2003, Mr. Busby was appointed Secretary of the Company. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations. Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc., a subsidiary of MCA, Inc. Mr. Busby was Chairman of Sun Protective International and Sun-Gard USA. Mr. Busby earned his B.S. in Business Administration from Indiana University.
      Michael A. Trinkle currently serves as President of Conception Technologies, LP, a medical device company focused on reproductive medicine, and has held the position since 1993. Mr. Trinkle was also a member of Allergy Free, LLC, and served as its President from August 2001 to March 31, 2004. During the 15 years prior to joining Conception Technologies, LP, Mr. Trinkle was employed by Allergan Pharmaceuticals where he held management positions in the areas of operations, sales, marketing, and quality assurance. Mr. Trinkle was elected to the Board in November 2004.
      Ellen M. Preston was a member of Allergy Free, LLC, since October 2000. In addition to being a member of Allergy Free, LLC, since 1998, Ms. Preston has been a business consultant advising medical device companies in the areas of strategic market assessment, business development, brand development and strategy, and communications. From 2000 until 2002, Ms. Preston was a venture partner with Windamere Venture Partners. While with Windamere Venture Partners, Ms. Preston was a founder of Dexcom, Inc., a corporation engaged in the development of an implantable glucose sensor, and founded Miramedica, Inc. a company specializing in computer-aided detection. Ms. Preston served as interim president of Miramedica, Inc., which was sold to Kodak in 2003. From 1997-1998, Ms. Preston was Vice President of Sales and Marketing for Amira Medical, Inc. She held a similar position with Biopsys Medical, Inc. from 1996-1997. Ms. Preston was elected to the Board in November 2004.
Board Committees and Meetings
      During 2004, the Board of Directors held five (5) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. In addition, in 2004 the Company’s entire current Board acted as the Nominating Committee and nominated Scott Glenn, Michael Trinkle and Ellen Preston to serve as directors with Robert Petcavich and H. Mac Busby in compliance with the Agreement and Plan of Merger dated March 18, 2004, and entered into by and between the Company and Allergy Free, LLC. On January 18, 2005, Robert Petcavich tendered his resignation as a director. On that same date, at a meeting of the Board of Directors, Mr. Eric B. Freedus was elected as a director of the Company.
      On November 17, 2004, Michael Trinkle and H. Mac Busby were approved as Audit Committee members. The Audit Committee is responsible for the engagement of the Company’s independent registered public accounting firm, consulting with that firm concerning the audit plan and reviewing the comments and recommendations resulting from their audit. The current Audit Committee Charter was adopted on January 25, 2005.
      The Audit Committee has reviewed and discussed the audited financial statements with management and it has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61. Furthermore, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm their independence and based on the review of the financial statements and discussions with management and the independent registered public accounting firm, it recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-KSB filed with the SEC on March 31, 2005.
      On November 17, 2004, Ellen Preston and Robert Petcavich were approved as Compensation Committee members. Upon the resignation of Robert Petcavich and the election of Eric Freedus as a director, Mr. Freedus was named to replace Dr. Petcavich as a member of the Compensation Committee. The Compensation Committee is responsible for reviewing the compensation and benefits of the Company’s executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company’s executive officers and administering the Company’s Stock Incentive Plans.
      On November 17, 2004, Scott Glenn and Michael Trinkle were approved as Nominating Committee members The Nominating Committee will be responsible for identifying, evaluating, and recommending candidates to serve as directors of the Company and to serve as a focal point for communication between such candidates, the Board, and the Company’s management and will make recommendations to the Board of Directors concerning the nomination of candidates to be elected by the Company’s shareholders as a director of the Company.
      On January 25, 2005, the Company adopted a code of ethics for its officers and other key personnel involved in the Company’s operations.
      During 2004, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, and the 1st Quarter ended March 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were filed. However, certain of the filings were late:
      AF Partners, LLC, filed a Form 5 on January 18, 2005, to reflect stock issuance pursuant to the Agreement and Plan of Merger between the Company and Allergy Free, dated November 30, 2004.
      Ellen Preston filed a Form 5 on January 18, 2005, to reflect stock issuance pursuant to the Agreement and Plan of Merger between the Company and Allergy Free, dated November 30, 2004.
      Leslie White filed a Form 5 on January 18, 2005, to reflect stock issuance pursuant to the Agreement and Plan of Merger between the Company and Allergy Free, dated November 30, 2004.
      Mac Busby filed a Form 5 on January 20, 2004, to reflect the issuance of stock option grant on May 19, 2003.
      Ronald Sunderland filed a Form 5 for the fiscal year ended December 31, 2004, to reflect his no longer being a director and therefore no longer subject to Section 16 reporting requirements.
ADDITIONAL INFORMATION
Management
      Set forth below is information regarding management of the Company.

Name	Age	Position

Scott L. Glenn	55	Chairman of the Board of Directors, President and Chief Executive Officer and Business Executive
Leslie White	52	Chief Financial Officer
Bret Megargel	36	Vice President
      For biographical information of Scott L. Glenn please refer to the section of this proxy listing the nominees for the board of directors of the Company.
      Leslie White has been the Controller of Allergy Free, LLC since late 2000 and is also a shareholder of the Company. Prior to joining Allergy Free, LLC, Ms. White was Vice President and Controller of several privately held companies in the San Diego area and from 1990-1994 served as the Finance Manager and Controller of Quidel Corporation, a publicly-held company. Ms. White worked for the firm of Ernst & Young and was awarded a CPA certificate in 1989. Ms. White has an MBA from San Francisco State University. Ms. White has advised the Company that she intends to resign as an officer of the Company effective August 31, 2005, and the company is searching for a new CFO. Ms. White is resigning to pursue personal interests and not in connection with any disagreement with the Company.

      Bret Megargel most recently served from 2002 to 2004 as Vice President of Business Development for Avera Pharmaceuticals, Inc., a private pharmaceutical development company focused on central nervous system drugs. Mr. Megargel is a co-founder of Avera, and during his tenure led the successful licensing or acquisition of three novel pharmaceutical products from global pharmaceutical companies with combined deal value of greater than US$100 million. Prior to the founding of Avera, Mr. Megargel served as a Venture Partner for Windamere Venture Partners, from 1999 to 2003, during his tenure, he served as Vice President of Business Development for MD Edge, Inc. (now known as GlobalEdge, Inc.), a medical education company, and Director of Business Development for Converge Medical, Inc., a cardiovascular medical device company, and was a member of the founding team of Dexcom, Inc. From 1991 to 1996, Mr. Megargel served as a consultant for Marketing Corporation of America, where he was a case manager for product development, licensing and acquisition, and marketing strategy projects for market leading healthcare clients. Mr. Megargel holds a B.A. in Economics from Dartmouth College, and an M.B.A. from the Stanford University Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of the Company’s Stock as of May 31, 2005 by: (i) each director and nominee for director; (ii) each of the Executive Officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of the Company’s Stock, based upon information reported to the Company or publicly available reports filed with the SEC.

		Beneficial Ownership

		Number of	Percentage of
Title of Class	Beneficial Owner	Shares(1)	Class Owned(2)

Common	Scott L. Glenn(3)	1,095,942	48.1%
	6402 Cardeno Drive
	La Jolla, CA 92037
Common	Eric B. Freedus(4)	2,153	0.1%
	1202 Ketner Blvd., Ste. 6000
	San Diego, CA 92101
Common	H.M. Busby(5)	7,012	0.3%
	3852 Alameda Place
	San Diego, CA 92103
Common	Michael A. Trinkle(5)	55,873	2.5%
	3495 Via Zara Court
	Fallbrook, CA 92028
Common	Ellen Preston(5)	26,565	1.2%
	1825 Sheridan Avenue
	San Diego, CA 92103
Common	Leslie White(6)	9,312	0.4%
	18479 Calle La Serra
	Rancho Santa Fe, CA 92091
Common	All executive officers and directors as a group	1,196,857	52.5%
Common	William and Lisa Barkett	308,456	13.5%
	7544 Eads #F
	La Jolla, CA 92037
Common	J. Roberts Fosberg	158,382	6.9%
	2440 Toyon Road
	Healdsburg, CA 95448
Common	Windamere III, LLC(7)	300,000	13%
	6402 Cardeno Dr.
	La Jolla, CA 92037

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Percentage ownership is based upon the shares outstanding on May 31, 2005.

(3)	Includes 770,806 shares owned by AF Partners, LLC, which is controlled by Mr. Glenn and 300,000 shares owned by Windamere III, LLC, over which Mr. Glenn shares control (see Note (5) below). Does not include options to purchase 75,407 shares which begin vesting on November 30, 2005. Does not include 25,000 shares issuable upon exercise of stock options which expire on January 25, 2015, and which begin vesting on January 25, 2006.

(4)	Does not include 500 shares issuable upon exercise of stock options which expire on January 18, 2015, and which begin vesting on January 18, 2006, or 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, and which begin vesting on January 25, 2006.

(5)	Does not include 500 shares issuable upon exercise of stock options which expire on November 17, 2014, and which begin vesting on November 17, 2005, or 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, which begin vesting on January 25, 2006.

(6)	Does not include 30,000 shares issuable upon exercise of stock options which expire on January 31, 2015, and which begin vesting on January 31, 2006.

(7)	Windamere III, LLC, is under the joint control of Mr. Glenn and St. Paul Traveler’s Companies, Inc., its affiliates Split-Rock Partners, LLC, and St. Paul Fire and Marine Insurance Company, whose business address is 385 Washington Street, St. Paul, Minnesota 55102.
EXECUTIVE COMPENSATION
Compensation of Directors and Executive Officers
      Directors and Executive Officers may be granted options to purchase Common Stock under the Company’s 1995 Stock Option Plan (“1995 Option Plan”) and the 2000 Stock Incentive Plan (“2000 Incentive Plan”). As of March 2005, the Board approved an amendment to the 2000 Incentive Plan to increase the authorized number of shares to 350,000 shares, which will be submitted to the shareholders at the next meeting of shareholders.
      During 2004, options to purchase shares of the Company’s Common Stock were granted to the Company’s directors as follows: (a) on November 17, 2004, the Board granted stock options to Mr. Busby, Dr. Petcavich, Mr. Trinkle and Ms. Preston to purchase 500 shares of Planet common stock at an exercise price of $2.50 per share, and (b) on November 30, 2004, the board granted stock options to Scott Glenn to purchase 100,543 shares of Planet common stock at an exercise price of $3.50 per share.
      During 2005, the Board granted stock options to (a) Eric Freedus to purchase 10,500 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a director, (b) Mr. Busby, Mr. Trinkle and Ms. Preston to purchase 10,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a directors, (c) Ms. White and Mr. Megargel to purchase 30,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as officers of the Company, and (d) Mr. Glenn to purchase 25,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as an officer of the Company.
      Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings, or any committee meetings, or otherwise in connection with their service as a director.

Compensation of Executive Officers
      The following table sets forth, for the fiscal years ended December 31, 2003, 2002, and 2001 certain compensation awarded or paid to, or earned by the Company’s Executive Officers.
Summary Compensation Table

					Securities
					Underlying
Name and Principal Position	Year	Salary($)		Bonus($)	Options (#)		Other

Robert J. Petcavich	2004	$—		$—	500	(1)	$—
Former Chairman of the Board	2003			$—	—		$47,180	(3)
and Chief Technical Officer	2002	$170,038		$—	—		$3,241	(2)
H.M. Busby	2004	$—		$—	500	(1)	$29,630	(7)
Former Chief Executive Officer,	2003	$—		$—	—		$31,677	(3)
President and Chief Financial Officer	2002	$—		$—	—		$—
Richard C. Bernier	2004	$—		$—	—		—
Former Chief Executive Officer	2003	—		$—	—		$19,125	(3)
and President	2002	$117,713		$—	—		$—
Scott Glenn	2004	$—		$—	100,543	(4)	$—
Chairman, Chief Executive Officer	2003	$—		$—	—		$—
and President	2002	$—		$—	—		$—
Leslie White(6)	2004	$52,031	(5)	$—	—		$—
Secretary and Chief Financial Officer	2003	$51,445	(5)	$—	—		$—
	2002	$51,015	(5)	$—	—		$—

(1)	Represents options granted November 17, 2004, for compensation as a director.

(2)	Represents auto expense reimbursement paid by the Company.

(3)	Represents consulting fees paid for their services to the Company in 2003.

(4)	Represents an option granted on November 30, 2004, with an exercise price of $3.50 per share. 25,136 of the Options granted are currently exercisable, and the remaining options to purchase 75,407 shares begin vesting on November 30, 2005.

(5)	Represents compensation paid by Allergy Free, LLC, prior to December 1, 2004, and by Planet after that date.

(6)	Ms. White is employed by Conception Technologies, L.P., a California limited partnership (“Conception”), and for the past three years has devoted approximately fifty percent (50%) of her work time to the business of the Allergy Free (and after December 1, 2004 to the business of Planet Technologies, Inc.) Allergy Free (and now Planet) reimbursed Conception for approximately fifty percent (50%) of the compensation Conception pays to Ms. White as reflected in the table.

(7)	Represents consulting fees paid to Mr. Busby for his services in 2004.
Stock Option Grants and Exercises
      The Company’s Executive Officers are eligible for grants of options under the Company’s 1995 Stock Option Plan (the “1995 Option Plan”) and the 2000 Stock Incentive Plan (the “2000 Incentive Plan”). As of December 31, 2004, there were no shares available for grant under the Option Plans, which was expanded to 100,000 in November 2004.

      The following table sets forth information with respect to the number of securities underlying unexercised options held by the Executive Officers as of March 31, 2005, and the value of unexercised in-the-money options (i.e., options for which the current fair market value of the Common Stock underlying such options exceeds the exercise price):

	No. of
	Securities	Percent of Total
	Underlying	Options Granted		Exercise Price
Name	Options	to Employees		($/share)	Expiration Date

Scott Glenn	100,543	54.18%%		$3.50	November 30, 2014
	25,000	13.50%		$3.00	January 25, 2015
Brett Megargel	30,000	16.16	%1	$3.00	February 1, 2015
Leslie White	30,000	16.16%		$3.00	January 31, 2015
Total	185,543	100.00%
Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal Year		In-the-Money Options
	Shares		End(2)		at Fiscal Year End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Petcavich	1,000	-0-	250	500	$0	$0
H. M. Busby	1,000	-0-	360	500	$0	$0
Richard Bernier	500	-0-	0	0	$0	$0
Ronald Sunderland	2,000	-0-	0	0	$0	$0
Scott Glenn	-0-	-0-	25,136	75,407	$0	$0

(1)	Calculated based on the estimated fair market value of the Company’s Common Stock as of December 31, 2004, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 2004, was $.70, the last transaction price posted at the close of trading on December 31, 2004.

(2)	Certain former directors of Planet surrendered “Out of the Money” stock options including Robert J. Petcavich, 3,294; and H.M. Busby 964.
Equity Compensation Plan Information

(a)
	Number of Securities	(b)	(c)
	to be Issued	Weighted-Average	Number of Securities Remaining
	Upon Exercise of	Exercise Price of	Available for Future Issuance
	Outstanding	Outstanding	Under Equity Compensation
	Options,	Options, Warrants	Plans (excluding securities
Plan Category	Warrants and Rights	and Rights	reflected in column (a))

Equity compensation plans approved by security holders	107,413	$8.193	None(2)
Equity compensation plans not approved by security holders(1)	N/A	N/A	N/A
Total	107,413	$8.193	None(2)

(1)	The Company does not have any equity compensation plans that have not been approved by Shareholders.

(2)	As of March 31, 2005, the Company has granted options exceeding the number of shares authorized by the shareholders under the 2000 Stock Incentive Plan by 130,913 shares. The Board has approved an amendment to the plan to increase the authorized number of shares to 350,000 shares, which is being submitted to the shareholders as Proposal 3 of this Proxy Statement.

DESCRIPTION OF EMPLOYEE BENEFIT PLANS
2000 Stock Incentive Plan
      Planet’s 2000 Stock Incentive Plan was approved by Planet’s shareholders at its annual meeting of shareholders on May 1, 2000. The Board of Directors reserved 500,000 shares of common stock for issuance under the 2000 Plan, together with any remaining shares of common stock eligible for issuance under the 1995 Stock Option plan which expire unexercised. A committee consisting of Planet’s Board of Directors or appointed Board members has the sole discretion to determine under which plan stock options and bonuses may be granted.
      The purpose of the 2000 Incentive Plan is similar to that of the 1995 Plan, which was to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company’s business. As was the case under the 1995 Plan, under the 2000 Plan, Planet may grant or issue incentive stock options and non-statutory stock options to eligible participants, provided that incentive stock options may only be granted to employees of Planet. The 2000 Stock Incentive Plan also allows shares of common stock to be issued under a Stock Bonus Program through direct and immediate issuances. Similar to stock options granted under the Plan, stock bonus awards may be subjected to a vesting schedule determined by the Board of Directors. Option grants under both plans are discretionary. Options granted under both plans are subject to vesting as determined by the Board, provided that the option vests as to at least 20% of the shares subject to the option per year. The maximum term of a stock option under both plans is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company’s outstanding capital stock, the maximum term is five years under both plans. Under both plans if an optionee terminates his or her service to Planet, such optionee may exercise only those option shares vested as of the date of termination, and must affect such exercise within the period of time after termination set forth in the optionee’s option. The exercise price of incentive stock options granted under both plans must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. Under both plans the exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of Planet’s outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of other shares of the Company’s common stock or by any other form of legal consideration that may be acceptable to the Board.
401(k) Plan
      The Company provides a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees are permitted to contribute pre-tax salary to the 401(k) Plan subject to IRS limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There have been no Company contributions to the 401(k) Plan in 2004 or 2003.
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
      The Company has entered into an employment agreement with Scott L. Glenn as President/ CEO and Chairman of the Board of the Company for a three-year period, which expires on November 29, 2007, The Company agrees to pay Mr. Glenn a salary of $100 per month (plus healthcare and other benefits) until it is determined by the Board that the Company could afford to pay compensation comparable to CEOs of other similar companies. In exchange for foregoing a salary, the Company granted to Mr. Glenn stock options exercisable at the then fair market value at such time as may be required to maintain the aggregate number of stock options granted to Mr. Glenn at an amount not less than five (5%) percent of the issued and outstanding stock of the Company (on a fully diluted basis) during his three year term of employment. There is no severance package provided for in Mr. Glenn’s employment agreement with the Company. For termination for cause, all of the compensation and benefits to which Mr. Glenn was entitled, including, without limitation, the vesting of any stock options, shall cease upon the effective date of such termination. As of the date of this

Proxy Statement, the Company has issued to Mr. Glenn a total of 125,543 options (25,000 at an exercise price of $3.00/share and 125,543 at an exercise price of $3.50/share). The Company has a continuing obligation to issue options at any time to Mr. Glenn in order to maintain his percentage of stock ownership at five (5%) percent.
      The Company has entered into a Consulting Agreement with Dr. Petcavich wherein Dr. Petcavich will at all times be an independent contractor and pursuant to which he retains the 500 options granted to him as a director plus an hourly rate mutually agreeable to both parties based upon the scope of the project. The agreement is nonassignable by either party and is for a term of one year, automatically renewable for subsequent one year terms, unless terminated by either party in writing with at least thirty days notice.
      Prior to November 30, 2004 the Company had an agreement with H.M. Busby whereby the Company had agreed to pay Mr. Busby $100 per hour for work he performed on behalf of the Company. The Company’s agreement with H.M. Busby has been terminated and all terms and conditions of the agreement have been satisfied.
      In January 2005, the Company agreed to employ Bret Megargel as Vice President of Marketing and Business Development at an annualized salary of $96,000. In March 2005, Mr. Megargel’s annual salary was increased to $192,000. Mr. Megargel was also issued 30,000 stock options under the 2000 Stock Option Plan.
      If the Merger is consummated, the Company intends to enter into an employment agreement with Edward J. Steube to serve as President of the Company’s ACP subsidiary at a base salary of $200,000 per year and grant to Mr. Steube options to purchase up to the greater of 3% of the outstanding common stock of the Company or 100,000 common stock shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On November 30, 2004, Planet acquired all of the assets of Allergy Free, LLC, which is the historical business described in this 10-KSB for approximately 1.65 million shares of Planet stock (after giving effect to the reverse stock split), a convertible note of $274,300, and assumption of debt. The transaction was completed pursuant to an Agreement and Plan of Merger between Planet and Allergy Free, LLC. (“Agreement”) As a result of the acquisition, Allergy Free’s historical financial information is included in the consolidated financial results of Planet. Allergy Free, LLC, was and is controlled by Scott Glenn, who became Planet’s Chairman, President and CEO.
      During the period from November 30, 2004, through May 31, 2005, Planet has sold approximately 494,000 shares to investors, pursuant to subscription agreements and in reliance upon an exception from registration provided under Regulation D. 300,000 of the shares were sold to Windamere III, LLC, a fund controlled by Scott Glenn, at a price of $2.50 per share.
      Since January 1, 2004, the Company has issued and sold 4,500 shares in connection with the exercise of certain stock options by current and former directors of the Company. H.M. Busby acquired 1,000 shares at $3.00 per share; Robert Petcavich acquired 1,000 shares at $3.00 per share; Rick Bernier acquired 500 shares at $2.50 per share; and Ronald Sunderland acquired a total of 2,000 shares (1,000 at $3.00 per share and 1,000 at $6.50 per share).
      Mr. Freedus requested to be named a director and the Company agreed to appoint Mr. Freedus as a director based upon his and his family’s share holdings in Planet and the Company’s evaluation of Mr. Freedus’ background and qualification to serve as a director. There are no arrangements or understandings between Mr. Freedus and any other persons regarding how long Mr. Freedus will continue to serve as a director.
      Over the previous two (2) year period, there has been no transaction or proposed transaction between the Company and Mr. Freedus.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE SLATE OF CANDIDATES FOR THE BOARD OF DIRECTORS.

PROPOSAL 3
AMENDMENT TO THE 2000 STOCK OPTION PLAN
Introduction
      Subject to Shareholder approval, the Company plans to amend its 2000 Stock Option Plan (the “2000 Plan”) to increase the number of shares of Common Stock issuable under the 2000 Plan from 100,000 shares to 350,000 shares. The purpose behind amending the plan is to allow the Company to retain the services of qualified individuals as directors, officers, employees, agents, consultants and independent contractors of the Company. An amendment to the Plan will allow the Company to retain the services of the current Board of Directors and executive officers of the Company and Edward J. Steube as President/ CEO of ACP, as a subsidiary of the Company, and be able to use such shares in the future for other similar agreement with other directors and selected employees, officers, agents, consultants and independent contractors of the Company.
      The Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.
Description of the 2000 Plan, as Amended
      The number of shares of Common Stock with respect to which awards may be granted pursuant to the 2000 Plan will be sufficient to accommodate the retention of the current Board of Directors and executive officers of the Company and of Edward J. Steube as President/ CEO of ACP, as a subsidiary of the Company, and possibly, in the future other key employees, officers and directors. Shares issuable under the 2000 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.
      As a part of the Merger, and pursuant to the proposed employment agreement between Edward Steube, Edward Steube will be granted the right to an option to purchase 100,000 shares of Company common stock.
      In addition, as consideration for services provided the Company, the following options have been granted by the Company, subject to approval of this Proposal 3:
New Plan Benefits
2000 Plan

Name and Position	Dollar Value	Number of Options

Executive Officers:
Scott Glenn, President	$3.50/share	100,543
	$3.00/share	25,000
Brett Megargel, Vice President	$3.00/share	30,000
Leslie White, Chief Financial Officer	$3.00/share	30,000
Directors:
Ellen Preston	$3.00/share	10,000
Eric Freedus	$3.00/share	10,500
Michael Trinkle	$3.00/share	10,000
H.M. Busby	$3.00/share	10,000
      Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2000 Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the 2000 Plan, by such committee (the “Plan Administrator”). Except for the terms and conditions explicitly set forth in the 2000 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the 2000 Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.
      Options granted under the 2000 Plan may be “incentive stock options” (“Incentive Options”) within the meaning of Section 422 of the Code or stock options which are not incentive stock options (“Non-Incentive Options” and, collectively with Incentive Options, hereinafter referred to as “Options”). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an optionee’s lifetime, any Incentive Options granted under the 2004 Plan are personal to such optionee and are exercisable solely by such optionee.
      The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

(a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

(b) delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

(c) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.
      To the extent permitted by applicable law, the Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.
      Upon a merger or consolidation in which securities possessing more than 25% of the total combined voting power of the Company’s outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company the sale, transfer or other disposition of all or substantially all of the Company’s assets to an unrelated entity, or a change in the identity of more than three (3) directors over a two-year period each, a (“Corporate Transaction”), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Notwithstanding the foregoing, any Option granted to an employee shall not become fully vested until such time as the employee experiences an involuntary termination of employment (other than on account of misconduct).

      Incentive Options granted under the 2000 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.
      Additional rules apply under the Code to the grant of Incentive Options. For instance an Incentive Option must be exercised within 10 years after the date of grant, unless granted to an individual owning more than 10% of the Company’s stock, in which case the exercise period may not exceed five (5) years. Similarly, an Incentive Option must be granted at an exercise price that equals or exceeds 100% of the fair market value of the underlying stock at the time of grant, a threshold that is increased to 110% of such fair market value in the case of a grant to an individual owning more than 10% of the Company’s stock.
      For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.
      For federal income tax purposes, in general, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an “incentive stock option” under Code §422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee’s hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.
      The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.
      The Board may amend, alter, suspend, discontinue or terminate the 2000 Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2000 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant’s consent. Unless terminated earlier by the Board, the 2000 Plan shall terminate upon the earliest to occur of (i) 10 years after the date or which the Board approves the 2004 Plan or (ii) the date on which all shares of Common

Stock available for issuance under the 2000 Plan shall have been issued as vested shares. Upon such 2000 Plan termination, all Options and unvested stock issuances outstanding under the 2000 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.
New Plan Benefits
      Previously authorized grants of options to certain executive officers and directors of the Company, including Ms. Leslie White, Ms. Ellen Preston, Mr. Scott Glenn, Mr. Bret Megargel, Mr. H. Mac Busby, Mr. Eric Freedus, and Mr. Michael Trinkle would be made effective by this proposed amendment to the Plan. In addition, the amendment to the Plan will allow the Company to retain the services of Mr. Steube as President of the Company’s ACP subsidiary. Information concerning stock option grants to the Company’s executive officers and directors is set forth under “Executive Compensation” beginning on page of this Proxy Statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 3.
PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Board of Directors has selected J. H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. J. H. Cohn LLP has audited the Company’s financial statements since 2001. Previously, PricewaterhouseCoopers LLP audited the Company’s financial statements since its inception in 1991. Representatives of J. H. Cohn LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Shareholder ratification of the selection of J. H. Cohn LLP as the Company’s independent registered public accounting firm is not required by the Company’s current Bylaws or otherwise. However, the Board is submitting the selection of J. H. Cohn LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
      The affirmative vote of the holders of a majority of the shares presented in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of J. H. Cohn LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
Audit Fees
      For professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of the unaudited financial statements included in the Company’s quarterly reports on Form 10-QSB. The aggregate fees billed by the Company’s independent registered public accounting firm, J.H. Cohn LLP, for 2004 and 2003 were $34,300 and $21,850, respectively.

Audit Related Fees
      The aggregate fees billed in 2004 and 2003 by the Company’s independent registered public accounting firm for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements are in the amount of $10,660 and $0, respectively.
Tax Fees
      No fees were billed in 2004 and 2003 by the Company’s independent registered public accounting firm for tax compliance, tax advice and tax planning.
All Other Fees
      No fees were billed in 2004 and 2003 by the Company’s independent registered public accounting firm for any other services, other than Audit Fees and Audit Related Fees.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 4.
PROPOSAL 5
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Information attached as Exhibits and incorporated by reference into this Proxy Statement

Exhibit “A” — ACP Audited Financial Statements for the One(1) Year Period Ended December 31, 2004	A-1
Exhibit “A-1” — ACP Unaudited Financial Statements for Quarter One Ended March 31, 2005	A-1-1
Exhibit “B” — Planet Form 10KSB Filed With SEC March 31, 2005	B-1
Exhibit “B-1” — Planet Form 10QSB Filed with the SEC May 16, 2005	B-1-1

By order of the Board of Directors

/s/ Scott L. Glenn
Scott L. Glenn
Chief Executive Officer and President
July 25, 2005

EXHIBIT A
ALLERGY CONTROL PRODUCTS, INC.
INDEPENDENT AUDITOR’S REPORT,
FINANCIAL STATEMENTS
AND
OTHER FINANCIAL INFORMATION
DECEMBER 31, 2004

ALLERGY CONTROL PRODUCTS, INC.
CONTENTS
December 31, 2004

INDEPENDENT AUDITOR’S REPORT
March 29, 2005
Board of Directors and Stockholder
Allergy Control Products, Inc.
96 Danbury Road
Ridgefield, CT 06877
      We have audited the accompanying balance sheets of Allergy Control Products, Inc. (an S corporation) as of December 31, 2004 and 2003, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allergy Control Products, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has incurred recurring losses from operations and has a deficiency in assets, which raise substantial doubt about its ability to continue as a going concern at December 31, 2004. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Venman & Co. LLC
Shelton, Connecticut

ALLERGY CONTROL PRODUCTS, INC.
BALANCE SHEETS

	December 31

	2004	2003

ASSETS
Current assets
Cash	$78,107	$165,714
Trade accounts receivable	221,699	220,189
Inventory	616,471	721,183
Prepaid expenses	209,657	131,310

Total current assets	1,125,934	1,238,396
Equipment and leasehold improvements Furniture and equipment	700,534	686,243
Leasehold improvements	56,100	56,100
Software	317,985	317,985
Vehicle	26,529	26,529

	1,101,148	1,086,857
Less accumulated depreciation and amortization	932,527	855,220

Net equipment and leasehold improvements	168,621	231,637

TOTAL ASSETS	$1,294,555	$1,470,033

LIABILITIES AND DEFICIENCY IN ASSETS
Current liabilities
Note payable, bank	$—	$250,000
Note payable, stockholder	4,850,000	4,650,000
Trade accounts payable	799,005	481,687
Accounts payable, related party	393,873	393,873
Accrued expenses	73,013	107,281
Accrued termination benefits	—	93,245
Current portion of long-term debt	3,819	3,791
Current portion of obligation under capital lease	3,724	1,159

Total current liabilities	6,123,434	5,981,036
Long-term liabilities
Long-term debt, less current portion	15,348	19,167
Obligation under capital lease, less current portion	3,876	—

Total long-term liabilities	19,224	19,167

Total liabilities	6,142,658	6,000,203
Deficiency in assets
Common stock — no par value
Authorized 20,000 shares
Issued and outstanding — 2,000 shares	4,000,000	4,000,000
Contributed capital	625,000	625,000
Accumulated deficit	(9,473,103)	(9,155,170)

Deficiency in assets	(4,848,103)	(4,530,170)

TOTAL LIABILITIES AND DEFICIENCY IN ASSETS	$1,294,555	$1,470,033

The accompanying notes are an integral part of these financial statements.

ALLERGY CONTROL PRODUCTS, INC.
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

	Year Ended December 31

	2004	2003

Net sales	$7,714,653	$8,266,863
Cost of sales	4,581,795	5,232,904

Gross profit	3,132,858	3,033,959

Operating expenses
Selling	947,792	1,080,578
General and administrative expenses	2,492,083	2,691,780

Total operating expenses	3,439,875	3,772,358

Loss from operations	(307,017)	(738,399)

Other income (expense)
Interest and royalty income	98	72
Interest expense	(11,014)	(25,814)

Net other expense	(10,916)	(25,742)

NET LOSS	(317,933)	(764,141)
Accumulated deficit at beginning of year	(9,155,170)	(8,391,029)

ACCUMULATED DEFICIT AT END OF YEAR	$(9,473,103)	$(9,155,170)

The accompanying notes are an integral part of these financial statements.

ALLERGY CONTROL PRODUCTS, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2004	2003

Operating activities
Net loss	$(317,933)	$(764,141)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	77,307	183,598
Provision for uncollectible accounts	19,664	1,375
Provision for obsolete inventory	(60,000)	8,000
(Increase) decrease in:
Trade accounts receivable	(21,174)	119,571
Inventory	164,712	315,850
Prepaid expenses	(78,347)	21,477
Increase (decrease) in:
Trade accounts payable	317,318	(29,888)
Accrued expenses	(34,268)	55,453
Accrued termination benefits	(93,245)	(246,550)

Net cash used by operating activities	(25,966)	(335,255)

Investing activity — cash used in acquisition of equipment	(3,076)	(3,892)

Financing activities
Payments of short-term borrowings	(250,000)	(200,024)
Proceeds of short-term borrowings	—	250,000
Proceeds of borrowings from stockholder	200,000	650,000
Payments of borrowings from officer	—	(130,000)
Payments of long-term borrowings	(3,791)	(1,571)
Payments of obligation under capital lease	(4,774)	(123,123)

Net cash provided (used) by financing activities	(58,565)	445,282

Increase (decrease) in cash for the year	(87,607)	106,135
Cash at beginning of year	165,714	59,579

CASH AT END OF YEAR	$78,107	$165,714

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid during the year for interest	$11,014	$25,814

Non-cash investing and financing activities:
Acquisition of equipment by incurring capital lease obligation	$11,215	$—

Acquisition of vehicle by issuance of debt	$—	$24,529

The accompanying notes are an integral part of these financial statements.

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
      Allergy Control Products, Inc. (“the Company”) develops and sells products, both retail and wholesale, that decrease allergic reactions resulting from environmental factors. The Company grants credit to its wholesale customers.

CHANGE IN ACCOUNTING BASIS
      Accumulated deficit at January 1, 2003 has been restated to reflect the change from the accounting basis used by the Company for income tax purposes to U.S. generally accepted accounting principles.

TRADE ACCOUNTS RECEIVABLE
      Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.
      ACP’s trade accounts receivable balance at December 31, 2004 was $221,699 compared to $220,189 at December 31, 2003.
      ACP’s primary business is domestic retail sales, where payment typically is made by credit card. Accordingly, ACP’s trade accounts receivable balance is relatively small, currently representing less than 3% of ACP’s total annual net sales.
      ACP’s international wholesale business, which is approximately 10% of total sales, is primarily responsible for ACP’s trade accounts receivable. Despite lower international sales in the twelve months ended December 31, 2004 compared to the twelve months ended December 31, 2003, international sales in the three months ended December 31, 2004 were actually somewhat higher than international sales in the three months ended December 31, 2003. This period over period increase accounts for the modest increase in ACP’s trade accounts receivable balance on December 31, 2004 compared to December 31, 2003.
      ACP’s trade accounts receivable have payment terms ranging from net 30 days to net 60 days. ACP has experienced immaterial losses due to inability to collect trade accounts receivable, and management knows of no reason to anticipate any change in this experience in the foreseeable future.

INVENTORY
      Inventory is valued at the lower of cost, determined on the first-in, first-out method, or market and consists of:

	December 31

	2004	2003

Materials	$174,246	$200,128
Work-in-process	31,395	71,339
Finished goods, less provision for obsolescence 2004-$133,000; 2003-$193,000	410,830	449,716

	$616,471	$721,183

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
      Equipment and leasehold improvements are recorded at cost and include expenditures which materially increase values or extend useful lives. Upon disposition or retirement, the cost and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is included in the statement of operations. Expenditures in the nature of normal repairs and maintenance are charged to operations as incurred.
      Depreciation and amortization of equipment and leasehold improvements is recorded over the estimated useful lives of the assets using straight-line and accelerated methods.

SHIPPING COSTS
      Shipping costs of $452,453 for 2004 and $472,288 for 2003 are included in cost of sales.

ADVERTISING
      The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $586,060 in 2004 and $713,085 in 2003.

INCOME TAXES
      The Company has elected by consent of its stockholder to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income and does not receive benefit of net operating loss carryforwards or carrybacks. Instead, the Company’s taxable income or loss is included on the stockholder’s individual income tax return.

USE OF ESTIMATES
      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION
      ACP recognizes revenue upon physical shipment of product. Management believes that this policy is in compliance with guidance available in SAB 104.

PREPAID EXPENSES
      Prepaid expenses is primarily comprised of deposits, rent related to future periods, and unexpired insurance.

NOTE 2.	CONCENTRATION OF CREDIT RISK
      During the year and at the balance sheet date the Company maintained cash balances at a bank in excess of the insurance limits ($100,000) of the Federal Deposit Insurance Corporation.

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 3.	NOTE PAYABLE, STOCKHOLDER
      The demand note payable to the stockholder is non-interest bearing.

NOTE 4.	ACCOUNTS PAYABLE, RELATED PARTY
      The accounts payable to the related party was paid after year end by a capital contribution made by the sole stockholder.

NOTE 5.	LONG-TERM DEBT

	December 31

	2004	2003

Long-term debt consists of:
0.74% chattel note payable in monthly installments of $329, including interest, with a balloon payment of $13,436 due in July 2006. The note is secured by a vehicle with an original cost of $26,529	$19,167	$22,958
Less current portion	3,819	3,791

TOTAL LONG-TERM DEBT	$15,348	$19,167

      The maturities of long-term debt by year and in the aggregate are:

Year Ending December 31

2005	$3,819
2006	15,348

$19,167

NOTE 6.	CAPITAL LEASE COMMITMENT
      The Company is the lessee of $332,298 of equipment under a capital lease agreement expiring in December 2006. The accumulated amortization of the equipment amounted to $299,510 at December 31, 2004 and $276,820 at December 31, 2003. Amortization of the asset under the capital lease is included in depreciation and amortization expense. Future minimum lease payments under the capital lease are:

Year Ending December 31

2005	$3,960
2006	3,960

Total minimum lease payment	7,920
Less amount representing interest	320

Present value of minimum lease payments	7,600
Less current portion	3,724

Long-term portion	$3,876

NOTE 7.	OPERATING LEASE COMMITMENTS
      The Company leases its office and warehouse facility under a non-cancelable operating lease expiring in October 2007. The lease requires the Company to pay property taxes and maintenance charges.

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The Company also leases a vehicle and office equipment under non-cancelable operating leases that expire through January 2005.
      Rent expense amounted to $221,355 in 2004 and $222,085 in 2003. Future minimum rental payments under the non-cancelable operating leases, excluding property taxes and maintenance charges are:

Year Ending December 31

2005	$174,386
2006	172,742
2007	132,450

$479,578

NOTE 8.	CONCENTRATIONS
      The Company purchases all of its fabric for a major product line, which represents 72% of total fabric purchases, from one mill. Additionally, 20% of fabric is purchased from another mill. Although there are comparable products, a change in suppliers could cause delay in acquiring fabric, which could ultimately affect operating results.
      The Company subcontracts approximately 15% of its production activities to a fabricator in Slovakia. Inventory at this fabricator amounted to $80,105 at December 31, 2004 and $65,819 at December 31, 2003.

NOTE 9.	EMPLOYEE BENEFIT PLAN
      The Company has a 401(k) retirement plan that provides for elective pretax contributions to the plan by all employees and for discretionary matching contributions by the Company. The Company made no contributions to the plan in 2004 or 2003.

NOTE 10.	SUBSEQUENT EVENTS
      As part of an agreement and plan of merger dated March 7, 2005 with Planet Technologies, Inc. (Planet), the Company’s sole stockholder will receive 600,000 shares of Planet stock in exchange for all of his stock in the Company. Additionally, the sole stockholder will receive a payment of $1,500,000 of his note receivable and will contribute the balance of the note in the amount $3,350,000 to capital.
      The stockholder of the Company has also agreed to make a cash contribution of $500,000 to capital prior to closing to provide for termination benefits for one of the officers of the Company.

NOTE 11.	GOING CONCERN
      As indicated on the financial statements, the Company has incurred losses in the amount of $317,933 in 2004 and $764,141 in 2003 and the deficiency in assets at December 31, 2004 amounted to $4,848,103. At December 31, 2004 current liabilities exceeded current assets by $4,997,500.
      In the event that the Company is unable to achieve profitable operating results and sufficient cash flow or the stockholder ceases to fund operations, it is uncertain the Company will be able to continue in existence. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and reclassification of liabilities that might be necessary should the Company be unable to continue in existence.

EXHIBIT A-1
ALLERGY CONTROL PRODUCTS, INC.
UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2005

A-1-1

ALLERGY CONTROL PRODUCTS, INC.
BALANCE SHEETS
(UNAUDITED)

	March 31

	2005	2004

ASSETS
Current assets
Cash	$79,753	$125,295
Trade accounts receivable	209,144	233,942
Inventory	712,053	684,059
Prepaid expenses	139,761	211,424

Total current assets	1,140,711	1,254,720
Equipment and leasehold improvements
Furniture and equipment	706,009	698,963
Leasehold improvements	56,100	56,100
Software	317,985	317,985
Vehicle	26,529	26,529

	1,106,623	1,099,577
Less accumulated depreciation and amortization	948,882	874,468

Net equipment and leasehold improvements	157,741	225,109

TOTAL ASSETS	$1,298,452	$1,479,829

LIABILITIES AND DEFICIENCY IN ASSETS
Current liabilities
Note payable, bank	$—	$250,000
Note payable, stockholder	4,850,000	4,650,000
Trade accounts payable	826,363	643,177
Accounts payable, related party	—	393,873
Accrued expenses	134,384	68,108
Accrued termination benefits	—	30,097
Current portion of long-term debt	3,826	3,799
Current portion of obligation under capital lease	3,761	3,614

Total current liabilities	5,818,334	6,042,668
Long-term liabilities
Long-term debt, less current portion	14,388	18,214
Obligation under capital lease, less current portion	2,921	6,682

Total long-term liabilities	17,309	24,896

Total liabilities	5,835,643	6,067,564

Deficiency in assets
Common stock — no par value Authorized 20,000 shares Issued and outstanding — 2,000 shares	4,000,000	4,000,000
Contributed capital	1,018,873	625,000
Accumulated deficit	(9,556,064)	(9,212,735)

Deficiency in assets	(4,537,191)	(4,587,735)

TOTAL LIABILITIES AND DEFICIENCY IN ASSETS	$1,298,452	$1,479,829

The accompanying notes are an integral part of these financial statements

A-1-2

ALLERGY CONTROL PRODUCTS, INC.
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
(UNAUDITED)

	Three Months Ended March 31

	2005	2004

Net sales	$2,157,955	$2,236,101
Cost of sales	1,296,463	1,392,202

Gross profit	861,492	843,899

Operating expenses
Selling	251,416	260,796
General and administrative expenses	693,499	636,494

Total operating expenses	944,915	897,290

Loss from operations	(83,423)	(53,391)
Other income (expense)
Interest and royalty income	570	22
Interest expense	(108)	(4,196)

Net other income (expense)	462	(4,174)

NET LOSS	(82,961)	(57,565)
Accumulated deficit at beginning of period	(9,473,103)	(9,155,170)

ACCUMULATED DEFICIT AT END OF PERIOD	$(9,556,064)	$(9,212,735)

The accompanying notes are an integral part of these financial statements

A-1-3

ALLERGY CONTROL PRODUCTS, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31

	2005	2004

Operating activities
Net loss	$(82,961)	$(57,565)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	16,355	19,248
Provision for uncollectible accounts	35	—
Provision for obsolete inventory	(43,000)	—
(Increase) decrease in:
Trade accounts receivable	12,520	(13,753)
Inventory	(52,582)	37,124
Prepaid expenses	69,896	(80,114)
Increase (decrease) in:
Trade accounts payable	27,358	161,490
Accounts payable, related party	(393,873)	—
Accrued expenses	61,371	(39,173)
Accrued termination benefits	—	(63,148)

Net cash used by operating activities	(384,881)	(35,891)

Investing activity — cash used in acquisition of equipment	(5,475)	(1,505)

Financing activities
Payments of long-term borrowings	(953)	(945)
Payments of obligation under capital lease	(918)	(2,078)
Capital contribution from stockholder	393,873	—

Net cash provided (used) by financing activities	392,002	(3,023)

Increase (decrease) in cash for the period	1,646	(40,419)
Cash at beginning of period	78,107	165,714

CASH AT END OF PERIOD	$79,753	$125,295

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest during the period	$108	$4,196

Non-cash investing and financing activity — acquisition of equipment by capital lease obligation	$—	$11,215

The accompanying notes are an integral part of these financial statements

A-1-4

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2005
(UNAUDITED)

Note 1.	Summary of significant accounting policies
NATURE OF BUSINESS
      Allergy Control Products, Inc. (the “Company”) develops and sells products, both retail and wholesale, that decrease allergic reactions resulting from environmental factors. The Company grants credit to its wholesale customers.

Trade accounts receivable
      Trade accounts receivable are stated at the amount management expects to collect from balances outstanding. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding will be immaterial.

Inventory
      Inventory is valued at the lower of cost, determined on the first-in, first-out method, or market and consists of:

	March 31

	2005	2004

Materials	$283,818	$208,994
Work-in-process	21,225	36,442
Finished goods, less provision for obsolescence of $90,000 at March 31, 2005 and $193,000 at March 31, 2004	407,010	438,623

	$712,053	$684,059

Equipment and leasehold improvements
      Equipment and leasehold improvements are recorded at cost and include expenditures which materially increase values or extend useful lives. Upon disposition or retirement, the cost and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is included in the statement of operations. Expenditures in the nature of normal repairs and maintenance are charged to operations as incurred.
      Depreciation and amortization of equipment and leasehold improvements is recorded over the estimated useful lives of the assets using straight-line and accelerated methods.

Shipping costs
      Shipping costs are included in cost of sales and amounted to $99,873 for the three months ended March 31, 2005 and $162,289 for the three months ended March 31, 2004.

Advertising
      Advertising costs are expensed as incurred and amounted to $137,427 for the three months ended March 31, 2005 and $166,416 for the three months ended March 31, 2004.

A-1-5

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Income taxes
      The Company has elected by consent of its stockholder to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income and does not receive benefit of net operating loss carryforwards or carrybacks. Instead, the Company’s taxable income or loss is included on the stockholder’s individual income tax return.

Use of estimates
      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 2.	Concentration of credit risk
      During the periods and at the balance sheet dates the Company maintained cash balances at a bank in excess of the insurance limits ($100,000) of the Federal Deposit Insurance Corporation.

Note 3.	Note payable, bank
      The Company has a line of credit with a bank, which bears interest at the bank’s prime rate. The line of credit is secured by substantially all business assets of the Company and requires, among other things, that the Company meet certain financial ratios and other covenants. The balance outstanding at March 31, 2004 was $250,000; there was no balance outstanding at March 31, 2005.

Note 4.	Note payable, stockholder
      The demand note payable to the stockholder is non-interest bearing.

Note 5.	Long-term debt

	March 31

	2004	2003

Long-term debt consists of:
0.74% chattel note payable in monthly installments of $329, including interest, with a balloon payment of $13,436 due in July 2006. The note is secured by a vehicle with an original cost of $26,529	$18,214	$22,013
Less current portion	3,826	3,799

TOTAL LONG-TERM DEBT	$14,388	$18,214

      The maturities of long-term debt by year and in the aggregate are:

Year Ending March 31

2006	$3,826
2007	14,388

$18,214

A-1-6

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 6.	Capital lease commitment
      The Company is the lessee of $332,298 of equipment under a capital lease agreement expiring in December 2006. The accumulated amortization on the equipment amounted to $304,376 at March 31, 2005 and $282,492 at March 31, 2004. Amortization of the asset under the capital lease is included in depreciation and amortization expense. Future minimum lease payments under the capital lease are:

Year Ending March 31

2006	$3,960
2007	2,970

Total minimum lease payment	6,930
Less amount representing interest	248

Present value of minimum lease payments	6,682
Less current portion	3,761

Long-term portion	$2,921

Note 7.	Operating lease commitments
      The Company leases its office and warehouse facility under a non-cancelable operating lease expiring in October 2007. The lease requires the Company to pay property taxes and maintenance charges.
      Future minimum rental payments under the non-cancelable operating lease, excluding property taxes and maintenance charges are:

Year Ending March 31

2006	$171,902
2007	174,028
2008	88,300

$434,230

      Rent expense amounted to $49,491 for the three months ended March 31, 2005 and $57,288 for the three months ended March 31, 2004.

Note 8.	Contributed capital
      During the three month period ended March 31, 2005 the stockholder contributed capital of $393,873.

Note 9.	Concentrations
      The Company purchases all of its fabric for a major product line, which represents approximately 70% of total fabric purchases from one mill. Additionally, approximately 25% of fabric is purchased from another mill. Although there are comparable products, a change in suppliers could cause delay in acquiring fabric, which could ultimately affect operating results.
      The Company subcontracted approximately 26% of its production activities to a fabricator in Slovakia. The inventory at this fabricator amounted to $91,325 at March 31, 2005 and $154,471 at March 31, 2004.

A-1-7

ALLERGY CONTROL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 10.	Employee benefit plan
      The Company has a 401(k) retirement plan that provides for elective pretax contributions to the plan by all employees and for discretionary matching contributions by the Company. The Company made no contributions to the plan for the three months ended March 31, 2005 and March 31, 2004.

Note 11.	Agreement and plan of merger
      As part of an agreement and plan of merger dated March 7, 2005 with Planet Technologies, Inc. (Planet), the Company’s sole stockholder will receive 600,000 shares of Planet stock in exchange for all of his stock in the Company. Additionally, the sole stockholder will receive a payment of $1,500,000 of his note receivable and will contribute the balance of the note in the amount $3,350,000 to capital.
      The stockholder of the Company has also agreed to make a cash contribution of $500,000 to capital prior to closing to provide for termination benefits for one of the officers of the Company.

Note 12.	Going concern
      The Company incurred losses in the amount of $317,933 in 2004 and $764,141 in 2003. At March 31, 2005 the deficiency in assets amounted to $4,537,191 and current liabilities exceeded current assets by $4,677,623.
      In the event that the Company is unable to achieve profitable operating results and sufficient cash flow or the stockholder ceases to fund operations, it is uncertain the Company will be able to continue in existence. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and reclassification of liabilities that might be necessary should the Company be unable to continue in existence.

A-1-8

EXHIBIT B
FORM 10KSB
FILED WITH SEC
March 31, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB
ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2004
Commission file no. 0-26804

PLANET TECHNOLOGIES, INC.
(Formerly Planet Polymer Technologies, Inc.)
(Name of small business issuer in its charter)

CALIFORNIA (State or other jurisdiction of incorporation of organization)	33-0502606 (IRS Employer identification No.)

6835 Flanders Drive, Suite 100 San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Issuer’s telephone number (858) 457-4742
Securities registered under Section 12(b) of the Exchange Act:
None
Securities registered under Section 12(g) of the Exchange Act:
Common Stock, No Par Value
      Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☑ Yes     ☐ No
      Check if there is no disclosure of delinquent filers in response to Items 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.     ☐
      The issuer’s revenues for the year ending December 31, 2004 were $1,180,382.
      The aggregate market value of the voting stock held by non-affiliates of the Issuer as of March 11, 2005, was $1,396,595, based on the average of the 4:00 p.m. closing bid and ask prices of $1.26 as reported on the Over-the-Counter Bulletin Board.
      As of March 11, 2005, 2,180,368 shares of the Company’s Common Stock were outstanding and no shares of the Company’s Series A Preferred Stock were outstanding.
Transitional Small Business Disclosure Format (check one)     ☐ Yes     ☑ No

PLANET TECHNOLOGIES, INC.
FORM-10KSB
Year Ended December 31, 2004

      The letter to Shareholders and this Annual Report on Form 10-KSB contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in this section as well as those sections entitled “Risk Factors,” and in “Item 6 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
PART I.

ITEM 1.	DESCRIPTION OF BUSINESS
Planet Technologies, Inc.

General
      On November 30, 2004, Planet acquired the business of Allergy Free, LLC, and is now engaged in the business of designing, manufacturing, selling, and distributing common products for use by allergy sensitive persons, including, without limitation, air filters, bedding, room air cleaners, and related allergen avoidance products. Allergy Free acquired its business on or about November 3, 2000, when it acquired substantially all of the assets and business of Allergy Free, L.P., a Delaware limited partnership. The business strategy is primarily based upon the marketing and selling of a complete range of branded, allergen avoidance products to its database of customers who have purchased the Allergy-Free® Electrostatic Filter. Promotion is executed primarily through direct telemarketing, supplemented with direct mail, radio, and Internet advertising. In addition, we will continue to pursue co-marketing opportunities with appropriate partners in order to increase consumer awareness and expand our customer base. We will market our products under the Allergy Free® trade name. In conjunction with these activities, Planet operates an e-commerce website for the sale of Allergy-Free® products at www.800allergy.com.
      The allergy avoidance product industry provides products and information that help people suffering from allergies or asthma to reduce the level of exposure to allergens in their environment. Market categories include: air filtration products, mold and mildew products, and products to avoid exposure to dust mites and other allergens. Market distribution channels include: direct to consumer sales, physician directed sales, the Internet, and retail. Competitors include National Allergy Supply, Mission Allergy, Allergy Control Products, Allergy Buyers Club, 3M and Sharper Image.
      On March 8, 2005, Planet entered into a definitive agreement to acquire Allergy Control Products, Inc. (“ACP”). The merger transaction will be structured pursuant to an Agreement and Plan of Merger agreed upon by both parties, and is subject to approval by each party’s respective shareholders and other contingencies. Pursuant to the terms of the merger transaction the shareholder of ACP will be issued 600,000 shares of Planet common stock. In addition, ACP debt to its shareholder in the approximate amount of $1,500,000 will be paid in full by Planet.

Products and Technologies
      There are over 65 million allergy sufferers in the US alone. The American College of Allergy and Immunology recommends avoidance as the first line of treatment. Allergy Free contracts for the manufacture and distributes products to address three main allergen areas where avoidance products can provide reduced exposure. The categories are Air Filtration, Dust Mite/ Dander avoidance, and Mold concerns.
      Air Filtration Product Category: According to the EPA the air inside houses is 3-5 times more polluted than outdoor air so providing products to clean the air inside the home is critical to any allergy management plan. Allergy Free air filters greatly reduce the amount of airborne contaminants. Planet currently markets three types of filters for forced heating and cooling systems along with vent filtration kits and HEPA room air cleaners.

•	The Aller-Pure® Gold Filter is a permanent electrostatic washable filter. The filter is very efficient in removing particles at the 1-10 micron level. The filter is pleated and offers 2.5 times the filtering surface area of a flat filter while providing a low resistance that optimizes airflow. We offer 45 standard sizes and also manufacture custom filters to meet almost any customer need. The filters have a ten-year warranty.

•	The Aller-Pure® MAX- (Micro-Allergen Xtractor) is the newest filter offered by the Company. The Aller-Pure MAX is rated at the highest level for residential filters. It is a pleated filter with actively electrostatic charged media. The disposable filter’s life is 2-3 months and is sold in packages of 4 filters. Currently we offer this filter in 11 standard sizes.

•	We provide the Aller-Pure® Flex filters for free-standing air conditioning units and other types of heating and cooling systems often found in recreational vehicles. The flex filter is comprised of 3 layers and sewn with a trim. These filters are washable and have a three-year warranty.

•	Consumers filter the loose dust from their air ducts using Allergy-Free® Vent Filtration Kits. The vent kits are sold in one month and six week supplies. Consumers are instructed to change the vent filters when dirty and replace with new product.

•	Allergy-Free® Filter Cleaner — Used to clean the Aller-Pure® Gold and Aller-Pure® Flex filters.

•	Allergy-Free® HEPA Room Air Cleaners are available in five different configurations to meet an individual’s needs. These freestanding units are often used when the forced heating and cooling system is not in use and/or when an individual does not have a forced air system.
      These products reduce the amount of airborne contaminants and dust in the air. The products are designed for specific customer requirements that vary based on room size, number of rooms in the house and type of heating and/or cooling system installed. Many customers will purchase and use a furnace filter, vent filtration kit, and a freestanding HEPA room air cleaner.
      Dust Mite/ Dander Avoidance Product Category: Microscopic bugs called dust mites produce potent allergens and thrive in places such as beds, upholstered furniture, and carpets. Approximately 45% of all allergy sufferers are allergic to dust mites. The Company provides a complete line of products that reduce the allergy sufferers’ exposure. Using a variety of the mite reducing products is recommended to achieve maximum relief. Customer testimonials report fewer headaches and less congestion once they have implemented a dust mite removal strategy.

•	Allergy-Free® Pristine Bed and Pillow Encasings and Hypoallergenic Pillows: The Pristine® line of encasings offered by Planet is the first choice in hypo-allergenic protective bed covers to protect household members from dust mite allergens while sleeping. The Pristine® line is highly recommended by allergy physicians.

•	Anti-Allergen Products for laundry and upholstery: We offer products in this category from Whirlpool, Alkaline products and Ecology Works.

•	Carpet Treatments: Planet markets Capture® Carpet Cleaner, Dust Mite Control and X-Mite carpet treatments. All of these products work by either killing the dust mites or denaturing the protein rendering it to a non-allergenic state.

•	Electrostatic Mops and Dusters: These mops utilize an electrostatic cloth for maximum efficiency without the use of harsh chemicals that also can be harmful to the allergy patient.

•	Dander Reducing Treatments: Allerpet solutions are rubbed directly on to the animal and reduce the amount of pet dander.
      Mold Concerns Product Category: Excess mold in the environment can cause severe headaches and congestion. Allergy Free distributes a full line of products to keep the home environment to an optimum humidity level. The Damp Check Domes are used in closets and cupboards; the Allersearch AllerMold is a product used in showers and tubs. We also recommend and sell mold-free shower curtains and mats.

Product Registrations
      Planet does not directly manufacture any product requiring EPA or FDA registration. We sell products that are registered by their manufacturers.

Licensed Technology and Intellectual Property
      Planet licenses technology associated with the production of its Aller-Pure® Gold Permanent Electrostatic Filter. The licensing agreement is with Rick L. Chapman exclusively for Allergy Free. Patent number 6,056,809. Permanent Air Filter and Method of Manufacture. Specifically a washable air filter for filtering inlet air to a heating and/or air conditioning system comprising an assembly formed of: a deformable, non-electrostatic pad of a high-loft, air laid, resin bonded polymeric fibers, 2 layers of mesh along with 2 layers of expanded steel glue in an aluminum frame. The licensing agreement is for a term of 10 years or the life of the patent or for the period of time in which Planet actively sells the Aller-Pure® Gold Permanent filter. The agreement provides for a royalty of 1.65% based on net filter sales and is paid monthly. The original agreement was dated January 1, 1997.

Research and Development
      Planet is not actively developing new products, although the Company has historically worked with consultants, filter-testing labs, media manufactures and filter manufacturers to develop new enhanced filters and product line extensions.

Government Requirements
      Planet’s sales practices are regulated at both the federal and state level. The Telephone Consumer Protection Act (the “TCPA”), which was enacted in 1991, authorized and directed the Federal Communications Commission (the “FCC”) to enact rules to regulate the telemarketing industry. In December 1992, the FCC enacted rules, which place restrictions on the methods and timing of telemarketing sales calls.
      On July 3, 2003, the FCC issued a Report and Order setting forth amended rules and regulations implementing the TCPA. The rules, with a few exceptions, became effective August 25, 2003. These rules included: (1) restrictions on calls made by automatic dialing and announcing devices; (2) limitations on the use of predictive dialers for outbound calls; (3) institution of a national “do-not-call” registry in conjunction with the Federal Trade Commission (the “FTC”); (4) guidelines on maintaining an internal “do-not-call” list and honoring “do-not-call” requests; and (5) requirements for transmitting caller identification information. The “do-not-call” restrictions took effect October 1, 2003. The caller identification requirements became effective January 29, 2004. The FCC also included rules restricting facsimile advertisements. These rules became effective January 1, 2005.
      The Federal Telemarketing Consumer Fraud and Abuse Act of 1994 authorizes the FTC to issue regulations designed to prevent deceptive and abusive telemarketing acts and practices. The FTC issued its Telemarketing Sales Rule (the “TSR”), which went into effect in January 1996. The TSR applies to most direct teleservices telemarketing calls and certain operator teleservices telemarketing calls and generally prohibits a variety of deceptive, unfair or abusive practices in telemarketing sales.
      The FTC amended the TSR in January 2003. The majority of the amendments became effective March 31, 2003. The changes that were adopted that could adversely affect Planet include, but are not limited to: (1) subjecting a portion of our calls to additional disclosure requirements from which such calls were previously exempt: (2) prohibiting the disclosure or receipt, for consideration, of unencrypted consumer account numbers for use in telemarketing; (3) additional disclosure statements relating to certain products and services; (4) additional authorization requirements for payment methods that do not have consumer protections comparable to those available under the Electronic Funds Transfer Act (“EFTA”) or the truth in Lending Act; and (5) institution of a national “do-not-call” registry. The “do-not-call” restrictions became effective October 1, 2003. Planet believes it is in compliance with the amendments.

      The amendments to the TSR in 2003 may have a material impact on both Planet’s revenue and profitability. The addition of a national “do-not-call” list to the growing number of states that already have “do-not-call” lists has reduced the number of households that the Company may call. Approximately seventy-percent (70%) of Planet’s historical customers have placed their names on the national “do-not-call” list.
      In addition to the federal legislation and regulations, there are numerous state statutes and regulations governing telemarketing activities, which do or may apply to us. For example, some states also place restrictions on the methods and timing of telemarketing calls and require that certain mandatory disclosures be made during the course of a telemarketing call. Some states also require that telemarketers register in the state before conducting telemarketing business in the state.
      We specifically train our telemarketing representatives to handle calls in an approved manner and believe we comply in all material respects with all federal and state telemarketing regulations. There can be no assurance, however, that Planet would not be subject to regulatory challenge for a violation of federal or state law.
      Annual fees for federal registrations were $7,300 for 2004 and proposed fees for 2005 are approximately $11,000. In addition, Planet anticipates spending an additional approximately $5,000-$8,000 on state fees in 2005.

Customers of Planet
      The typical customer for the Company’s products is the residential consumer. In excess of one million customers in this category have purchased the Company products. Additionally, but on a very limited basis, we sell products to physicians offices as well as HVAC service and duct cleaning businesses.

Suppliers of Planet
      Planet acquires its products from a variety of manufacturers. The primary suppliers of the Company products include:

American Metal Filter Company (Permanent Electrostatic Filters)
Lifetime Filter Manufacturing, LLC (Disposable Filters)
J. Lamb, Inc. (Bedding Encasings)
Austin Air Systems, LTD (Room Air Cleaners)

Sales and Marketing
      We employ staff to perform and manage sales and marketing functions. Outside resources are hired on an as-needed basis to augment the internal effort. Currently Planet actively markets on the Internet, through catalog sales, and inbound and outbound telemarketing.

Employees
      As of January 1, 2005, Planet employed 9 full-time and 2 part-time employees. The company also uses periodic temporary labor, as needed.

Properties
      The Planet office is located in approximately 5400 square feet of leased office space in San Diego, California, subject to a sublease which terminates July 31, 2005. The monthly rental payment is $6,513 triple net.

Risk Factors
      Amendments to the Telemarketing Sales Rule (the “TSR”). The amendments to the TSR in 2003 may have a material impact on both Planet’s revenue and profitability. The addition of a national “do-not-call” list to the growing number of states that already have “do-not-call” lists has reduced the number of households that the Company may call. Approximately seventy-percent (70%) of Planet’s historical customers have placed their names on the national “do-not-call” list.
      In addition to the federal legislation and regulations, there are numerous state statutes and regulations governing telemarketing activities, which do or may apply to us. For example, some states also place restrictions on the methods and timing of telemarketing calls and require that certain mandatory disclosures be made during the course of a telemarketing call. Some states also require that telemarketers register in the state before conducting telemarketing business in the state.
      We specifically train our telemarketing representatives to handle calls in an approved manner and believe we comply in all material respects with all federal and state telemarketing regulations. There can be no assurance, however, that Planet would not be subject to regulatory challenge for a violation of federal or state law.
      We have experienced losses, we expect future losses and we may not become profitable. For the years ended December 31, 2004, and 2003, we had net losses of approximately $773,558 and $574,135, respectively. As of December 31, 2004, we had an accumulated deficit of approximately $3.7 million.
      Since we have historically incurred net losses, we expect this trend to continue until some indefinite date in the future. We may not become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.
      We may require additional capital in the future which may not be available. Our future capital requirements will depend on many factors, including:

•	the cost of manufacturing;

•	developing new markets for our products;

•	competing technological and market developments; and

•	the costs involved in filing, prosecuting and enforcing patent claims.
      We anticipate that our existing resources combined with revenues will enable us to maintain our current and planned operations through December 31, 2005. However, changes in our plans or other events affecting our operating expenses, such as acquisition opportunities, may cause us to expend our existing resources sooner than expected.
      We may seek additional funding through private placements of stock or strategic relationships. But the uncertainty as to our future profitability may make it difficult for us to secure additional financing on acceptable terms, if we are able to secure additional financing at all. Insufficient funds may require us to delay, scale back or eliminate some or all of our activities.
      We are subject to penny stock regulations. Our common stock is not listed or qualified for listing on NASDAQ or any national securities exchange but is only sporadically traded in the over-the-counter market in the so-called OTC Bulletin Board. As a result, an investor will find it difficult to dispose of, and to obtain accurate quotations as to the value of, our common stock.
      Our common stock is classified as a penny stock by the Securities and Exchange Commission. The classification severely and adversely affects the market liquidity for our common stock. The Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedules prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth (i) the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in public offerings and secondary trading and about the commissions payable to the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in case of fraud in penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
      Any inability to adequately retain or protect our employees, customer relationships and proprietary technology could harm our ability to compete. Our future success and ability to compete depends in part upon our employees, customer relationships, proprietary technology and trademarks, which we attempt to protect with a combination of trademark and trade secret claims. These legal protections afford only limited protection. Further, despite our efforts, we may be unable to prevent third parties from soliciting our employees or customers or infringing upon or misappropriating our intellectual property. Our employees, customer relationships and intellectual property may not be adequate to provide us with a competitive advantage or to prevent competitors from entering the markets for our product and services. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, and equivalent or superior to, our products. We will monitor infringement and/or misappropriation of our proprietary rights. However, even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.
      The departure of certain key personnel could harm the financial condition of the Company. Several of our employees are intimately involved in our business and have day-to-day relationships with critical customers. Planet is not able to afford additional staff to supplement these key personnel. Competition for highly skilled business, product development, marketing and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. A failure on our part to retain the services of these key personnel could have a material adverse effect on our operating results and financial condition. We do not maintain key man life insurance on any of our employees.
      We face numerous competitors. We have many competitors with comparable characteristics and capabilities that compete for the same group of customers. Our competitors are competent and experienced and are continuously working to take market share away from us. Our competitors have greater financial, technical, marketing and other resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sales and marketing of their products and services than are available to us.
      There are risks associated with our planned growth. We plan to grow the Company’s revenues and profits by adding to our existing customer base through internal growth and by the acquisition of other companies.
      Management believes that Planet can grow through the acquisitions of other allergy control related companies as part of a “roll-up” strategy. The acquisition of other companies is uncertain and contains a variety of business risks, including: cultural differences, the retention of key personnel, competition, protection of intellectual property, profitability, industry changes and others.
      Although we do not have an agreement to acquire any specific company at this time, other than Allergy Control Products, we intend to attempt to expand our operations through the acquisition of other companies. Acquisitions and attempted acquisitions may place a strain on our limited personnel, financial and other resources. Our ability to manage this growth, should it occur, will require expansion of our capabilities and personnel. We may not be able to find qualified personnel to fill additional positions or be able to successfully manage a larger organization.
      We have very limited assets upon which to rely for adjusting to business variations and for growing new businesses. While we are likely to look for new funding to assist in the acquisition of other profitable businesses, it is uncertain whether such funds will be available. There can be no assurance that we will be successful in raising a sufficient amount of additional capital, or if we are successful, that we will be able to raise capital on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution.
      Future sales of our common stock by existing shareholders under Rule 144 or this offering could decrease the trading price of our common stock. As of December 31, 2004, a total of approximately 1,955,397 shares of outstanding common stock were “restricted securities” and could be sold in the public markets only in compliance with rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell, in brokerage transactions, an amount not exceeding in any three-month period the greater of either (i) 1% of the issuer’s outstanding common stock or (ii) the average weekly trading volume in the securities during a period of four calendar weeks immediately preceding the sale. Persons who are not affiliated with the issuer and who have held their restricted securities for at least two years are not subject to the volume limitation. Possible or actual sales of our common stock by present shareholders under Rule 144 could have a depressive effect on the price of our common stock. We have filed a registration statement to register many of these shares, which may be sold without the above limitations when and if the registration statement becomes effective.
      Our directors and executive officers beneficially own approximately 50% of our stock, including stock options and warrants exercisable within 60 days of January 1, 2005; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; shareholders may be unable to exercise control. As of January 1, 2005, our executive officers, directors and affiliated persons were the beneficial owners of approximately 50% of our common stock, including stock options exercisable within 60 days of January 1, 2005. As a result, our executive officers, directors and affiliate persons will have significant ability to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles or incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.
      As a result of their ownership and positions, our directors and executive officers collectively, are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.
      Absence of Dividends. We have not paid any cash dividends on our Common Stock since our inception and do not anticipate paying cash dividends in the foreseeable future.

ITEM 2.	DESCRIPTION OF PROPERTY
      The executive offices are located in approximately 5,400 square feet of leased office space located at 6835 Flanders Drive, Suite 100, San Diego, California, 92121 subject to a sublease which terminates July 31, 2005. The sublease may be extended on a month-to-month basis after July 31, 2005.

ITEM 3.	LEGAL PROCEEDINGS
      None.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
      Planet held its annual meeting on November 17, 2004 and continued that meeting on November 29, 2004. Only holders of record of Planet common stock on September 30, 2004 were entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 6,582,884 (or 131,658 post reverse stock split) shares of Planet common stock outstanding.
      The following matters were voted on and approved by Planet shareholders: (1) the Agreement and Plan of Merger between Planet and Allergy Free, LLC (“Allergy Free”), wherein Planet acquired all of the assets of Allergy Free and assumed certain of the liabilities of Allergy Free; (2) the establishment of a Royalty Liquidation Trust (“Trust”) to collect royalties and other payments due under the licensing agreements with Agway, Inc. and Ryer Enterprises, LLC (“Royalty Contracts”) and distribute any such payments to the shareholders of record of Planet as of September 30, 2004, subject to paying certain expenses and maintaining a $30,000 reserve for the payment of future expenses related to the Trust and Royalty Contracts; (3) the amendment to the Restated Articles of Incorporation to effect a reverse stock split of one-for fifty; (4) the amendment to the Restated Articles of Incorporation to effect a name change from “Planet Polymer Technologies, Inc.” to “Planet Technologies, Inc.”; (5) the election of H.M. Busby, Scott L. Glenn, Robert J. Petcavich, Ph.D., Ellen Preston and Michael Trinkle to serve as Planet’s Board of Directors; (6) the amendment to the 2000 Stock Option Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 500,000 shares to 5,000,000 shares; and (7) the ratification of the approval of J.H. Cohn LLP to serve as Planet’s independent registered public accounting firm for the 2004 fiscal year.
      Items 5 and 7 were approved on November 17, 2004, and Items 1 through 4 and 6 were approved on November 29, 2004.
      Items 1 through 4 required and received the approval of the holders of a majority of the outstanding common stock of the Company; the five persons elected under Item 5 received the most number of votes cast; with the required quorum present, Items 6 and 7 required and received the approval of holders of a majority of the outstanding common stock of the Company present in person or represented by proxy at the meeting.
      That Proxy Statement previously filed by Planet with the Securities and Exchange Commission on October 20, 2004, and mailed out to all shareholders of record as of September 30, 2004, contains a more complete discussion of Items 1 through 7, as summarized above.

PART II.

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
      The Company’s Common Stock trades on the OTC.BB under the symbol “PLNT.OB.” The following table sets forth the high and low sales prices of the Company’s Common Stock for the period from January 1, 2003 through December 31, 2004 as furnished by the OTC.BB. These prices reflect prices between dealers without retail markups, markdowns or commissions, and may not necessarily represent actual transactions. These prices also reflect the reverse stock split effective December 6, 2004:

	Trade Prices

	High	Low

Fiscal year ended December 31, 2003
First Quarter	$4.00	0.50
Second Quarter	5.00	2.50
Third Quarter	3.00	2.50
Fourth Quarter	3.50	1.50
Fiscal year ended December 31, 2004
First Quarter	12.50	1.75
Second Quarter	10.50	3.00
Third Quarter	3.50	2.50
Fourth Quarter	3.50	0.70
      On March 11, 2005, the last reported sale price of the Company’s Common Stock on the Over-the-Counter Bulletin Board was $1.26 per share. As of March 11, 2005, there were approximately 194 holders of record of the Company’s Common Stock with 2,180,368 shares outstanding. The market price of shares of Common Stock, like that of the common stock of many other emerging growth companies, has been and is likely to continue to be highly volatile.
      The Company has never declared or paid a cash dividend. The Company has not paid and does not intend to pay any Common Stock dividends to Common Stock shareholders in the foreseeable future and intends to retain any future earnings to fund the Company’s operations. Any payment of dividends in the future will depend upon the Company’s earnings, capital requirements, financial condition and such other factors as the Board of Directors may deem relevant.
Recent Sales of Unregistered Securities
      During the period from November 29, 2004, through December 31, 2004, the Company entered into subscription agreements with investors for the sale of an aggregate of 258,000 shares of Company common stock at $2.50 a share. The net proceeds received by the company at December 31, 2004 totaled $645,000. The Company relied upon an exemption from registration pursuant to Section 4(2) of, and Regulation D, promulgated under, the Securities Act.
      On November 30, 2004, the Company issued 1,655,670 shares of common stock to AF Partners, LLC, and certain former members of AF Partners as consideration for the assets of Allergy Free, LLC, valued at $2.50 per share. The Company relied on Section 4(2)of, and Regulation D, promulgated under, the Securities Act, as a basis of exemption from registration.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Overview
      The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Planet evaluates its estimates and judgments on an on-going basis. Planet bases its estimates on historical experience and on assumptions that it believes to be reasonable under the circumstances. Planet’s experience and assumptions form the basis for its judgments about the carrying value of its assets and liabilities that are not readily apparent from other sources. Actual results may vary from what Planet anticipates and different assumptions or estimates about the future could change Planet’s reported results. Planet believes the following accounting policies are the most critical to Planet, in that they are important to the portrayal of its financial statements and they require Planet’s most difficult, subjective or complex judgments in the preparation of its financial statements:
Revenue Recognition
      Planet recognizes revenue on its products when the product is shipped. Planet accrues a provision for estimated returns concurrent with revenue recognition. In addition, a provision for potential warranty claims is provided for at the time of sale, based upon warranty terms and the Company’s prior experience.
Allowances for Doubtful Accounts
      Allowances for doubtful accounts receivable are maintained based on historical payment patterns, aging of accounts receivable, and actual write-off history. Allowances are also maintained for future sales returns and allowances based on an analysis of recent trends of product returns.
Impairment of Long-Lived Assets
      In assessing the recoverability of its long-lived assets, Planet must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, Planet may be required to record impairment charges for these assets.
Statements of Operations Data
      The following tables set forth certain items in Planet’s Statements of Operations for the periods indicated.

Years Ended December 31, 2004 and 2003

	2004	2003	Change	%

Sales	$1,180,382	$2,258,213	(1,077,831)	(47.7)
Cost of Sales	407,811	730,801	(322,990)	(44.2)
Gross Profit	772,571	1,527,412	(754,841)	(49.4)
Operating Expenses	1,286,684	1,874,398	(587,714)	(31.4)
Loss from Operations	(514,113)	(346,986)	167,127	48.2
Other Income
(Expense)	(259,445)	(227,149)	32,296	14.2
Net Loss	(773,558)	(574,135)	199,423	34.7
      Planet’s net sales decreased 47.7% from $2,258,213 for the twelve months ended December 31, 2003, to $1,180,382 for the twelve months ended December 31, 2004. This decrease was due to several factors. First, sales in 2003 were impacted positively both from the effects of radio advertising in late 2002 and early 2003 and from having two active sales locations, with two active telemarketing staffs. For most of 2004, the Company’s San Diego location was the only telemarketing group in operation. Sales in 2004 were negatively impacted by the Do Not Call (“DNC”) legislation which went into effect during the fourth quarter of 2003. Due to DNC requirements, the company was unable to telemarket its products to a segment of its existing customers.
      Cost of Sales decreased 44.2% from $730,801 for the twelve months ended December 31, 2003, to $407,811 for the twelve months ended December 31, 2004, due mainly to the associated decrease in sales revenue (units sold) and a small shift in product mix and higher distribution costs. Overall gross profit, as a percentage of sales, totaled 65.5% for the twelve months ended December 31, 2004, and 67.6% for the twelve months ended December 31, 2003. This change is due to a shift in product mix in the first quarter of 2004 and higher distribution and other costs resulting from the relocation to San Diego. This product mix shift was primarily due to an emphasis in the first quarter of 2004 on the sale of room air cleaners and up-selling across the Company’s product line. The Company expects its profit margin to be impacted in the future by higher distribution costs as compared to 2004 and 2003.
      Selling and general and administrative expenses decreased by 31.4% from $1,874,398 for the twelve months ended December 31, 2003, to $1,286,684 for the twelve months ended December 31, 2004. Of the $587,714 decrease, approximately $239,000 was attributable to discontinuing the national radio advertising campaign and the remainder of the decrease was related to decreased headcount and facility expenses with only one location active for most of 2004.
      The Other Income (Expense) category includes interest expense of $197,673 and other expenses of $62,671 for the twelve months ended December 31, 2004. While interest expense was up slightly ($8,211) over the prior year, other expenses increased $22,934, or 57.7% over the twelve months ended December 31, 2003. This difference was due mainly to moving costs associated with closing and moving the Company’s Houston operations to San Diego during the first quarter of 2004.

Years Ended December 31, 2003 and 2002

	2003	2002	Change	%

Sales	$2,258,213	$3,787,164	(1,528,951)	(40.4)
Cost of Sales	730,801	1,211,128	(480,327)	(39.7)
Gross Profit	1,527,412	2,576,036	(1,048,624)	(40.7)
Operating Expenses	1,874,398	2,860,129	(985,731)	(34.5)
Loss from Operations	(346,986)	(284,093)	62,893	22.1
Other Income
(Expense)	(227,149)	(245,449)	(18,300)	(7.5)
Net Loss	(574,135)	(529,542)	44,593	8.4
      Net sales decreased 40.4% from $3,787,164 for the year ended December 31, 2002 to $2,258,213 for the year ended December 31, 2003. This decrease was due primarily to the decision to discontinue the national radio advertising campaign in April 2003.
      Cost of sales decreased 39.7% from $1,211,128 for the year ended December 2002 to $730,801 for the year ended December 31, 2003, due to the associated decrease in sales revenue (units sold). Overall gross profit, as a percentage of sales, was relatively constant for the years ended 2003 and 2002, at 67.6% and 68.0%, respectively. This slight decrease year over year was due to the relatively consistent product mix during the two years.
      Selling and general and administrative expenses decreased by 34.5% from $2,860,129 for the year ended December 31, 2002 to $1,874,398 for the year ended December 31, 2003. Of this $985,731 decrease, $939,000 was due to discontinuing the national radio advertising campaign and approximately $15,000 due to a reduction in lease expense in Houston during 2003, where the Company down-sized into a smaller portion of the existing space.
      The Other Income(Expense) category mainly includes interest expense which totaled $189,462 for the year ended December 31, 2003, an increase of $28,019 or 17.4% over the prior year due to higher outstanding borrowings during the 2003 year.
Off Balance Sheet Arrangements
      None.

Liquidity And Capital Resources
      Cash and cash equivalents totaled $374,923 at December 31, 2004, compared to $128,005 at December 31, 2003. Although the Company used cash totaling $435,833 in its operations during 2004, an advance from a related party of $120,000 and proceeds from investors notes payable of $142,000 offset some of the cash used in operations. Payments totaling $226,612 were made to pay principal portions of notes payable during the year. During the fourth quarter of 2004, shares were sold to investors through a private placement offering which provided operating capital of approximately $645,000 to pay expenses incurred in the combination of Allergy Free and Planet Polymer and provide further support for sales and marketing efforts. The Company intends to continue its Private Placement Offering for an additional 90 days or more in an effort to provide more working capital and consider acquisition opportunities. No assurance can be given that the Company will be able to obtain such financing or internally generate cash flows, which may impact the Company’s ability to continue as a going concern.
      Inventories at December 31, 2004 decreased $65,128 or 77.4% to $19,012 compared to $84,140 at December 31, 2003. This decrease continues the trend started in 2003, that as sales and customer demand slipped during the year, inventory levels dropped as well, as management adjusted ordering levels to meet demand.
Recent Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” requiring that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be measured and recognized in the financial statements using the fair value of the compensation awards. The provisions of SFAS 123R are effective for us for the first interim or annual reporting period that begins after December 15, 2005; therefore, the Company will adopt the new requirements no later than the beginning of its first quarter of fiscal 2006. Adoption of the expensing requirements will reduce the Company’s reported earnings. Management is currently evaluating the two methods of adoption allowed by SFAS 123R; the modified-prospective transition method, and the modified-retrospective transition method.
      In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period charges. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a significant impact on the Company’s financial position or results of operations.

ITEM 7.	FINANCIAL STATEMENTS
      The information required by this item is included in the Appendix attached hereto.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
      None.

ITEM 8A.	CONTROLS AND PROCEDURES
EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES
      Our independent registered public accounting firm has informed the Company of a material weakness in the Company’s internal control over financial reporting due to a lack of segregation of duties regarding the reporting and disclosure of information required to be disclosed in the reports we file with the SEC. Based upon that information, the Company has already hired a Controller and other personnel to rectify the potential concern. After these recent changes, the Company carried out an evaluation, under the supervision of our management, including our Chief Executive Officer and Chief Financial Officer, of the design and operation of these new disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that with the recent changes our disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in our periodic SEC filings.
CHANGES IN INTERNAL CONTROLS
      Based upon the advice of our independent registered public accounting firm, the Company has hired a Controller and other personnel to rectify the potential concern. After these recent changes, the Company carried out an evaluation, under the supervision of our management, including our Chief Executive Officer and Chief Financial Officer, of the design and operation of these new disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that with the recent changes our disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in our periodic SEC filings.

ITEM 8B.	OTHER ITEMS
      None.
PART III.

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Directors and Executive Officers
      The names of directors and executive officers and certain information about each person is set forth below:

Name	Age	Principal Occupation

Scott L. Glenn	54	Chairman of the Board of Directors, President and Chief Executive Officer and Business Executive
Eric B. Freedus	55	Director, Attorney
H.M. Busby	66	Director, Private Investor
Michael Trinkle	51	Business Executive
Ellen M. Preston	49	Business Consultant
Leslie White	52	Secretary and Chief Financial Officer
Bret Megargel	36	Vice President
      Scott L. Glenn was elected to the Board and appointed Chairman, President and Chief Executive Officer of Planet in November 2004. Since October 2000 he, or an affiliated entity controlled by him, has been the Manager and a member of Allergy Free, LLC. Mr. Glenn is also the Managing Partner of Windamere Venture Partners and its investment funds (Windamere I, LLC, Windamere II, LLC, and Windamere III, LLC), and has been since 1996. He also currently serves as a director and founder of GlobalEdge, Inc., Kanisa Pharmaceuticals, Cadence Pharmaceuticals, Veras Pharmaceuticals, Somaxon Pharmaceuticals, and Conception Technologies through SR Technology Associates. Previously, from 1988 until 1995, Mr. Glenn served as President/ CEO, and then Chairman of Quidel Corporation, a leading point of care diagnostic business. Before serving in those capacities from 1983 through 1988, Mr. Glenn was vice president of development/operations of Quidel. From 1984 to 1992, Mr. Glenn served in numerous management positions, including Division/ General Manager at Allergan Pharmaceuticals, Inc. Mr. Glenn has a Bachelor of Science degree in Finance and Accounting from California State University at Fullerton.
      Eric B. Freedus was elected to the Board in January 2005. Mr. Freedus has been an attorney in private practice since 1974 and is currently the president of the law firm of Frank and Freedus, APC. Mr. Freedus currently focuses his law practice in the area of special education litigation. Mr. Freedus received his undergraduate degree from the State University of New York at Buffalo in 1971 and his law degree from the University of Toledo in 1974.
      H. M. “Mac” Busby has been a director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board. Mr. Busby was President and Chief Executive Officer and Chief Financial Officer of the Company from February 2003 until November 2004. In May 2003, Mr. Busby was appointed Secretary of the Company. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations. Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc., a subsidiary of MCA, Inc. Mr. Busby was Chairman of Sun Protective International and Sun-Gard USA. Mr. Busby earned his B.S. in Business Administration from Indiana University.
      Michael A. Trinkle currently serves as President of Conception Technologies, LP, and has held the position since 1993. Mr. Trinkle was also a member of Allergy Free, LLC, and served as its President from August 2001 to March 31, 2004. During the 15 years prior to joining Conception Technologies, LP, Mr. Trinkle was employed by Allergan Pharmaceuticals where he held management positions in the areas of operations, sales, marketing, and quality assurance. Mr. Trinkle was elected to the Board in November 2004.
      Ellen M. Preston was a member of Allergy Free, LLC, since October 2000. In addition to being a member of Allergy Free, LLC, since 1998, Ms. Preston has been a business consultant advising medical device companies in the areas of strategic market assessment, business development, brand development and strategy, and communications. From 2000 until 2002, Ms. Preston was a venture partner with Windamere Venture Partners. While with Windamere Venture Partners, Ms. Preston was a founder of Dexcom, Inc., a corporation engaged in the development of an implantable glucose sensor, and founded Miramedica, Inc. a company specializing in computer-aided detection. Ms. Preston served as interim president of Miramedica, Inc., which was sold to Kodak in 2003. From 1997-1998, Ms. Preston was Vice President of Sales and Marketing for Amira Medical, Inc. She held a similar position with Biopsys Medical, Inc. from 1996-1997. Ms. Preston was elected to the Board in November 2004.
      Leslie White has been the Controller of Allergy Free, LLC since late 2000 and is also a member of the Company. Prior to joining Allergy Free, LLC, Ms. White was Vice President and Controller of several privately held companies in the San Diego area and from 1990-1994 served as the Finance Manager and Controller of Quidel Corporation, a publicly-held company. Ms. White worked for the firm of Ernst & Young and was awarded a CPA certificate in 1989. Ms. White has an MBA from San Francisco State University.
      Bret Megargel most recently served from 2002 to 2004 as Vice President of Business Development for Avera Pharmaceuticals, Inc., a private pharmaceutical development company. Mr. Megargel is a co-founder of Avera, and during his tenure led the successful licensing or acquisition of three novel pharmaceutical products from global pharmaceutical companies with combined deal value of greater than US$100 million. Prior to the founding of Avera, Mr. Megargel served as a Venture Partner for Windamere Venture Partners, from 1999 to 2003, during his tenure, he served as Vice President of Business Development for MD Edge, Inc., and Director of Business Development for Converge Medical, Inc., and was a member of the founding team of Dexcom, Inc. From 1991 to 1996, Mr. Megargel served as a consultant for Marketing Corporation of America, where he was a case manager for product development, licensing and acquisition, and marketing strategy projects for market leading healthcare clients. Mr. Megargel holds a B.A. in Economics from Dartmouth College, and an M.B.A. from the Stanford University Graduate School of Business.
Board Committees and Meetings
      During 2004, the Board of Directors held five (5) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. In addition, in 2004 the Company’s entire current Board acted as the Nominating Committee and nominated Scott Glenn, Michael Trinkle and Ellen Preston to serve as directors with Robert Petcavich and H. Mac Busby in compliance with the Agreement and Plan of Merger dated March 18, 2004, and entered into by and between the Company and Allergy Free, LLC. On January 18,

2005, Robert Petcavich tendered his resignation as a director. On that same date, at a meeting of the Board of Directors, Mr. Eric B. Freedus was elected as a director of the Company.
      On November 17, 2004, Michael Trinkle and H. Mac Busby were approved as Audit Committee members. The Audit Committee is responsible for the engagement of the Company’s independent registered public accounting firm, consulting with that firm concerning the audit plan and reviewing the comments and recommendations resulting from their audit. The current Audit Committee Charter was adopted on January 25, 2005. While each of the members of the Audit Committee has significant knowledge of financial matters, neither of the Audit Committee members has been designated as an “audit committee financial expert” as defined under Item 401(e)(1) of Regulation S-B of the Securities Exchange Act of 1934, as amended. The Company believes that the current members of the Audit Committee can competently perform the functions required of them as members of the Audit Committee.
      The Audit Committee has reviewed and discussed the audited financial statements with management and it has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61. Furthermore, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm their independence and based on the review of the financial statements and discussions with management and the independent registered public accounting firm, it recommended to the Board of Directors that the audited financial statements be included in this annual report.
      On November 17, 2004, Ellen Preston and Robert Petcavich were approved as Compensation Committee members. Upon the resignation of Robert Petcavich and the election of Eric Freedus as a director, Mr. Freedus was named to replace Dr. Petcavich as a member of the Compensation Committee. The Compensation Committee is responsible for reviewing the compensation and benefits of the Company’s executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company’s executive officers and administering the Company’s Stock Incentive Plans.
      On November 17, 2004, Scott Glenn and Michael Trinkle were approved as Nominating Committee members The Nominating Committee will be responsible for identifying, evaluating, and recommending candidates to serve as directors of the Company and to serve as a focal point for communication between such candidates, the Board, and the Company’s management and will make recommendations to the Board of Directors concerning the nomination of candidates to be elected by the Company’s shareholders as a director of the Company.
      On January 25, 2005, the Company adopted a code of ethics for its officers and other key personnel involved in the Company’s operations.
      During 2004, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended

December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were filed. However, certain of the filings were late:
      AF Partners, LLC, filed a Form 5 on January 18, 2005, to reflect stock issuance pursuant to the Agreement and Plan of Merger between the Company and Allergy Free, dated November 30, 2004.
      Ellen Preston filed a Form 5 on January 18, 2005, to reflect stock issuance pursuant to the Agreement and Plan of Merger between the Company and Allergy Free, dated November 30, 2004.
      Leslie White filed a Form 5 on January 18, 2005, to reflect stock issuance pursuant to the Agreement and Plan of Merger between the Company and Allergy Free, dated November 30, 2004.
      Mac Busby filed a Form 5 on January 20, 2004, to reflect the issuance of stock option grant on May 19, 2003.
      Ronald Sunderland filed a Form 5 for the fiscal year ended December 31, 2004, to reflect his no longer being a director and therefore no longer subject to Section 16 reporting requirements.

ITEM 10.	EXECUTIVE COMPENSATION
Compensation of Directors and Executive Officers
      Directors and Executive Officers may be granted options to purchase Common Stock under the Company’s 1995 Stock Option Plan (“1995 Option Plan”) and the 2000 Stock Incentive Plan (“2000 Incentive Plan”). As of March 2005, the Board approved an amendment to the 2000 Incentive Plan to increase the authorized number of shares to 250,000 shares, which will be submitted to the shareholders at the next meeting of shareholders.
      During 2004, options to purchase shares of the Company’s Common Stock were granted to the Company’s directors as follows: (a) on November 17, 2004, the Board granted stock options to Mr. Busby, Dr. Petcavich, Mr. Trinkle and Ms. Preston to purchase 500 shares of Planet common stock at an exercise price of $2.50 per share, and (b) on November 30, 2004, the board granted stock options to Scott Glenn to purchase 100,543 shares of Planet common stock at an exercise price of $3.50 per share.
      During 2005, the Board granted stock options to (a) Eric Freedus to purchase 10,500 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a director, (b) Mr. Busby, Mr. Trinkle and Ms. Preston to purchase 10,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as a directors, (c) Ms. White and Mr. Megargel to purchase 30,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as officers of the Company, and (d) Mr. Glenn to purchase 25,000 shares of Planet common stock at an exercise price of $3.00 per share as compensation for serving as an officer of the Company.
      Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings, or any committee meetings, or otherwise in connection with their service as a director.

Compensation of Executive Officers
      The following table sets forth, for the fiscal years ended December 31, 2004, 2003, and 2002 certain compensation awarded or paid to, or earned by the Company’s Executive Officers.
Summary Compensation Table

					Securities
					Underlying
Name and Principal Position	Year	Salary ($)		Bonus ($)	Options (#)		Other

Robert J. Petcavich	2004	$—		$—	500	(1)	$—
Former Chairman of the Board	2003			$—	—		$47,180	(3)
and Chief Technical Officer	2002	$170,038		$—	—		$3,241	(2)
H.M. Busby	2004	$—		$—	500	(1)	$2,963	(7)
Former Chief Executive Officer,	2003	$—		$—	—		$31,677	(3)
President and Chief Financial Officer	2002	$—		$—	—		$—
Richard C. Bernier	2004	$—		$—	—		—
Former Chief Executive Officer	2003	—		$—	—		$19,125	(3)
and President	2002	$117,713		$—	—		$—
Scott Glenn	2004	$—		$—	100,543	(4)	$—
Chairman, Chief Executive Officer	2003	$—		$—	—		$—
and President	2002	$—		$—	—		$—
Leslie White(6)	2004	$52,031	(5)	$—	—		$—
Secretary and Chief Financial Officer	2003	$51,445	(5)	$—	—		$—
	2002	$51,015	(5)	$—	—		$—

(1)	Represents options granted November 17, 2004, for compensation as a director.

(2)	Represents auto expense reimbursement paid by the Company.

(3)	Represents consulting fees paid for their services to the Company in 2003.

(4)	Represents an option granted on November 30, 2004, with an exercise price of $3.50 per share. 25,136 of the Options granted are currently exercisable, and the remaining options to purchase 75,407 shares begin vesting on November 30, 2005.

(5)	Represents compensation paid by Allergy Free, LLC, prior to December 1, 2004, and by Planet after that date.

(6)	Ms. White is employed by Conception Technologies, L.P., a California limited partnership (“Conception”), and for the past three years has devoted approximately fifty percent (50%) of her work time to the business of the Allergy Free (and after December 1, 2004 to the business of Planet Technologies, Inc.) Allergy Free (and now Planet) reimbursed Conception for approximately fifty percent (50%) of the compensation Conception pays to Ms. White as reflected in the table.

(7)	Represents consulting fees paid to Mr. Busby for his services in 2004.
Stock Option Grants and Exercises
      The Company’s Executive Officers are eligible for grants of options under the Company’s 1995 Stock Option Plan (the “1995 Option Plan”) and the 2000 Stock Incentive Plan (the “2000 Incentive Plan”). As of December 31, 2004, there were no shares available for grant under the Option Plans, which was expanded to 100,000 in November 2004.

      The following table sets forth information with respect to the number of securities underlying unexercised options held by the Executive Officers as of December 31, 2004, and the value of unexercised in-the-money options (i.e., options for which the current fair market value of the Common Stock underlying such options exceeds the exercise price):

No. of
	Securities	Percent of Total
	Underlying	Options Granted	Exercise Price
Name	Options	to Employees	($/share)	Expiration Date

Scott Glenn	100,543	100%	$3.50	November 30, 2014
Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		Fiscal Year End(2)		at Fiscal Year End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

R Petcavich	1,000	-0-	250	500	$0	$0
H. M. Busby	2,000	-0-	360	500	$0	$0
Scott Glenn	-0-	-0-	25,136	75,407	$0	$0

(1)	Calculated based on the estimated fair market value of the Company’s Common Stock as of December 31, 2004, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 2004, was $.70, the last transaction price posted at the close of trading on December 31, 2004.

(2)	The certain former directors of Planet surrendered “Out of the Money” stock options including Robert J. Petcavich, 3,294; and H.M. Busby 964.
Description of Employee Benefit Plans:

2000 Stock Incentive Plan
      Planet’s 2000 Stock Incentive Plan was approved by Planet’s shareholders at its annual meeting of shareholders on May 1, 2000. The Board of Directors reserved 500,000 shares of common stock for issuance under the 2000 Plan, together with any remaining shares of common stock eligible for issuance under the 1995 Stock Option plan which expire unexercised. A committee consisting of Planet’s Board of Directors or appointed Board members has the sole discretion to determine under which plan stock options and bonuses may be granted.
      The purpose of the 2000 Incentive Plan is similar to that of the 1995 Plan, which was to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company’s business. As was the case under the 1995 Plan, under the 2000 Plan, Planet may grant or issue incentive stock options and non-statutory stock options to eligible participants, provided that incentive stock options may only be granted to employees of Planet. The 2000 Stock Incentive Plan also allows shares of common stock to be issued under a Stock Bonus Program through direct and immediate issuances. Similar to stock options granted under the Plan, stock bonus awards may be subjected to a vesting schedule determined by the Board of Directors. Option grants under both plans are discretionary. Options granted under both plans are subject to vesting as determined by the Board, provided that the option vests as to at least 20% of the shares subject to the option per year. The maximum term of a stock option under both plans is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company’s outstanding capital stock, the maximum term is five years under both plans. Under both plans if an optionee terminates his or her service to Planet, such optionee may exercise only those option shares vested as of the date of termination, and must affect such exercise within the period of time after termination set forth in the optionee’s option. The exercise price of incentive stock options granted under both plans must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. Under both plans the exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of Planet’s outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of other shares of the Company’s common stock or by any other form of legal consideration that may be acceptable to the Board.

401(k) Plan
      The Company provides a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees are permitted to contribute pre-tax salary to the 401(k) Plan subject to IRS limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There have been no Company contributions to the 401(k) Plan in 2004 or 2003.

Employment Agreements and Change in Control Arrangements
      The Company has entered into an employment agreement with Scott L. Glenn as President/ CEO and Chairman of the Board of the Company for a three-year period, which expires on November 29, 2007, The Company agrees to pay Mr. Glenn a salary of $100 per month (plus healthcare and other benefits) until it is determined by the Board that the Company could afford to pay compensation comparable to CEOs of other similar companies. In exchange for foregoing a salary, the Company granted to Mr. Glenn stock options exercisable at the then fair market value at such time as may be required to maintain the aggregate number of stock options granted to Mr. Glenn at an amount not less than five (5%) percent of the issued and outstanding stock of the Company (on a fully diluted basis) during his three year term of employment.
      The Company has entered into a Consulting Agreement with Dr. Petcavich pursuant to which he retains the 500 options granted to him as a director plus an hourly rate to be determined.
      Prior to November 30, 2004 the Company had an agreement with H.M. Busby whereby the Company had agreed to pay Mr. Busby $100 per hour for work he performed on behalf of the Company.
      In January 2005, the Company agreed to employ Bret Megargel as Vice President of Marketing and Business Development at an annualized salary of $96,000. In March 2005, Mr. Megargel’s annual salary was increased to $192,000. Mr. Megargel was also issued 30,000 stock options under the 2000 Stock Option Plan.

ITEM. 11	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCK HOLDER MATTERS
Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued	Exercise Price	Available for Future Issuance
	Upon Exercise of	of Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (excluding securities
Plan category	Warrants and rights	and Rights	reflected in column (a))

Equity compensation plans approved by security holders	107,413	$8.193	None	(2)
Equity compensation plans not approved by security holders(1)	N/A	N/A	N/A
Total	107,413	$8.193	None	(2)

(1)	The Company does not have any equity compensation plans that have not been approved by Shareholders.

(2)	As of March 11, 2005, the Company has granted options exceeding the number of shares authorized by the shareholders under the 2000 Stock Incentive Plan by 130,913 shares. The Board has approved an amendment to the plan to increase the authorized number of shares to 250,000 shares, which will be submitted to the shareholders at the next meeting of shareholders.

      The following table sets forth certain information regarding the ownership of the Company’s Stock as of December 31, 2004 by: (i) each director and nominee for director; (ii) each of the Executive Officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of the Company’s Stock, based upon information reported to the Company or publicly available reports filed with the SEC.

		Beneficial Ownership

		Number of	Percentage of
Title of Class	Beneficial Owner	Shares(1)	Class Owned(2)

Common	Scott L. Glenn(3)	995,942	45.7%
	6402 Cardeno Drive
	La Jolla, CA 92037
Common	Eric B. Freedus(4)	2,153	0.1%
	1202 Ketner Blvd.,
	Ste. 6000
	San Diego, CA 92101
Common	H.M. Busby(5)	7,012	0.3%
	3852 Alameda Place
	San Diego, CA 92103
Common	Michael A. Trinkle(5)	55,873	2.6%
	3495 Via Zara Court
	Fallbrook, CA 92028
Common	Ellen Preston(5)	26,565	1.2%
	1825 Sheridan Avenue
	San Diego, CA 92103
Common	Leslie White(6)	9,312	0.4%
	18479 Calle La Serra
	Rancho Santa Fe, CA 92091
Common	All executive officers and directors as a group	1,096,857	50.5%
Common	William and Lisa Barkett	308,456	14.1%
	7544 Eads #F
	La Jolla, CA 92037
Common	J. Roberts Fosberg	158,382	7.3%
	2440 Toyon Road
	Healdsburg, CA 95448
Common	Windamere III, LLC(7)	200,000	9.2%
	6402 Cardeno Dr.
	La Jolla, CA 92037

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Percentage ownership is based upon the shares outstanding on March 11, 2005.

(3)	Includes 770,806 shares owned by AF Partners, LLC, which is controlled by Mr. Glenn and 200,000 shares owned by Windamere III, LLC, over which Mr. Glenn shares control (see Note (5) below). Does not include options to purchase 75,407 shares which begin vesting on November 30, 2005. Does not include 25,000 shares issuable upon exercise of stock options which expire on January 25, 2015, and which begin vesting on January 25, 2006.

(4)	Does not include 500 shares issuable upon exercise of stock options which expire on January 18, 2015, and which begin vesting on January 18, 2006, or 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, and which begin vesting on January 25, 2006.

(5)	Does not include 500 shares issuable upon exercise of stock options which expire on November 17, 2014, and which begin vesting on November 17, 2005, or 10,000 shares issuable upon exercise of stock options which expire on January 25, 2015, which begin vesting on January 25, 2006.

(6)	Does not include 30,000 shares issuable upon exercise of stock options which expire on January 31, 2015, and which begin vesting on January 31, 2006.

(7)	Windamere III, LLC, is under the joint control of Mr. Glenn and St. Paul Traveler’s Companies, Inc., its affiliates Split-Rock Partners, LLC, and St. Paul Fire and Marine Insurance Company, whose business address is 385 Washington Street, St. Paul, Minnesota 55102.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
      On November 30, 2004, Planet acquired all of the assets of Allergy Free, LLC, which is the historical business described in this 10-KSB for approximately 1.65 million shares of Planet stock (after giving effect to the reverse stock split), a convertible note of $274,300, and assumption of debt. The transaction was completed pursuant to an Agreement and Plan of Merger between Planet and Allergy Free, LLC. (“Agreement”) As a result of the acquisition, Allergy Free’s historical financial information is included in the consolidated financial results of Planet. Allergy Free, LLC, was and is controlled by Scott Glenn, who became Planet’s Chairman, President and CEO.
      During the period from November 30, 2004, through January 10, 2005, Planet has sold approximately 314,000 shares to investors, pursuant to subscription agreements and in reliance upon an exception from registration provided under Regulation D. 200,000 of the shares were sold to a fund controlled by Scott Glenn.
      Since January 1, 2004, the Company has issued and sold 7,500 shares in connection with the exercise of certain stock options by current and former directors of the Company.
      Mr. Freedus requested to be named a director and the Company agreed to appoint Mr. Freedus as a director based upon his and his family’s share holdings in Planet and the Company’s evaluation of Mr. Freedus’ background and qualification to serve as a director. There are no arrangements or understandings between Mr. Freedus and any other persons regarding how long Mr. Freedus will continue to serve as a director.
      Over the previous two (2) year period, there has been no transaction or proposed transaction between the Company and Mr. Freedus.

ITEM 13.	EXHIBITS.
      (a) 1. Financial Statements. Financial statements are attached as the Appendix to this report. The index to the financial statements is found on page F-1 of the Appendix.

2.	Exhibits.

Exhibit Number		Description

2	.1(8)	Agreement and Plan of Merger dated March 18, 2004, between the Company and Allergy Free.

2	.2(12)	Amendments to Agreement and Plan of Merger dated March 18, 2004.

3	.1(1)	Restated Articles of Incorporation of the Registrant.

3	.2(1)	Restated Bylaws of the Registrant.

3	.3(11)	Certificate of Amendment of Articles of Incorporation of Company dated November 30, 2004.

4.1		Reference is made to Exhibits 3.1, 3.2 and 3.3.

4	.6(1)	Specimen Stock Certificate.

Exhibit Number		Description

10	.1(1)	Form of Indemnity Agreement entered into between the Registrant and certain of its executive officers and directors.

10	.2(1)	Registrant’s 1995 Stock Option Plan (the “1995 Option Plan”).

10	.3(1)	Form of Incentive Stock Option Grant under the 1995 Option Plan.

10	.4(1)	Form of Non-statutory Stock Option Grant under the 1995 Option Plan.

10	.5(1)	Agreement to Assign Proprietary Rights between the Registrant and Dr. Robert J. Petcavich.

10	.6(1)	Form of Confidential Information Agreement entered into between the Registrant and certain former employees.

10	.7(2)	Warrant to Purchase Common Stock, dated March 9, 2000, issued by the Registrant to LBC Capital Resources, Inc.

10	.8(3)	Registrants 2000 Stock Incentive Plan (the “2000 Plan”).

10	.9(3)	Form of Incentive Stock Option Grant under the 2000 Plan.

10	.10(3)	Form of Non-statutory Stock Option Grant under the 2000 Plan.

10	.11(5)	Warrant to purchase Common Stock, dated March 20, 2001, issued by the Registrant to LBC Capital Resources, Inc.

10	.12(6)	Form of Sale and License Agreement dated March 2003 with Agway, Inc. (animal feed products).

10	.13(6)	Form of Sale and License Agreement dated March 2003 with Agway, Inc. (fruit and vegetable products).

10	.14(6)	Form of First Amendment to License Agreement with Agway, Inc.

10	.15(13)	Form of Consulting Agreement with Robert Petcavich.

10	.16(6)(7)	Form of Purchase Sale and License Agreement dated May 1, 2003, with Ryer Enterprises, LLC.

10	.17(9)	Form of Amendment dated January 31, 2004, to Purchase, Sale and License Agreement with Ryer Enterprises, LLC.

10	.18(10)	Form of Royalty Contract dated on or about June 2004 with Ryer, Inc.

10	.19(13)	Form of Employment Agreement with Scott Glenn.

10	.20(13)	Form of subscription agreement for 2004 private placement.

10.21		Form of Agreement and Plan of Merger dated March 7, 2005, with Allergy Control Products and Jonathon T. Dawson.

10.22		Form of Sub-Lease Agreement dated November 1, 2003, with Conception Technologies, L.P.

10.23		Form of License Agreement dated January 1, 1997, and amendments thereto, with Rick L. Chapman.

10.24		Form of Supply Agreement dated January 27, 2004, with American Metal Filter Company.

10.25		Form of Royalty Liquidation Trust dated as of November 29, 2004, with U.S. Bank.

10.26		Form of employment agreement effective February 1, 2005, with Bret Megargel.

11	.1(2)(4)	Statement of Computation of Common and Common Equivalent Shares.

14.1		Code of Business Conduct and Ethics.

23.1		Consent of J.H. Cohn LLP.

31.1		Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2		Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1		Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2		Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form SB-2, as amended (No. 33-91984 LA) and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 1999 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-38500) filed on June 2, 2000 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

(5)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.

(6)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 2002 and incorporated herein by reference.

(7)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003.

(8)	Previously filed as an exhibit to the Registrant’s Form 8K filed March 23, 2004 Report.

(9)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB for the quarter ended December 31, 2003.

(10)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

(11)	Previously filed as an exhibit to the Registrant’s Form 8K filed December 16, 2004 Report.

(12)	Previously filed as an exhibit to Registrant’s Proxy Statement dated October 20, 2004.

(13)	Previously filed as an exhibit to Registrant’s SB-2 dated February 4, 2005.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit Fees
      For professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSB. The aggregate fees billed by the Company’s independent registered public accounting firm, J.H. Cohn LLP, for 2004 and 2003 were $34,300 and $21,850, respectively.
Audit Related Fees
      The aggregate fees billed in 2004 and 2003 by the Company’s independent registered public accounting firm for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements are in the amount of $10,660 and $0, respectively.
Tax Fees
      No fees were billed in 2004 and 2003 by the Company’s independent registered public accounting firm for tax compliance, tax advice and tax planning.
All Other Fees
      No fees were billed in 2004 and 2003 by the Company’s independent registered public accounting firm for any other services, other than Audit Fees and Audit Related Fees.

SIGNATURES
      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLANET TECHNOLOGIES, INC.

By:	/s/ Scott L. Glenn

Scott L. Glenn
Chief Executive Officer
Dated March 31, 2005

By:	/s/ Leslie White

Leslie White
Chief Financial Officer and Principal
Accounting Officer
Dated March 31, 2005
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. M. Busby, his attorney-in-fact, each with the power of substitution, for him, in any and all capacities, to sign any amendments to this report, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each the attorney in-fact, or his substitute may do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ellen Preston Ellen Preston	Director	March 31, 2005

/s/ H. M. Busby H. M. Busby	Director	March 31, 2005

/s/ Michael Trinkle Michael Trinkle	Director	March 31, 2005

/s/ Eric Freedus Eric Freedus	Director	March 31, 2005

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors
Planet Technologies, Inc.
      We have audited the accompanying balance sheet of Planet Technologies, Inc., formerly Planet Polymer Technologies, Inc., as of December 31, 2004, and the related statements of operations, shareholders’ deficiency and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planet Technologies, Inc. as of December 31, 2004, and its results of operations and cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has experienced recurring net losses resulting in a shareholders’ deficiency of $504,400, as of December 31, 2004. In addition, the Company has a working capital deficiency of $490,715 as of December 31, 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP
San Diego, California
March 4, 2005

PLANET TECHNOLOGIES, INC.
BALANCE SHEET DECEMBER 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$374,923
Accounts receivable, less allowance for doubtful accounts of $5,500	3,076
Inventory	19,012
Other current assets	18,575

Total current assets	415,586
Property and equipment, net	101,070
Other assets	3,527

Total	$520,183

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Current portion of convertible notes payable to shareholder	$134,475
Advance from related party	185,000
Accounts payable	224,520
Accrued expenses	353,763
Interest payable	8,543

Total current liabilities	906,301
Convertible notes payable to shareholder, net of current portion	118,282

Total liabilities	1,024,583

Commitments and contingencies
Shareholders’ deficiency:
Preferred stock, no par value, 4,250,000 shares authorized, no shares issued or outstanding	—
Series A convertible preferred stock, no par value, 750,000 shares authorized, no shares issued or outstanding	—
Common stock, no par value, 20,000,000 shares authorized, 2,068,361 shares issued and outstanding	3,198,296
Accumulated deficit	(3,702,696)

Total shareholders’ deficiency	(504,400)

Total	$520,183

See notes to financial statements.

PLANET TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2004 and 2003

	2004	2003

Net sales	$1,180,382	$2,258,213
Cost of sales	407,811	730,801

Gross profit	772,571	1,527,412

Operating expenses:
Selling	597,575	1,296,206
General and administrative	689,109	578,192

Totals	1,286,684	1,874,398

Loss from operations	(514,113)	(346,986)

Other income (expense):
Gain on sale of assets	899	2,050
Other expenses	(62,671)	(39,737)
Interest expense	(197,673)	(189,462)

Totals	(259,445)	(227,149)

Net loss	$(773,558)	$(574,135)

Net loss per share, basic and diluted	$(0.46)	$(0.35)

Weighted average shares used in computing net loss per share attributable to common shareholders, basic and diluted	1,686,559	1,655,670

See notes to financial statements.

PLANET TECHNOLOGIES, INC.
STATEMENTS OF SHAREHOLDERS’ DEFICIENCY
Years Ended December 31, 2004 and 2003

	Common Stock
			Accumulated
	Shares	Amount	Deficit	Total

Beginning, January 1, 2003	1,655,670	$2,310,885	$(2,355,003)	$(44,118)
Net loss			(574,135)	(574,135)

Balance at December 31, 2003	1,655,670	2,310,885	(2,929,138)	(618,253)
Common stock issued in association with the reverse acquisition	130,691	182,411		182,411
Issuance of common stock for cash	258,000	645,000		645,000
Common stock issued for services rendered	24,000	60,000		60,000
Net loss			(773,558)	(773,558)

Balance at December 31, 2004	2,068,361	$3,198,296	$(3,702,696)	$(504,400)

See notes to financial statements.

PLANET TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2004 and 2003

	2004	2003

Operating activities:
Net loss	$(773,558)	$(574,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	82,763	95,979
Gain on sale of assets	(899)	(2,050)
Issuance of stock for services	60,000
Changes in operating assets and liabilities:
Accounts receivable	3,682	(4,196)
Inventory	65,128	36,643
Other assets	(9,763)	25,490
Interest payable	180,567	132,217
Accounts payable	(120,965)	192,651
Accrued expenses	77,212	(13,496)

Net cash used in operating activities	(435,833)	(110,897)

Investing activities:
Proceeds from sale of property and equipment	2,363	7,000
Purchase of property and equipment		(10,927)

Net cash provided by (used in) investing activities	2,363	(3,927)

Financing activities:
Advance from related party	120,000	65,000
Proceeds from note payable		80,435
Principal payment on notes payable	(205,069)	(190,164)
Principal payments on notes payable to shareholder	(21,543)
Proceeds from issuance of investors’ notes payable	142,000	217,400
Proceeds from stock sales	645,000

Net cash provided by financing activities	680,388	172,671

Net increase in cash and cash equivalents	246,918	57,847
Cash and cash equivalents, beginning of year	128,005	70,158

Cash and cash equivalents, end of year	$374,923	$128,005

Supplemental disclosure of cash flow data:
Interest paid	$17,175	$57,272

Supplemental disclosure of noncash financing activity:
Account payable converted to note payable		$236,937

Common stock issued in connection with reverse acquisition	$182,411

See notes to financial statements.

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 —	The company:
      Planet Technologies, Inc. (“Planet” or the “Company”) formerly known as Planet Polymer Technologies, Inc. (“Planet Polymer”) was incorporated in August, 1991, in the State of California, and, since November 30, 2004, is engaged in the business of designing, manufacturing, selling and distributing common products for use by allergy sensitive persons, including, without limitation, air filters, bedding, room air cleaners, and related allergen avoidance products. The business strategy is primarily based upon promotion of products directly to the consumer by telemarketing to the Company’s database of customers who have purchased the Allergy Free Electrostatic Filter.
      On November 30, 2004, Planet acquired the business of Allergy Free, LLC (“Allergy”) for approximately 1.65 million shares of Planet stock (after giving effect to a 50:1 reverse stock split), a convertible note of $274,300 bearing interest at 5.5% per annum and due and payable within three years, and assumption of debt. As a result, Allergy owned approximately 92.7% of the voting shares of Planet. Since the stockholders of Allergy received the majority of the voting shares of Planet, the former managing member of Allergy continued on as the president of the Company, and representatives of Allergy hold three of the five seats on the Company’s Board of Directors, the merger was accounted for as a recapitalization of Allergy, whereby Allergy was the accounting acquirer (legal acquiree) and Planet was the accounting acquiree (legal acquirer). Since, at the closing, Planet was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business”, the transaction was equivalent to Allergy issuing stock for the net liabilities of Planet, accompanied by a recapitalization. The accounting was identical to that resulting from a reverse acquisition, except that there were no adjustments to the historic carrying values of the assets and liabilities. Accordingly, the accompanying statements of operations and cash flows are the historical financial statements of Allergy Free.
      Immediately prior to the closing of the acquisition, Planet Polymer distributed to a trustee for the benefit of Planet Polymer shareholders of record as of September 30, 2004, the right to receive all royalties payable to Planet pursuant to those certain sale and licensing agreements between Planet and Agway, Inc., related to Planet’s Fresh Seal® and Optigen® technology and that certain purchase, sale and license agreement between Planet and Ryer Enterprises, LLC, relating to Planet’s AQUAMIM® technology.
      Prior to acquiring Allergy, Planet Polymer was an advanced materials company that developed and licensed unique polymer materials. All operations related to Planet Polymer have been discontinued.

Note 2 —	Summary of significant accounting policies:

Basis of presentation:
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon obtaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in an accumulated deficit of $3,702,696, a shareholders’ deficiency of $504,400, and a working capital deficiency of $490,715 as of December 31, 2004. Management intends to continue to finance operations primarily through its potential ability to generate cash flows from equity offerings, including restricted stock sales. However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows from operations, which may impact the Company’s ability to continue as a going concern. The accompanying balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Use of estimates:
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Cash and cash equivalents and concentration of credit risk:
      The Company maintains its cash in bank deposit accounts at various financial institutions. Highly-liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. As of December 31, 2004, the Company had a cash balance that exceeded the Federal Deposit Insurance Corporation limitation for coverage of $100,000 by $235,047.

Inventory:
      Inventory consists of finished products which are purchased from established vendors. Inventory is stated at the lower of cost, determined by the First-In, First-Out method, or market. Inventory is reduced by provisions for excess and slow moving items commensurate with known or estimated exposures. The Company stopped manufacturing its permanent filters in February 2004, when the manufacturing was contracted out to a manufacturer. The Company’s manufacturing equipment is used by this vendor to produce its filters.

Property and equipment:
      Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from two to ten years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the related lease.

Stock-based compensation:
      Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”, provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” to provide pro forma disclosures of net loss as if a fair value based method of accounting had been applied.
      During 2004 and 2003, the Company granted options to its employees and board of directors at the fair value of the common stock. The weighted-average fair value of these options using the Black-Scholes option-pricing model was $3.48 and $0.05 utilizing an expected life of 10 and 4 years, an expected volatility of 237% and 223%, no dividend yield and a risk free interest rate of 4.27% and 4.65%, respectively.

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value method at the grant dates for awards under the Company’s plans, the Company’s net loss and net loss per share for 2004 and 2003 would have been increased to the pro forma amounts indicated below.

	2004		2003

		Loss per Share		Loss per Share
		— Basic and		— Basic and
	Net Loss	Diluted	Net Loss	Diluted

As reported	$(773,558)	$(0.46)	$(574,135)	$(0.35)
Stock based compensation expense assuming a fair value based method had been used for all awards	(95,306)	(0.06)	(63,862)	(0.04)

Pro forma	$(868,864)	$(0.52)	$(637,997)	$(0.39)

      In accordance with the provisions of SFAS 123, all other issuances of common stock, warrants, stock options or other equity instruments to non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity investments will be estimated based on the Black-Scholes option-pricing model.

Net loss per share:
      Net loss per share is computed using the weighted average number of shares of common stock outstanding and is presented for basic and diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares what would have been outstanding if the potential common shares had been issued.
      The Company has excluded all convertible preferred stock and outstanding stock options and warrants from the calculation of diluted loss per share because all such securities are considered anti-dilutive. Accordingly, diluted loss per share equals basic loss per share. The total number of potential common shares excluded from the calculation of diluted loss per share for the years ended December 31, 2004 and 2003 was 468,494 and 27,333, respectively.

Advertising:
      The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were $57,139 and $263,935 in 2004 and 2003, respectively.

Revenue recognition:
      The Company recognizes revenue from product sales upon shipment of goods, with a provision for estimated returns recorded at that time. In addition, a provision for potential warranty claims is provided for at the time of sale, based upon warranty terms and the Company’s prior experience.
      The Company sells most of its products on a prepaid basis. Once the credit payment has been verified, the Company ships the products. Limited terms are extended to selected customers. Credit is extended for a 30-day term. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Shipping and handling costs:
      The Company expenses shipping and handling costs as incurred as part of cost of sales.

Income taxes:
      The Company accounts for income taxes using the liability method. Current income tax expense is the amount of income taxes expected to be payable for the current year. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end (“temporary differences”) based on enacted laws and statutory rates applicable for the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is considered more than likely not to be realized.
      Pre merger losses of Allergy were not subject to the Company’s federal and state income tax. Historically, Allergy has not been a tax paying entity for federal income tax purposes, and thus no income tax expense had been recorded in the financial statements. Income or losses of the Company were taxed to the members in their respective returns. However, in the State of California, limited liability companies were subject to an annual fee based on the gross income of the company. In addition, the calculation of the tax provision does not include the pre-merger net operating loss of Planet Polymer, which, had been eliminated against equity accounts as part of the acquisition agreement and for the purposes of preparing these financial statements.

401(k) plan:
      The Company provides a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees may contribute pre-tax amounts to the 401(k) Plan subject to the Internal Revenue Code limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There were no Company contributions charged to operations related to the 401(k) Plan in 2004 and 2003.

Valuation of long-lived assets:
      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Note 3 —	Property and equipment:
      Property and equipment as of December 31, 2004 consists of the following:

Furniture and fixtures	$262,105
Machinery and equipment	82,868
Computer equipment	66,218
Leasehold improvements	70,478

Total	481,669
Less accumulated depreciation and amortization	380,599

Total	$101,070

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 4 —	Warranty reserve:
      The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The air filters produced and sold by the Company carry a ten-year warranty. The Company assesses the adequacy of its recorded warranty liability quarterly and adjusts the amount as necessary. The warranty liability is included in accrued expenses in the accompanying balance sheet. As of December 31, 2004, the warranty accrual was $130,961. The majority of the warranty accrual relates to products that were sold prior to the acquisition of Allergy Free L.P. by Allergy Free, LLC in November 2000. As part of the Agreement and Plan of Merger, the Company is obligated to provide the warranty coverage on these products through their original warranty period. Changes in the Company’s warranty liability were as follows:

Warranty accrual, beginning of year	$130,961
Warranties issued during the year	296
Adjustments to preexisting accruals	(80)
Actual warranty expenditures	(216)

Total	$130,961

Note 5 —	Convertible notes payable to shareholder:
      As of December 31, 2004, the Company has a subordinated convertible note payable to a shareholder. The uncollateralized note payable is due on December 1, 2007 however; the Company intends to pay down the note payable with monthly principal and interest payments of $12,085 until full satisfaction of the note payable in October 2006. Interest is due quarterly. At any time, the holder of the note may, at its sole and exclusive option, convert all or any part of the principal and accrued interest outstanding into shares of common stock by giving written notice to the Company specifying the amount of note principal and/or accrued interest to be converted at a price per share of common stock equal to the fair value.

Note 6 —	Income taxes:
      The differences between income tax benefit provided at the Company’s effective rate and the federal statutory rate (34%) at December 31, 2004 are as follows:

Income tax benefit at statutory rate	$(263,010)
State taxes, net of Federal benefit	(46,413)
Other	69,000
Increase in valuation allowance	240,423

Total	$—

      Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at December 31, 2004 are as follows:

Net operating loss carryforwards	$4,636,000
Tax credit carryforwards	142,000
Reserves, accrued expenses and other	85,000
Less: valuation allowances	(4,863,000)

Net deferred tax assets	$—

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      As the ultimate realization of the potential benefits of the Company’s net operating loss carryforwards is considered unlikely by management, the Company has offset the deferred tax assets attributable to those potential benefits through a valuation allowance and, accordingly, the Company did not recognize any benefit from income taxes in the accompanying statement of operations.
      At December 31, 2004, the Company had net operating loss carryforwards for Federal and California state income tax purposes of approximately $12,981,000 and $3,647,000, respectively. The Company’s California loss carryforwards expire in 2005 through 2014 and Federal loss carryforwards begin to expire in 2011. The Company also has available tax credit carryforwards for Federal and California tax purposes that aggregate approximately $142,000 that begin to expire in 2005.
      During 2004, as a result of the reverse acquisition with Allergy Free, the Company experienced a change of ownership event as defined in Section 382 of the IRS Code. Accordingly, utilization of the net operating loss carryforwards and credits will be subject to a substantial annual limitation. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Note 7 —	Shareholders’ equity:

Warrants:
      At December 31, 2004, warrants to purchase 2,000 shares of the Company’s common stock at an exercise price of $208.125 per share were outstanding. The warrants expire in 2005 and 2006.
      All of the warrants outstanding are exercisable. All per share rights and benefits are subject to anti-dilution and other adjustments upon the occurrence of certain events.

Options:
      As of December 31, 2004, the Company had two stock option plans, a 2000 Stock Option Plan (the “2000 Option Plan”) and a 1995 Stock Option Plan (the “1995 Option Plan”).
      The 2000 Option Plan provides for 100,000 shares of common stock for issuance under the Plan, together with 100,000 additional shares of common stock for issuance to the extent that outstanding options previously granted under the 1995 Stock Option Plan expire unexercised. The 2000 Option Plan provides for the discretionary grant of options, stock appreciation rights (“SARs”), and stock bonuses to employees and directors of and consultants to the Company. Options granted under the 2000 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options. In March 2005, the Board of Directors approved an amendment to the plan to increase the authorized number of shares to 250,000 shares, which will be submitted to the shareholders for approval at the next meeting of shareholders.
      Under the 1995 Option Plan, incentive stock options and non-statutory stock options to acquire an aggregate of 100,000 shares of Common Stock may be granted to employees, non-employee directors and consultants to the Company. Incentive stock options may be granted only to employees of the Company.
      At December 31, 2004, there were no shares of the Company’s common stock available for future grant under either option plan.
      Under both stock option plans, the terms of stock options granted are determined by the Board of Directors. Stock options may be granted for periods of up to ten years at a price per share not less than the fair market value of the Company’s common stock at the date of grant for incentive stock options and not less than 85% of the fair market value of the Company’s common stock at the date of grant for non-statutory stock options. In the case of stock options granted to employees, directors or consultants who, at the time of grant of such options, own more than 10% of the voting power of all classes of stock of the Company, the exercise price

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
shall be no less than 110% of the fair market value of the Company’s common stock at the date of grant. Additionally, the term of stock option grants is limited to five years if the grantee owns in excess of 10% of the voting power of all classes of stock of the Company at the time of grant. The vesting provisions of individual options may vary but in each case will provide for vesting of at least 20% per year of the total number of shares subject to the option.
      A summary of stock option activity during 2004 follows:

	2000 Stock Option Plan		1995 Stock Option Plan

	Underlying	Weighted Avg.	Underlying	Weighted Avg.
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at January 1, 2004	15,670	$40.817	3,204	$86.929
Granted	102,543	$3.479
Exercised prior to the merger	(7,500)	$4.033
Forfeited/expired	(5,300)	$94.811	(3,204)	$86.929

Outstanding at December 31, 2004	105,413	$4.399	—

	Other Options

	Underlying	Weighted Avg.
	Shares	Exercise Price

Outstanding at January 1, 2004	2,774	$252.888
Granted	—	—
Forfeited/expired	(2,774)	$252.888

Outstanding at December 31, 2004	—

      Other options listed above include non-statutory stock options issued to key personnel prior to the adoption of the 1995 Stock Option Plan and a grant to a former director of the Company during 2000.
      The following table summarizes information about stock options outstanding and exercisable at December 31, 2004:

	Options Outstanding
				Options Exercisable
		Weighted Average
		Remaining	Weighted		Weighted
	Number of	Contractual Life	Average	Number of	Average
Exercise Price or Price Range	Shares	(Years)	Exercise Price	Shares	Exercise Price

$2.50 to $3.50	102,793	9.90	$3.479	25,386	$3.495
$22.50	2,160	6.35	22.500	2,160	22.500
$125.00	460	5.33	125.000	460	125.000

	105,413	9.81	4.399	28,006	6.957

Note 8 —	Commitments:

License agreements:
      The Company has a license agreement with a third party for use of its design to manufacture air filters. The license agreement provides for royalty payments based on a percentage of net sales of certain products. The term of the license agreement is the longer of (i) the life of the licensed patent or (ii) ten years from date of first commercial sale of the product. Royalty expenses under the license agreement was $12,128 and $25,712 in 2004 and 2003, respectively.

PLANET TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Operating leases:
      The Company has sublet office space from a related party through July 31, 2005 for a base rent of $6,513 per month, a total commitment of $45,591 for 2005. The sublease may be extended on a month-to-month basis after July 31, 2005. Total rent expense for all operating leases was $163,991 and $136,049 in 2004 and 2003, respectively.

Employment contracts:
      In November 2004, the Company entered into an employment agreement with its President and Chief Executive Officer for a three-year period, which expires on November 29, 2007. The contract provides for a salary of $100 per month (plus healthcare and other benefits) until it is determined by the Board of Directors that the Company could afford to pay compensation comparable to CEOs of other similar companies. In exchange, for forgoing a salary, the Company granted non-qualified stock options to acquire 100,543 shares of the Company’s common stock at $3.50 per share with 25,136, or 25%, of the options vesting on November 30, 2004, and the balance at the rate of 1/36th of the balance per month, subject to any acceleration as provided under the Company’s 2000 Stock Option Plan.

Note 9 —	Related party transactions:
      During 2004 and 2003, the Company received advances from a related party, which bear interest at 5.5% per annum with no fixed repayment terms. As of December 31, 2004, the accrued and unpaid interest on the advances totaled $8,391. During January 2005, the Company repaid $100,000 of the advances.

Note 10 —	Purchases from significant vendors:
      During 2004 and 2003, the Company purchased from three significant vendors that each accounted for more that 10% of total purchases. Purchases from these vendors accounted for approximately $100,586 and $98,297 (54% and 37% of total purchases each year), respectively. Accounts payable arising from such purchases at December 31, 2004 and 2003 were approximately $5,799 and $7,025, respectively.

Note 11 —	Subsequent event:
      On March 8, 2005, Planet entered into a definitive agreement to acquire Allergy Control Products, Inc. (“ACP”), a distributor of products used by allergy sensitive persons. The merger transaction will be structured pursuant to an Agreement and Plan of Merger agreed upon by both parties, and is subject to approval by each party’s respective shareholders and other contingencies. Pursuant to the terms of the merger transaction, the shareholder of ACP will be issued 600,000 shares of Planet common stock with an aggregate fair value of approximately $1,050,000. In addition, ACP debt to its shareholder in the approximate amount of $1,500,000 will be paid in full by Planet.

EXHIBIT B-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-QSB

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

For Quarterly Period Ended March 31, 2005

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
Commission File Number: 0-26804
PLANET TECHNOLOGIES, INC.
(Formerly Planet Polymer Technologies, Inc.)
(Exact name of small business issuer as specified in its character)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	33-0502606 (I.R.S. Employer Identification No.)

6835 Flanders Drive, Suite 100, San Diego, California (Address of principal executive offices)	92121 (Zip Code)
(858) 457-4742
(Issuer’s telephone number, including area code)
     Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☑ YES          ☐ NO
      Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

Class	Outstanding at May 1, 2005

Common Stock, no par value	2,180,368

B-1-1

B-1-2

PART 1 — FINANCIAL INFORMATION
PLANET TECHNOLOGIES, INC.
CONDENSED BALANCE SHEET (UNAUDITED)

March 31,
2005

ASSETS
Current assets:
Cash and cash equivalents	$128,806
Accounts receivable, less allowance for doubtful accounts of $5,500	5,514
Inventory	19,798
Other current assets	34,822

Total current assets	188,940
Property and equipment, net	85,129

Total	$274,069

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Current portion of convertible notes payable to shareholder	$136,332
Advance from related party	85,000
Accounts payable	71,898
Accrued expenses	361,024
Interest payable	1,749

Total current liabilities	656,003
Convertible notes payable to shareholder, net of current potion	83,495

Total liabilities	739,498

COMMITMENTS AND CONTINGENCIES
Shareholders’ deficiency:
Preferred stock, no par value, 4,250,000 shares authorized,
No shares issued or outstanding	—
Series a convertible preferred stock, no par value, 750,000 shares
Authorized, no shares issued or outstanding	—
Common stock, no par value, 20,000,000 shares authorized, 2,180,368 shares issued and outstanding	3,478,296
Accumulated deficit	(3,943,725)
Total shareholders’ deficiency	(465,429)
TOTAL	$274,069

See notes to unaudited condensed financial statements

B-1-3

PLANET TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,

	2005	2004

NET SALES	$221,526	$381,262
Cost of sales	75,505	146,015

Gross profit	146,021	235,247

OPERATING EXPENSES:
SELLING	161,194	171,759
GENERAL AND ADMINISTRATIVE	218,985	248,471

TOTALS	380,179	420,230

LOSS FROM OPERATIONS	(234,158)	(184,983)

OTHER INCOME (EXPENSE):
Other expense	(1,949)	(5,342)
Interest expense	(4,922)	(51,786)

Totals	(6,871)	(57,128)

NET LOSS	$(241,029)	$(242,111)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.11)	$(0.15)

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET LOSS PER SHARE BASIC AND DILUTED	2,159,961	1,655,803

See notes to unaudited condensed financial statements

B-1-4

PLANET TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIENCY (UNAUDITED)
Three Months Ended March 31, 2005

	Common Stock
			Accumulated
	Shares	Amount	Deficit	Total

Beginning, January 1, 2005	2,068,361	$3,198,296	$(3,702,696)	$(504,400)
Issuance of common stock for cash	112,007	280,000		280,000
Net loss			(241,029)	(241,029)

Balance at March 31, 2005	2,180,368	3,478,296	$(3,943,725)	$(465,429)

See notes to unaudited condensed financial statements

B-1-5

PLANET TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2005	2004

Operating activities:
Net loss	$(241,029)	$(242,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,941	23,308
Changes in operating assets and liabilities:
Accounts receivable	(2,438)	1,990
Inventory	(786)	42,493
Other assets	(12,720)	(34,032)
Interest payable	(6,794)	47,073
Accounts payable	(152,622)	191,668
Accrued expenses	7,261	(75,922)

Net cash used in operating activities	(393,187)	(45,533)

Investing activities — proceeds from sale of property and equipment	—	1,505

Financing activities:
Advance from related party	—	20,000
Repayments of advances to related party	(100,000)	—
Principal payments on notes payable	—	(90,778)
Principal payments on notes payable to shareholder	(32,930)
Proceeds from issuance of investors’ notes payable	—	25,000
Proceeds from issuance of common stock in a private placement	280,000	—

Net cash provided by (used in) financing activities	147,070	(45,778)

Net decrease in cash and cash equivalents	(246,117)	(89,806)
Cash and cash equivalents, beginning of year	374,923	128,005

Cash and cash equivalents, end of period	$128,806	$38,199

Supplementary disclosure of cash flow data:
Cash paid for interest	$11,947	$4,714

See notes to unaudited condensed financial statements

B-1-6

PLANET TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation
      In management’s opinion, the accompanying unaudited financial statements of Planet Technologies, Inc. (“Planet” or the “Company”) have been prepared in accordance with the interim reporting requirements of Form 10-QSB, pursuant to the rules and regulations of the Securities and Exchange Commission. However, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.
      In management’s opinion, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2005, are not necessarily indicative of results that may be expected for the year ending December 31, 2005. For additional information, refer to the Company’s financial statements and notes thereto for the year ended December 31, 2004, contained in the Company’s most recent annual report on Form 10-KSB for the fiscal year ended December 31, 2004.

2.	Liquidity and Capital Resources
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon obtaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in an accumulated deficit of $3,943,725, a shareholders’ deficiency of $465,429, and a working capital deficiency of $467,063 as of March 31, 2005. Management intends to continue to finance operations primarily through its potential ability to generate cash flows from equity offerings, including restricted stock. However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows, which may impact the Company’s ability to continue as a going concern. The accompanying balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.
      On November 30, 2004, Planet acquired the business of Allergy Free, LLC (“Allergy”) for approximately 1.65 million shares of Planet stock (after giving effect to a 50:1 reverse stock split), a convertible note of $274,300 bearing interest at 5.5% per annum and due and payable within three years, and assumption of debt. As a result, Allergy owned approximately 92.7% of the voting shares of Planet. Since the stockholders of Allergy received the majority of the voting shares of Planet, the former managing member of Allergy continued on as the president of the Company, and representatives of Allergy hold three of the five seats on the Company’s Board of Directors, the merger was accounted for as a recapitalization of Allergy, whereby Allergy was the accounting acquirer (legal acquiree) and Planet was the accounting acquiree (legal acquirer). Since, at the closing, Planet was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business”, the transaction was equivalent to Allergy issuing stock for the net liabilities of Planet, accompanied by a recapitalization. The accounting was identical to that resulting from a reverse acquisition, except that there were no adjustments to the historic carrying values of the assets and liabilities. Accordingly, the accompanying statements of operations and cash flows are the historical financial statements of Allergy Free.
      Immediately prior to the closing of the acquisition, Planet Polymer distributed to a trustee for the benefit of Planet Polymer shareholders of record as of September 30, 2004, the right to receive all royalties payable to Planet pursuant to those certain sale and licensing agreements between Planet and Agway, Inc., related to Planet’s Fresh Seal® and Optigen® technology and that certain purchase, sale and license agreement between Planet and Ryer Enterprises, LLC, relating to Planet’s AQUAMIM® technology.

B-1-7

PLANET TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)
      Prior to acquiring Allergy, Planet Polymer was an advanced materials company that developed and licensed unique polymer materials. All operations related to Planet Polymer have been discontinued.
      On March 7, 2005, Planet entered into a definitive agreement to acquire Allergy Control Products, Inc. (“ACP”). The merger transaction will be structured pursuant to an Agreement and Plan of Merger agreed upon by both parties, and is subject to approval by each party’s respective shareholders and other contingencies. Pursuant to the terms of the merger transaction the shareholder of ACP will be issued 600,000 shares of Planet common stock. In addition, ACP debt to its shareholder in the approximate amount of $1,500,000 will be paid in full by Planet, using anticipated proceeds from private placement offerings.
      Investors are encouraged to review our report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2005, which discusses more thoroughly the terms of the proposed merger and which is available through EDGAR at www.sec.gov, and when available, the Company’s Proxy Statement which will also be available through EDGAR.

3.	Earnings (Loss) Per Share
      Net loss per share is computed using the weighted average number of shares of common stock outstanding and is presented for basic and diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed by dividing net by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares what would have been outstanding if the potential common shares had been issued.
      The Company has excluded all convertible notes payable and outstanding stock options and warrants from the calculation of diluted loss per share because all such securities are considered anti-dilutive. Accordingly, diluted loss per share equals basic loss per share. The total number of potential common shares excluded from the calculation of diluted loss per share for the three months ended March 31, 2005 and 2004 was 391,208 and 26,332, respectively.

4.	Income Taxes
      As the ultimate realization of the potential benefits of the company’s net operating loss carryforwards is considered unlikely by management, the Company has offset the deferred tax assets attributable to those potential benefits through valuation allowances and, accordingly, the Company did not recognize any benefit for income taxes in the accompanying condensed statements of operations of offset its pre-tax losses.

5.	Stock-Based Compensation
      As explained in Note 2 in the Form 10-KSB, the Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”, provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” to provide pro forma disclosures of net loss as if a fair value based method of accounting had been applied.

B-1-8

PLANET TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)
      In January 2005, an individual became a member of the Company’s board of directors and was granted an option to purchase 500 shares of common stock at an exercise price of $3.00 per share. The options vest one year from the date of grant and expire on January 18, 2015. The estimated fair value of the options on the date of grant was $1,499.
      In January 2005, the members of the board of directors were granted options to purchase 40,000 shares of common stock at an exercise price of $3.00 per share. Two company officers were also granted options to purchase 30,000 shares of common stock each at an exercise price of $3.00 per share. All of these options vest 25% one year from date of grant, and 1/36th each month thereafter, and expire on January 25, 2015. The estimated fair value of these options on the date of grant was $299,845.
      In January 2005, the Company’s chairman of the board of directors was granted an option to purchase 25,000 shares of common stock at an exercise price of $3.50 per share. The options vest 25% one year from date of grant and 1/36th each month thereafter, and expire on January 25, 2015. The estimated fair value of these options on the date of grant was $74,958.
      Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value method at the grant dates for awards under the Company’s plans, the Company’s net loss and net loss per share for the three months ended March 31, 2005 and 2004 would have been increased to the pro forma amounts indicated below.

	2005		2004

		Loss per Share —		Loss per Share —
	Net Loss	Basic and Diluted	Net Loss	Basic and Diluted

As reported	$(241,029)	$(0.11)	$(242,111)	$(0.15)
Stock based compensation expense assuming a fair value based method had been used for all awards	(46,000)	(0.02)	—

Pro forma	$(287,029)	$(0.13)	$(242,111)	$(0.15)

      In accordance with the provisions of SFAS 123, all other issuances of common stock, warrants, stock options or other equity instruments to non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity investments will be estimated based on the Black-Scholes option-pricing model.
Except for the historical information contained herein, the discussion in this report contains forward-looking statements that involve certain risks and uncertainties. The Company’s actual results could differ materially from those discussed in this report. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and in the Company’s Form 10-KSB for the fiscal year ended December 31, 2004.
OVERVIEW
      Planet Technologies, Inc. (“Planet” or the “Company”) formerly known as Planet Polymer Technologies, Inc. (“Planet Polymer”) was incorporated in August, 1991, in the State of California, and, since November 30, 2004, is engaged in the business of designing, manufacturing, selling and distributing common products for use by allergy sensitive persons, including, without limitation, air filters, bedding, room air cleaners, and related allergen avoidance products. The business strategy is primarily based upon promotion of products directly to the consumer by telemarketing to the Company’s database of customers who have purchased the Allergy Free Electrostatic Filter.

B-1-9

PLANET TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)
      Planet has an accumulated deficit as of March 31, 2005, of $3,943,725.
RESULT OF OPERATIONS
      The net loss for the three months ended March 31, 2005, was $241,029 compared to a net loss of $242,111 for the three-month period ended March 31, 2004. The Company’s revenues decreased by $159,736, from $381,262 for the three months ended March 31, 2004, to $221,526 for the same period in 2005. This decrease was due to several factors. First, in 2004, for a portion of the quarter, there were two active telemarketing sales locations, while in 2005, there is only one. Also, the Company continues to experience the effects of the Do Not Call legislation (“DNC”), which went into effect during the fourth quarter of 2003. Due to DNC requirements, the Company is unable to contact increasing numbers of its customers via outbound telemarketing.
      Cost of revenues decreased to $75,505 for the three months ended March 31, 2005, from $146,015 for the same period in 2004, reflecting the decrease in revenues. Overall gross margin, as a percentage of sales, increased positively period over period from 61.7% for the three months ended March 31, 2004 to 65.9% for the three months ended March 31, 2005. This positive increase in gross margin is due primarily to the Company’s change in manufacturing strategy in the second quarter of 2004, when the manufacture of the Company’s permanent filter was contracted out to a manufacturer near the Company headquarters in San Diego, California.
      Total operating expenses decreased by $40,051 to $380,179 for the three months ended March 31, 2005. This decrease was due mainly to $37,760 in moving expenses which were incurred in the first quarter of 2004, when the Company’s Houston, Texas operations were moved to its San Diego location.
      Other expenses decreased $50,257, from $57,128 for the three months ended March 31, 2004, to $6,871 for the same period in 2005. Of this decrease, $46,863 is due to a reduction of interest expense related to former shareholder debt.
LIQUIDITY AND CAPITAL RESOURCES
      Cash and cash equivalents totaled $128,806 at March 31, 2005. Although the Company used cash totaling $393,187 for its operations during the quarter, the Company also repaid $100,000 of advances from a related party and paid principal payments totaling $32,930 on notes payable. During the quarter, shares were sold to investors through a private placement offering that was originally initiated during the fourth quarter of 2004. Proceeds related to restricted stock totaled $280,000 for the quarter. The Company intends to continue its Private Placement Offering for another 60 days or more in an effort to provide more working capital and for acquisition opportunities.
      Inventory levels remained relatively unchanged during the quarter, and the Company paid down routing accounts payable and accrued expenses.
      The Company does not believe that its existing sources of liquidity and anticipated revenue will be adequate to satisfy the Company’s projected working capital and other cash requirements through December 2005 to continue operations as a public reporting company without raising additional capital.
      On March 7, 2005, Planet entered into a definitive agreement to acquire Allergy Control Products, Inc. (“ACP”). The merger transaction will be structured pursuant to an Agreement and Plan of Merger agreed upon by both parties, and is subject to approval by each party’s respective shareholders and other contingencies. Pursuant to the terms of the merger transaction the shareholder of ACP will be issued 600,000 shares of Planet common stock. In addition, ACP debt to its shareholder in the approximate amount of $1,500,000 will be paid in full by Planet. For us to complete this transaction, we will need to raise significant additional capital through our Private Placement Offering.

B-1-10

PLANET TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)
      Investors are encouraged to review our report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2005, which discusses more thoroughly the terms of the proposed merger and which is available through EDGAR at www.sec.gov, and when available, the Company’s Proxy Statement which will also be available through EDGAR.

ITEM 3.	CONTROLS AND PROCEDURES
      The Company’s management, with the participation of the Company’s Chief Executive Officer and the Company’s the Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2005. Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective for gathering, analyzing and disclosing the information the Company is required to disclose in the reports it files under the Securities and Exchange Act of 1934, within the time periods specified in the Securities and Exchange Commission’s rules and forms.
      During the three months ended March 31, 2005, there were no significant changes in the Company’s internal control over financial reporting that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
PART II — OTHER INFORMATION

Item 1 —	Legal Proceedings:
      None

Item 2 —	Changes in Securities:
      None

Item 3 —	Defaults upon Senior Securities:
      None

Item 4 —	Submission of Matters to a Vote of Security Holders:
      None

Item 5 —	Other Information:
      None

Item 6 —	Exhibits
      (a) Exhibits

Exhibit 31.1 Certification of Principal Executive Officer and Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002.

Exhibit 32.1 Certification of Principal Executive Officer and Financial Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002.

B-1-11

SIGNATURES
      In accordance with the requirements of Exchange Act, the Registrant has duly caused this report on Form 10-QSB to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 13, 2005	Planet Technologies, Inc.

/s/ Scott L. Glenn

Scott L. Glenn
Chief Executive Officer

/s/ Leslie White

Leslie White
Chief Financial Officer and
Chief Accounting Officer

B-1-12

Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
We, Scott L. Glenn and Leslie White, certify that:
      1. We have reviewed this quarterly report on Form 10-QSB of Planet Technologies, Inc.
      2. Based on our knowledge, this quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
      3. Based on our knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
      4. We are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f0 and 15(d)-15(f)) for the small business registrant and have::

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) [Intentionally omitted.]

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this quarterly report my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this quarterly report based on my evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;
      5. We have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.
Date: May 13, 2005

/s/ Scott Glenn

Scott L. Glenn, Chief Executive Officer

/s/ Leslie White

Leslie White, Chief Financial Officer

B-1-13

Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Quarterly Report of Planet Technologies, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott L. Glenn as Chief Executive Officer and Leslie White as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2005

/s/ Scott Glenn

Scott L. Glenn
Chief Executive Officer

/s/ Leslie White

Leslie White
Chief Financial Officer

B-1-14

EXHIBIT C

AGREEMENT AND PLAN OF MERGER
dated as of March 7, 2005
by and among
Planet Technologies, Inc.
a California corporation
and
Allergy Control Products
and
Jonathan T. Dawson

RECITALS

ARTICLE I CERTAIN DEFINITIONS
1.01	CERTAIN DEFINITIONS	C-1

ARTICLE II THE MERGER
2.01	THE MERGER	C-3
2.02	EFFECTIVE DATE AND EFFECTIVE TIME	C-4

ARTICLE III CONSIDERATION; EXCHANGE PROCEDURES
3.01	EFFECT ON CAPITAL STOCK	C-4
3.02	CONVERSION OF ACP COMMON STOCK	C-4
3.03	RIGHTS AS SHAREHOLDER; STOCK TRANSFERS	C-5
3.04	INTENTIONALLY LEFT BLANK	C-5
3.05	EXCHANGE PROCEDURES	C-5
3.06	ANTI-DILUTION PROVISIONS	C-5

ARTICLE IV ACTIONS PENDING ACQUISITION
4.01	FOREBEARANCES OF ACP AND PLANET	C-5

ARTICLE V REPRESENTATIONS AND WARRANTIES
5.01	DISCLOSURE SCHEDULES	C-7
5.02	STANDARD	C-7
5.03	REPRESENTATIONS AND WARRANTIES OF ACP	C-7
5.04	REPRESENTATIONS AND WARRANTIES OF PLANET	C-13

ARTICLE VI COVENANTS
6.01	REASONABLE BEST EFFORTS	C-15
6.02	SHAREHOLDER APPROVAL	C-15
6.03	REGISTRATION STATEMENT	C-15
6.04	PRESS RELEASES	C-16
6.05	ACCESS; INFORMATION	C-16
6.06	EMPLOYMENT OF EDWARD J. STEUBE	C-17
6.07	ACQUISITION PROPOSALS	C-17
6.08	CERTAIN POLICIES	C-17
6.09	BENEFIT PLANS	C-17
6.10	NON-COMPETITION AGREEMENTS	C-18
6.11	NOTIFICATION OF CERTAIN MATTERS	C-18
6.12	HUMAN RESOURCES ISSUES	C-18
6.13	ASSISTANCE WITH THIRD-PARTY AGREEMENTS	C-18
6.14	SHAREHOLDER COVENANTS	C-19
6.15	ADDITIONAL AGREEMENTS	C-20
6.16	PRE-CLOSING ADJUSTMENTS	C-20
6.17	ACP STOCK OPTIONS AND RIGHTS	C-20
6.18	AUDITED ACP FINANCIAL STATEMENTS	C-20

C-i

6.19	TAX TREATMENT OF THE MERGER	C-20
6.20	PAYMENT OF SHAREHOLDER DEBT	C-20

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER
7.01	CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER	C-20
7.02	CONDITIONS TO OBLIGATION OF ACP	C-21
7.03	CONDITIONS TO OBLIGATION OF PLANET	C-21

ARTICLE VIII TERMINATION
8.01	TERMINATION	C-23
8.02	EFFECT OF TERMINATION AND ABANDONMENT	C-23

ARTICLE IX MISCELLANEOUS
9.01	SURVIVAL	C-24
9.02	WAIVER; AMENDMENT	C-24
9.03	COUNTERPARTS	C-24
9.04	GOVERNING LAW, JURISDICTION AND VENUE	C-24
9.05	EXPENSES	C-24
9.06	NOTICES	C-25
9.07	ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES	C-25
9.08	EFFECT	C-26
9.09	SEVERABILITY	C-26
9.10	ENFORCEMENT OF THE AGREEMENT	C-26
9.11	INTERPRETATION	C-26

C-ii

      AGREEMENT AND PLAN OF MERGER, dated as of March 7, 2005 (this “Agreement”), by and between Allergy Control Products, Inc., a Delaware corporation (“ACP”), Jonathan T. Dawson (“Shareholder”), and Planet Technologies, Inc., a California corporation (“Planet”).
RECITALS
      A. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the purchase accounting method and be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
      B. Board Action. The respective Boards of Directors of each of Planet, and ACP have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein.
      C. Non-Competition Agreements. As a condition to, and simultaneously with, the execution of this Agreement Shareholder, and each director and executive officer of ACP, are entering into non-competition agreements with Planet in the form of Exhibit A, hereto (collectively, the “Non-Competition Agreements”).
      D. Repayment of Shareholder Debt. As a condition to, and simultaneously with, Effective Time of the Merger, Planet shall cause to be paid to Shareholder the sum of $1,500,000.00 cash in full repayment of all indebtedness of ACP to its Shareholder.
      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:
ARTICLE I
Certain Definitions
      1.01.     Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“ACP Common Stock” means the common stock, no par value of ACP.

“ACP Stock Options” means the options to acquire ACP Common Stock issued under ACP’s Stock Option Plans.

“Acquisition Proposal” has the meaning set forth in Section 6.07.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“Agreement of Merger” has the meaning set forth in Section 2.01(b).

“Articles” means the Articles of Incorporation of ACP or Planet, as amended, as the context requires.

“Benefit Plans” has the meaning set forth in Section 5.03(l).

“Board” means the Board of Directors of ACP or Planet, as the context requires.

“Business Combination” has the meaning set forth in Section 3.06.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

“By-Laws” means the By-Laws of ACP or Planet, as the context requires.

“California Secretary” means the California Secretary of State.

“CGCL” means the California General Corporation Law.

“Closing Financial Statements” has the meaning set forth in Section 7.03(g).

“Code” has the meaning set forth in the recitals to this Agreement.

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Effective Date” has the meaning set forth in Section 2.02.

“Effective Time” has the meaning set forth in Section 2.02.

“Employees” has the meaning set forth in Section 5.03(l).

“Environmental Laws” has the meaning set forth in Section 5.03(n).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Ratio” has the meaning set forth in Section 3.02.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

“Hazardous Substance” has the meaning set forth in Section 5.03(n).

“Insurance Policies” has the meaning set forth in Section 5.03(r).

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Material Adverse Effect” means, with respect to Planet or ACP any effect that (i) is material and adverse to the financial position, results of operations, business or prospects of Planet or ACP, as the case may be, or (ii) would materially impair the ability of either Planet or ACP to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws of general applicability to the business of Planet and ACP or interpretations thereof by Governmental Authorities, (b) changes in GAAP (c) changes in general economic conditions, (d) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP and (e) with respect to ACP the effects of any action or omission taken with the prior consent of Planet.

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” has the meaning set forth in Section 2.01(a).

“NASD” means the National Association of Securities Dealers.

“Nasdaq” means The Nasdaq Stock Market, Inc.’s National Market System.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Non-Competition Agreements” has the meaning set forth in the recitals to this Agreement.

“Pension Plan” has the meaning set forth in Section 5.03(l).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Planet Common Stock” means the common stock, no par value per share, of Planet.

“Principal Shareholder” shall mean any person who directly or indirectly owns or controls ten percent (10%) or more of the issued and outstanding stock of a corporation.

“Proxy Statement” has the meaning set forth in Section 6.02.

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 5.04(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shareholder” means Jon Dawson.

“Shareholder Meeting” has the meaning set forth in Section 6.02.

“Stock Option Plans” means any plan or arrangement that provides for the grant of stock options by ACP.

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.

“Tax” and “Taxes” mean all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, imposed on the income, properties or operations of ACP or its Subsidiary by any taxing authority whether arising before, on or after the Effective Date, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed on or before the Effective Date with respect to any Taxes of ACP.

“Termination Fee” has the meaning set forth in Section 8.02.

“Treasury Shares” shall mean shares of ACP Common Stock held by ACP or by Planet or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.
ARTICLE II
The Merger
      2.01.     The Merger (a) The Combination. At the Effective Time, ACP shall merge with and into Planet (the “Merger”), the separate corporate existence of ACP shall cease and Planet shall survive and continue to exist as a corporation under the laws of the State of California (Planet, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Entity”). Planet may, at any time prior to the Effective Time (including, to the extent permitted by applicable law, after ACP’s shareholders have approved this Agreement), change the method of effecting the combination of Planet with ACP (including, without limitation, the provisions of this Article 2 and including, without limitation, by electing not to merge ACP with Planet, but rather with a merger subsidiary of Planet) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of ACP Common Stock as provided for in this Agreement (the “Merger Consideration”), (ii) adversely affect the tax treatment of ACP’s shareholders as a result of receiving the Merger Consideration, (iii) impede or delay consummation of the transactions contemplated by this Agreement or (iv) otherwise be materially prejudicial to the interests of the shareholders of ACP.
      (b) Filings. Subject to the satisfaction or waiver of the conditions set forth in Article 7, the Merger shall become effective on the Effective Date upon filing of an executed agreement of merger (“Agreement of Merger”) in form acceptable to Planet with the California Secretary of State.
      (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of the Surviving Entity immediately after the Merger shall be those of Planet as in effect immediately prior to the Effective Time.
      (d) Directors and Officers of the Surviving Entity. The directors and officers of Planet immediately after the Merger shall be the directors and officers of Planet immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.
      (e) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of ACP shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of ACP shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.
      2.02.     Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause the filing contemplated by Section 2.01(b) to be made (i) no later than the third Business Day after such satisfaction or waiver or (ii) such other date to which the parties may agree in writing. The Merger provided for herein shall become effective upon such filing or on such date as may be specified therein in accordance with the CGCL. The date of such effectiveness is herein called the “Effective Date”. The “Effective Time” of the Merger shall be the time as set forth in such filing.
ARTICLE III
Consideration; Exchange Procedures
      3.01.     Effect on Capital Stock. Subject to the other provisions of this Article 3, at the Effective Time of the Merger, by virtue of the Merger and without any additional action on the part of the holders of shares of Planet Common Stock:

(a) Planet Common Stock. Each share of Planet Common Stock, issued and outstanding immediately prior to the Effective Time of the Merger shall remain an issued and outstanding share of common stock of Planet, and shall not be affected by the Merger; and

(b) ACP Common Stock. Each share of ACP Common Stock, issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of Dissenters’ Shares and Treasury Shares, as defined below) shall be converted into the right to receive Planet Common Stock as provided in Section 3.02(a).
      3.02.     Conversion of ACP Common Stock.
      (a) Subject to the other provisions of this Article 3, each share of the 2,000 ACP Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than Dissenters’ Shares and Treasury Shares) shall, by virtue of the Merger, be converted into the right to receive 300 shares of Planet Common Stock (the “Exchange Ratio”).

      3.03.     Rights as Shareholder; Stock Transfers. At the Effective Time, holders of ACP Common Stock shall cease to be, and shall have no rights as, shareholders of ACP other than to receive the consideration provided under this Article 3. After the Effective Time, there shall be no transfers on the stock transfer books of ACP or the Surviving Entity of shares of ACP Common Stock.
      3.04.     Intentionally left blank.
      3.05.     Exchange Procedures. (a) Exchange. At the Effective Time of the Merger, Planet shall deliver to Shareholder the number of shares of Planet Common Stock issuable in the Merger and the amount of cash payable pursuant to Section 6.20 of this Agreement.
      (b) Surrender of Certificates. At the Effective Time, Shareholder shall surrender each certificate evidencing ACP Common Stock together with a duly executed stock power.
      (c) Withholding Rights. Planet shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ACP Common Stock such amounts as Planet is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Planet, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ACP Common Stock in respect of which such deduction and withholding was made by Planet.
      3.06.     Anti-Dilution Provisions. In the event Planet or ACP changes (or establishes a record date for changing) the number of shares of Planet Common Stock or ACP Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Planet Common Stock or ACP Common Stock, as the case may be, and the record date therefore shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. If, between the date hereof and the Effective Time, Planet shall merge, be acquired or consolidate with, by or into any other corporation (a “Business Combination”) and the terms thereof shall provide that Planet Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that shareholders of ACP who would be entitled to receive shares of Planet Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Planet Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Planet Common Stock (provided that nothing herein shall be construed so as to release the acquiring entity in any such Business Combination from its obligations under this Agreement as the successor to Planet).
ARTICLE IV
Actions Pending Acquisition
      4.01.     Forebearances of ACP and Planet. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and except as set forth in the Disclosure Schedule of a Party, without the prior written consent of the other party, neither ACP nor Planet will:

(a) Ordinary Course. Conduct business other than in the ordinary and usual course or fail to use its best efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of ACP or Planet to perform any of their obligations on a timely basis under this Agreement, or take any action that would be reasonably likely to have a Material Adverse Effect on ACP or Planet.

(b) Capital Stock. Other than pursuant to the Rights set forth in the Disclosure Schedule of such party and outstanding on the date hereof and except for the completion by Planet of a private placement of capital stock of up to an additional $2.0 million after the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of stock to become subject to grants of employee or director stock options, other Rights or similar stock-based employee rights.

(c) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 5%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in the Disclosure Schedule of such party or (iv) for grants of awards to newly hired employees consistent with past practice.

(e) Hiring. Hire any person as an employee or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in the Disclosure Schedule of such party and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

(f) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth in the Disclosure Schedule of such party) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that, together with all other such transactions, is not material to such party.

(h) Acquisitions. Acquire (other than in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to ACP or Planet.

(i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $50,000 in the aggregate.

(j) Governing Documents. Amend its Articles of Incorporation or By-Laws.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

(l) Contracts. Except as set forth in the Disclosure Schedule of such party, enter into, renew or terminate, or make any payment not then required under, any contract or agreement that calls for aggregate annual payments of $25,000 or more and which is not terminable at will or with 60 days or less notice without payment of a premium or penalty, other than transactions made in the ordinary course of business.

(m) Claims. Enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation to which it is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by it of an amount, individually or for all such settlements, that is material to it and/or would impose any material restriction on the business of the Surviving Entity or create precedent for claims that are reasonably likely to be material to the Surviving Entity.

(n) Adverse Actions. (a) Take any action which could result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article 7 not being satisfied or (iii) a material violation of any provision of this Agreement except as may be required by applicable law or regulation.

(o) Indebtedness. Incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than draws on existing credit facilities in the ordinary course of business or indebtedness incurred by Planet to repay the debt of ACP to its Shareholder as provided in Section 6.20.

(p) Loans. Make any loan, loan commitment or renewal or extension thereof to any Person.

(q) Investments. (i) Other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $25,000, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any Person or (ii) other than purchases of direct obligations of the United States of America or obligations of U.S. government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of two years or less, purchase or acquire securities of any type.

(r) Taxes. Take any action which would materially adversely affect the tax position of the Surviving Entity.

(s) Commitments. Agree or commit to do any of the foregoing.

ARTICLE V
Representations and Warranties
      5.01.     Disclosure Schedules. Concurrently with the execution of this Agreement, each party shall deliver to the other a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 5 or to one or more of its covenants contained in Article 4.
      5.02.     Standard. No representation or warranty of ACP or Planet contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty. Any representation or warranty that a party is in “compliance” or has “complied” shall mean substantial compliance in all material respects.
      5.03.     Representations and Warranties of ACP. Subject to Sections 5.01 and 5.02 and except as set forth in the Disclosure Schedule, ACP hereby represents and warrants to Planet:

(a) Organization, Standing and Authority. ACP is duly organized, validly existing and in good standing under the laws of the State of Delaware. ACP is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. ACP has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b) ACP Capital Stock. As of the date hereof, the authorized capital stock of ACP consists solely of 20,000 shares of ACP Common Stock, of which 2,000 shares were outstanding as of the date hereof. As of the date hereof, no shares of ACP Stock were held in treasury by ACP or otherwise owned by ACP. The outstanding shares of ACP Common Stock have been duly authorized and are validly issued and outstanding, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth in the Disclosure Schedule, as of the date hereof, there are no shares of ACP Common Stock authorized and reserved for issuance, ACP does not have any Rights issued or outstanding with respect to ACP Common Stock, and ACP does not have any commitment to authorize, issue or sell any ACP Common Stock or Rights.

(c) Subsidiaries.

(i) ACP has no subsidiaries.

(ii) ACP does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interests of any Person or any interest in a partnership or joint venture of any kind.

(d) Corporate Power. ACP has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and ACP has the corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e) Corporate Authority. As of the date hereof, with respect to each of clauses (i), (ii) and (iii) below, ACP’s board of directors, by resolutions duly adopted by unanimous vote at a meeting duly called and held, has duly (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of ACP and its shareholders, (ii) approved this Agreement and the Merger and (iii) recommended that its shareholders approve this Agreement and the Merger and that such matter be submitted for consideration by its shareholders at a meeting of such shareholders. ACP has duly executed and delivered this Agreement and this Agreement is a valid and legally binding obligation of ACP, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Regulatory Approvals; No Violations.

(i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by ACP in connection with the execution, delivery or performance by ACP of this Agreement or to consummate the Merger except for filings with the SEC and state securities authorities and the approval of this Agreement by the holders of the outstanding shares of ACP Common Stock.

(ii) Subject to required filings under federal and state securities laws, the execution, delivery and performance of this Agreement by ACP and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of ACP or to which ACP or any of its respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of association or by-laws (or similar governing documents) of ACP or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports; Undisclosed Liabilities. (i) The balance sheet of ACP as of December 31, 2003, and the related statements of income, cash flow and changes in financial position of ACP for the three years then ended, audited by Venman & Co., LLC, and the balance sheet and related statements of income, cash flow and changes in financial position of ACP for the nine months ended September 30,

2004, fairly present the financial position of ACP as of such dates and the results of the operations of ACP for the periods then ended, all in accordance with GAAP consistently applied (except with respect to interim period statements normal year-end adjustments and the lack of footnotes). The books and records of ACP have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

(i) Since September 30, 2004, ACP has not incurred any liability other than in the ordinary course of business consistent with past practice.

(ii) Since September 30, 2004, (A) ACP has conducted its business in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), has had or could be reasonably likely to have a Material Adverse Effect with respect to ACP.

(h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against ACP and, to ACP’s knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

(i) Compliance With Laws. ACP:

(i) is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Federal and State “Do Not Call,” USA Patriot Act and all other applicable fair lending laws and other laws relating to consumer sales and rights of privacy;

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to ACP’s knowledge, no suspension or cancellation of any of them is threatened; and

(iii) has received, since December 31, 2001, no notification or communication from any Governmental Authority (A) asserting that ACP is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to ACP’s knowledge, do any grounds for any of the foregoing exist).

(j) Material Contracts; Defaults. The Disclosure Schedule sets forth a list of each material contract to which ACP is a party, bound by or subject to, and except as set forth therein ACP is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or (ii) that materially restricts the conduct of business by ACP. ACP is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by ACP is currently outstanding. The Disclosure Schedule sets forth a true and complete list of all third party consents or waivers required to be obtained so as not to be in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which ACP is a party as a result of the transaction contemplated hereby.

(k) No Brokers. No action has been taken by ACP that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(l) Employee Benefit Plans. (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of ACP (the “Employees”) and current or former directors of ACP including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Benefit Plans”), are set forth in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Planet.

(ii) All Benefits Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and ACP is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or threatened litigation relating to the Benefits Plans. ACP has not engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject ACP to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

(iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by ACP with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with ACP under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). ACP has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

(iv) All contributions required to be made under the terms of any Benefit Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. ACP has not provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

(vi) ACP does not have any obligations for retiree health and life benefits under any Benefit Plan. ACP may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

(vii) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of

ACP to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(m) Labor Matters. ACP is neither a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel ACP to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or, to ACP’s knowledge, threatened, nor is ACP aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(n) Environmental Matters. (i) ACP has complied at all times with applicable Environmental Laws; (ii) no real property (including buildings or other structures) currently or formerly owned or operated by ACP has been contaminated with, or has had any release of, any Hazardous Substance; (iii) ACP is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) ACP has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (v) ACP is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vi) there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving ACP, any currently or formerly owned or operated property, that could reasonably be expected to result in any claims, liability or investigations against ACP, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any property and (vii) ACP has delivered to Planet copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to ACP, and any currently or formerly owned or operated property.

As used herein, the term “Environmental Laws” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term “Hazardous Substance” means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

(o) Tax Matters. (i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to ACP, have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of ACP.

(ii) ACP has made available to Planet true and correct copies of the United States federal income Tax Returns filed by ACP for each of the three most recent fiscal years ended on or before December 31, 2003.

(iii) ACP does not have any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Tax Returns filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements delivered to Planet.

(iv) ACP is not a party to any Tax allocation or sharing agreement, is not and has never been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was ACP) or otherwise has any liability for the Taxes of any Person.

(v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to ACP.

(vi) As of the date hereof, ACP has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(vii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transaction contemplated by this Agreement and (B) all Taxes that ACP is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

(p) Intentionally left blank.

(q) Books and Records. The books and records of ACP have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of ACP.

(r) Insurance. The Disclosure Schedule sets forth a true and complete list of all of the insurance policies, binders, or bonds maintained by ACP (“Insurance Policies”). ACP is insured with reputable insurers against such risks and in such amounts as the management of ACP reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; ACP and is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(s) Real Property. (i) the Disclosure Schedule contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the ACP and all indebtedness secured by any encumbrance thereof, and (B) all real property or premises leased in whole or in part by ACP and together with a list of all applicable leases and the name of the lessor. None or such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of ACP is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by ACP.

(t) Each of the leases referred to in the Disclosure Schedule is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to ACP or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than ACP the foregoing representation is based on the knowledge of ACP.

(u) Title. ACP has good title to its properties and assets (other than property as to which it is lessee) except (1) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due and (2) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held.
      5.04.     Representations and Warranties of Planet. Subject to Section 5.01 and Section 5.02 and except as set forth in the Disclosure Schedule, Planet hereby represents and warrants to ACP as follows:

(a) Organization, Standing and Authority. Planet is duly organized, validly existing and in good standing under the laws of the State of California. Planet is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Planet has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b) Planet Stock. (i) As of the date hereof, the authorized capital stock of Planet consists solely of 20,000,000 shares of Planet Common Stock, of which no more than 2,160,368 shares were outstanding as of the date hereof, and 5,000,000 shares of Planet Preferred Stock, of which no shares were outstanding as of the date hereof.

(ii) The shares of Planet Common Stock to be issued in exchange for shares of ACP Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right. The shares of Planet Common Stock to be issued in exchange for shares of ACP Common Stock in the Merger will be issued (x) pursuant to an effective registration statement or applicable exemption under the Securities Act and (y) pursuant to effective registrations or exemptions under state securities laws, as applicable.

(c) Subsidiaries. Planet has no subsidiaries.

(d) Corporate Power. Planet and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and Planet has the corporate power and authority to execute, deliver and perform its obligations to consummate the transactions contemplated thereby.

(e) Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Planet Board. This Agreement has been duly executed and delivered by Planet and this Agreement is a valid and legally binding agreement of Planet enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Regulatory Approvals; No Violations. (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Planet or any of its Subsidiaries in connection with the execution, delivery or performance by Planet of this Agreement or to consummate the Merger except for (A) filings with the SEC and state securities authorities as are required to be obtained under the securities or “Blue Sky” laws of various states in connection with the approval by shareholders of, and the issuance of Planet Common Stock in the Merger and (B) the filing of the executed Agreement of Merger with the Secretary of State of California. As of the date hereof, Planet is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph and elsewhere in this Agreement, the execution, delivery and performance of this

Agreement by Planet and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Agreement, indenture or instrument of Planet or of any of its Subsidiaries or to which Planet or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of Planet or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Planet’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2003, under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Planet’s “SEC Documents”) with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Planet and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of Planet and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

(ii) Except as described in the SEC Documents, since December 31, 2004, Planet and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Planet or its Subsidiaries.

(h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Planet or its Subsidiaries and, to Planet’s knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

(i) No Brokers. No action has been taken by Planet that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(j) Environmental Matters. (i) Planet has complied at all times with applicable Environmental Laws; (ii) no real property (including buildings or other structures) currently or formerly owned or operated by Planet has been contaminated with, or has had any release of, any Hazardous Substance; (iii) neither Planet nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Planet nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (v) neither Planet nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; and (vi) to Planet’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Planet any currently or formerly owned or operated property that could reasonably be expected to result in any claims, liability or investigations against Planet, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any property.

(k) Insurance. Planet and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Planet reasonably has determined to be prudent in accordance with industry practices.

ARTICLE VI
Covenants
      6.01.     Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, ACP and Planet each agree to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article 7 hereof, and shall cooperate fully with the other party hereto to that end.
      6.02.     Shareholder Approval. Planet agrees to take, in accordance with applicable law and its Articles and By-Laws, all action necessary to convene as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and the Merger and any other matters required to be approved by its shareholders for consummation of the Merger (including any adjournment or postponement, the “Shareholder Meeting”), in no event later than 45 calendar days after the Definitive Proxy Statement is filed with the SEC by Planet (“Proxy Statement”). Shareholder of ACP hereby approves and consents to this Agreement, the Merger and consummation of the Merger. Except with the prior approval of the other party, no other matters shall be submitted for the approval of the shareholders. The Board of Directors of each party shall at all times prior to and during such meetings recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Board from withholding, withdrawing, amending or modifying its recommendation if the Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the shareholders under applicable law.
      6.03.     Registration Statement. (a) Planet agrees to prepare a registration statement on Form SB-2 or other applicable form (the “Registration Statement”) to be filed by Planet with the SEC in connection with the issuance of Planet Common Stock in the Merger. ACP shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above-referenced documents based on its knowledge of and access to the information required for said documents. ACP agrees to cooperate with Planet and Planet’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor, if any, and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that ACP has cooperated as described above, Planet agrees to file, or cause to be filed, the Registration Statement no later than 60 days after the Effective Date. Each of ACP and Planet agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Planet also agrees to use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.
      (b) Each of ACP and Planet agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement and/or Proxy Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Proxy Statement and any amendment or supplement thereto shall not, at the date of mailing to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of ACP and Planet further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.
      (c) Planet agrees to advise ACP, promptly after Planet receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Planet Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Planet is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
      6.04.     Press Releases. ACP and Planet shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior written consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the NASD. ACP and Planet shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.
      6.05.     Access; Information. (a) ACP agrees that, upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Planet and Planet’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as Planet may reasonably request and, during such period, it shall furnish promptly to Planet all information concerning its business, properties and personnel as Planet may reasonably request. Without limiting the generality of the preceding sentence, prior to the Effective Time, Planet, and its representatives shall have the right to conduct a review to determine (i) that the assets, books, records and operations of ACP are in satisfactory condition and will not in a material way adversely impact Planet after consummation of the transactions contemplated hereby and (ii) the accuracy of the representations and warranties and the satisfaction of the conditions to closing as provided hereunder.
      (b) ACP agrees that, subject to applicable laws, it shall cooperate in good faith with Planet on mutually agreed operating issues which the parties agree have priority.
      (c) Planet agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford ACP and ACP’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as ACP may reasonably request and, during such period, it shall furnish promptly to ACP all information concerning its business, properties and personnel as ACP may reasonably request. Without limiting the generality of the preceding sentence, prior to the Effective Time, ACP, and its representatives shall have the right to conduct a review to determine (i) that the assets, books, records and operations of Planet are in satisfactory condition and will not in a material way adversely impact ACP after consummation of the transactions contemplated hereby and (ii) the accuracy of the representations and warranties and the satisfaction of the conditions to closing as provided hereunder.
      (d) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party’s obligation to consummate the transactions contemplated by this Agreement.
      6.06.     Employment of Edward J. Steube. Planet and ACP shall use their best efforts to cause Planet and Edward J. Steube to enter into an employment agreement for the employment of Mr. Steube by Planet as of the Effective Date under terms and conditions substantially similar to those as provided in the form of the employment agreement attached hereto as Exhibit B.
      6.07.     Acquisition Proposals. ACP agrees that its officers or directors shall not, and that it shall direct and use its reasonable best efforts to cause its employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of ACP or more than 10% of the outstanding equity securities, of ACP (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). ACP further agrees that neither ACP nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent ACP or ACP Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if ACP Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of ACP, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, ACP Board determines in good faith (after consultation with outside legal counsel) that such action would, in the absence of the foregoing proscriptions, be legally required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (D) above, ACP Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to ACP’s shareholders from a financial point of view than the Merger, ACP agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. ACP agrees that it will notify Planet immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.
      6.08.     Certain Policies. Prior to the Effective Date, ACP shall, consistent with GAAP and the applicable rules and regulations of the SEC modify or change its valuation and related policies and practices so as to be applied on a basis that is consistent with that of Planet.
      6.09.     Benefit Plans. (a) From and after the Effective Time, Planet shall provide former employees of ACP who remain as employees of Planet or any of its Subsidiaries with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Planet. Planet shall cause each employee benefit plan, program, policy or arrangement of Planet in which employees of ACP are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with ACP to the same extent as such service was credited for such purpose by ACP. Nothing herein shall limit the ability of Planet to amend or terminate any of the Benefit Plans in accordance with their terms at any time.
      (b) If employees of ACP become eligible to participate in a medical, dental or health plan of Planet, Planet shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable medical, health or dental plans of ACP, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time.
      6.10.     Non-competition Agreements. Each of the non-officer directors, Principal Shareholder, and executive officers of ACP shall, simultaneously with the execution and delivery hereof, execute and deliver to Planet non-competition agreements substantially in the form of Exhibit A hereto.
      6.11.     Notification of Certain Matters. Each of ACP and Planet shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.
      6.12.     Human Resources Issues. ACP agrees to cooperate with Planet with respect to any formal meetings or interviews with one or more employees called or arranged by ACP and held for the purpose of discussing the transactions contemplated by this Agreement or their effect on such employees, with Planet given the opportunity to participate in such meetings or interviews. This section is not intended to apply to casual conversations about the transaction or informal meetings initiated by employees, or to prohibit discussion in general, but rather to allow Planet a role in the formal presentation of the transaction to employees, and an opportunity to participate in the significant, formal meetings at which the transaction is explained and discussed.
      6.13.     Assistance with Third-Party Agreements. (a) ACP shall cooperate with and use all commercially reasonable efforts to assist Planet in (i) gaining access to and obtaining any required consents from all of its third-party vendors, landlords of all of their leased properties and other parties to material agreements, promptly after the date of this Agreement, and (ii) obtaining the cooperation of such third parties in a smooth transition in accordance with Planet’s timetable at or after the Effective Time of the Merger. ACP shall cooperate with Planet in minimizing the extent to which any contracts will continue in effect following the Effective Time of the Merger, in addition to complying with the prohibition of Section 4.01(l) hereof.
      (b) Without limiting Section 6.13(a), ACP shall use all reasonable efforts to provide data processing and other processing support, outside contractors, to assist Planet in performing all tasks reasonably required to result in a successful merger of their data and other files and records. Among other things, ACP and Planet shall:

(i) cooperate with each other to establish a mutually agreeable project plan to effectuate the merger;

(ii) provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts requested by Planet for use in planning the merger, as soon as reasonably practicable;

(iii) provide reasonable access to personnel and outside contractors to enable the merger effort to be completed on schedule; and

(iv) each agrees that all actions taken pursuant to this Section shall be taken in a manner intended to minimize disruption to the customary business activities of the other.
      6.14.     Shareholder Covenants. Shareholder hereby represents, warrants and covenants to Planet as follows:

(a) Authority; No Violation. The Shareholder has all necessary power and authority to enter into and perform all of such Shareholder’s obligations hereunder. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which such Shareholder is a party, including any voting agreement, shareholders’ agreement, trust agreement or voting trust.

(b) Ownership of Shares. The Shareholder is the beneficial and record owner of all of the shares of ACP capital stock and Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Shareholder is a party or by which the Shareholder is bound. Shareholder hereby agrees to vote all of the Shares held by the Shareholder (i) in favor of the Merger, this Agreement and the transactions contemplated by the Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of ACP under the Agreement; and (iii) except with the prior written consent of Planet, against the following actions (other than the Merger and the transactions contemplated by this Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving ACP; (B) any sale, lease or transfer of a material amount of the assets of ACP; (C) any material change in the present capitalization of ACP; (E) any amendment of ACP’s Articles of Incorporation; (F) any other material change in ACP’s corporate structure or business; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Planet of the transactions contemplated by the Agreement. The Shareholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(d) No Stock Transactions. Shareholder hereby agrees not to (i) sell, transfer, assign or otherwise dispose of any of his ACP shares or any rights, options, warrants or other securities to acquire shares of ACP without the prior written consent of Planet, (ii) pledge, mortgage or encumber such shares; or (iii) buy, sell, transfer, trade in, or otherwise dispose of, or enter into any agreement to buy, sell, transfer, trade in, or dispose of, any securities or right to acquire or dispose of any securities of Planet, or to authorize, solicit, request or advise any other person to do any of the foregoing, directly or indirectly. Shareholder agrees that he shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Planet Common Stock (or other securities) for a period specified by any representative of the underwriters of Planet Common Stock (or other securities) not to exceed one hundred eighty (180) days following the effective date of a registration statement of Planet filed under the Securities Act; provided that: (i) such agreement shall apply only to underwritten public offerings of Planet Common Stock; and (ii) all officers and directors of the Company and major holders of Planet’s voting securities enter into similar agreements. Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by Planet or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Shareholder agrees that any transferee of Shareholder of any shares issued pursuant to this agreement in a private transactions shall be bound by this Section.

(e) Cooperation. Shareholder agrees that he will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of ACP or the acquisition of voting securities of ACP or any business combination between ACP or any person other than Planet.
      6.15.     Additional Agreements. In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Planet with full title to all properties, assets, rights, approvals, immunities and franchises of ACP, the proper officers and directors of each party to this Agreement shall take all necessary or appropriate action.
      6.16.     Pre-Closing Adjustments. At or before the Effective Time of the Merger, ACP shall make such accounting entries or adjustments, as Planet shall direct as a result of its on-going review of ACP or in order to implement its plans following the Closing or to reflect expenses and costs related to the Merger; provided, however, that unless the adjustment would otherwise be required by applicable law, rule or regulation, or by GAAP applied on a basis consistent with the Financial Statements of ACP, (a) ACP shall not be required to take such actions more than one day prior to the Effective Time of the Merger or prior to the time Planet agrees in writing that all of the conditions to its obligation to close as set forth in Section 7.02 have been satisfied or waived and each of the approvals in Section 7.01(b) have been received, and (b) no such adjustment shall (i) require any filing with any Governmental Authority, (ii) violate any law, rule or regulation applicable to ACP or Planet, (iii) otherwise materially disadvantage ACP if the Merger was not consummated or (iv) constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.
      6.17.     ACP Stock Options and Rights. ACP shall take such actions as may be necessary such that immediately prior to the Effective Time, each ACP Stock Option or other Rights that were outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be cancelled.
      6.18.     Audited ACP Financial Statements. No later than fifteen (15) Business Days after the execution of this Agreement, ACP shall provide Planet with a copy of its financial statements presenting the financial condition of ACP for the year ended December 31, 2004, as audited by ACP’s auditors, and if the Definitive Proxy Statement has not been mailed to Planet’s Shareholders prior to May 14, 2005, ACP shall provide Planet with a copy of its unaudited interim financial statement for the quarter ended March 31, 2005, as soon as reasonably available but not later than April 30, 2005.
      6.19.     Tax Treatment of the Merger. Planet and ACP intend the Agreement to qualify as a tax-free reorganization for all U.S. federal income tax purposes. Each party will (and will cause each of its Subsidiaries to) both before and after the Effective Time (i) use reasonable efforts to cause the Agreement to so qualify; (ii) refrain from taking any action that would reasonably be expected to cause the Agreement to fail to so qualify; and (iii) take the position for all purposes that the Agreement so qualifies.
      6.20.     Payment of Shareholder Debt. At the Effective Time, Planet shall cause to be paid to Shareholder the sum of $1,500,000.00 cash in full repayment of all indebtedness of ACP to its Shareholder.
ARTICLE VII
Conditions to Consummation of the Merger
      7.01.     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or written waiver by the parties hereto prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. This Agreement, the Merger and the Certificate of Merger shall have been duly approved by the requisite vote of the shareholders of Planet and ACP under the laws of the state of their organization.

(b) Approvals. All approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Planet Board reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on Planet or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Planet would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.
      7.02.     Conditions to Obligation of ACP. The obligation of ACP to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. Except as otherwise provided in this Agreement or the Disclosure Schedule, the representations and warranties of Planet set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be true and correct in all material respects, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect or similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Material Adverse Effect on Planet. ACP shall have received a certificate, dated the Effective Date, signed on behalf of Planet by the Chief Executive Officer and the Chief Financial Officer of Planet to such effect.

(b) Performance of Obligations of Planet. Planet shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and ACP shall have received a certificate, dated the Effective Date, signed on behalf of Planet by the Chief Executive Officer and the Chief Financial Officer of Planet to such effect.

(c) No litigation or proceeding shall be pending against Planet brought by any Governmental Authority seeking to prevent consummation of the transactions contemplated thereby.
      7.03.     Conditions to Obligation of Planet. The obligation of Planet to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. Except as otherwise provided in this Agreement or the Disclosure Schedule, the representations and warranties of ACP set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be true and correct in all material respects, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect or similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Material Adverse Effect on ACP. Planet shall have received a certificate, dated the Effective Date, signed on behalf of ACP by the Chief Executive Officer and the Chief Financial Officer of ACP to such effect.

(b) The Disclosure Schedule shall be updated and made current as of the day prior to the Effective Time of the Merger and a draft of the updated Disclosure Schedule shall have been delivered to Planet no later than 72 hours prior to the Effective Time of the Merger; such update of the Disclosure Schedule shall not in any way affect the representations and warranties set forth in Section 5.03.

(c) Performance of Obligations of ACP. ACP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Planet shall have received a certificate, dated the Effective Date, signed on behalf of ACP by the Chief Executive Officer and the Chief Financial Officer of ACP to such effect.

(d) Performance of Obligations of the Shareholder. Shareholder shall have performed in all material respects all obligations required to be performed by him under this Agreement, provided, however, that this condition shall be deemed to be satisfied notwithstanding any failure to perform such obligations unless any such failure or failures, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on ACP or Planet and, if requested by Planet, Planet shall have received a certificate, dated the Effective Date, signed by each Shareholder to such effect with respect to such Shareholder.

(e) Intentionally left blank.

(f) No Litigation. No litigation or proceeding shall be pending against ACP brought by any Governmental Authority seeking to prevent consummation of the transactions contemplated hereby.

(g) Closing Financial Statements. At least four Business Days prior to the Effective Time of the Merger, ACP shall provide Planet with ACP’s financial statements presenting the financial condition of ACP as of the close of business on the last day of the last month ended prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with GAAP and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. Such financial statements shall be accompanied by a certificate of ACP’s chief financial officer, dated as of a date no earlier than two Business Days prior to the Effective Time of the Merger, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of Planet in all material respects.

(h) Opinions of Counsel. Planet shall have received the opinion of Blanchard, Krasner & French or other reasonably acceptable counsel, as counsel to Planet and the opinion of Brody, Wilkinson and Ober, P.C., as counsel to ACP, each dated the Effective Time, including opinions in reasonable and customary form and substance on such matters as Planet shall reasonably request, including to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time of the Merger, the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code. In rendering its opinion, counsel may require and rely upon representations contained in letters from ACP, Planet and/or their officers or principal shareholders as are customary for such opinions.

(i) Non-competition Agreements. Planet shall have received Non-competition Agreements executed and delivered by the Shareholder, and each of the non-officer directors and executive officers of ACP in the form of Exhibit A, each of which shall remain in full force and effect.

(j) Consents. Planet shall have obtained each of the consents required to consummate the Merger.

ARTICLE VIII
Termination
      8.01.     Termination. This Agreement may be terminated, and the Merger may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Planet and ACP if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) Breach. At any time prior to the Effective Time, by Planet or ACP if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Planet or ACP, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; (ii) a breach by Planet or ACP, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach or (iii) in the case of a termination by Planet, a breach by a Shareholder or Shareholders of any of the covenants or agreements contained in the Shareholder Agreements, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, provided that such breach (whether under (i), (ii) or (iii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Planet or ACP, as the case may be.

(c) Delay. At any time prior to the Effective Time, by Planet or ACP if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by September 30, 2005, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if ACP is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

(d) Acquisition Proposal. By Planet, if ACP shall have exercised a right specified in the provision set forth in Section 6.07 with respect to any Acquisition Proposal and shall, directly or through agents or representatives, continue discussion with any third party concerning such Acquisition Proposal for more than 15 Business Days after the date of receipt of such Acquisition Proposal.
      8.02.     Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in paragraphs (b) and (c) below and Section 9.01, (ii) that termination will not relieve a breaching party from liability if not provided for herein for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination and (iii) any other provision of this Agreement which expressly survives the termination of this Agreement.
      (b) If this Agreement is terminated by ACP pursuant to Section 8.01, paragraph (b) upon such termination Planet shall pay to ACP a termination fee of $150,000 (the “Termination Fee”).
      (c) If this Agreement is terminated (i) by ACP pursuant to Section 6.07 after a bona fide Acquisition Proposal for ACP shall have been publicly disclosed, or any person or entity shall have publicly disclosed a bona fide intention (whether or not conditional) to make an Acquisition Proposal or (ii) by Planet pursuant to Section 8.01, paragraphs (b) or (d), upon such termination ACP shall pay to Planet the Termination Fee.
      (d) Any Termination Fee that becomes payable to Planet or ACP pursuant to this Section 8.02 shall be paid by wire transfer of immediately available funds to an account designated by ACP or Planet, as the case may be, if this Agreement is terminated and the termination meets the conditions set forth in this Section 8.02 at or prior to such termination.
      (e) ACP and Planet agree that the agreements contained in paragraphs (b), (c) and (d) above are an integral part of the transactions contemplated by this Agreement, that without such agreements ACP and Planet would not have entered into this Agreement, and that such amounts do not constitute a penalty. If ACP or Planet fails to pay the amounts due under paragraph (b) or (c) above within the time periods specified in paragraph (d) above, the party obligated to pay the Termination Fee shall pay all costs and expenses incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime rate of Bank of America, N.A. from the date such amounts were required to be paid.
ARTICLE IX
Miscellaneous
      9.01.     Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time for a period of one (1) year, except that all representations and warranties relating to tax matters shall survive the Effective Time until the date thirty (30) days after expiration of the applicable statute of limitation governing such tax matter.
      9.02.     Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived in whole or in part by the party benefited by the provision or by both parties or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after ACP Meeting, this Agreement may not be amended if it would reduce the consideration to be received by ACP shareholder in the Merger without any subsequent approval by such shareholder or be in violation of applicable law.
      9.03.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.
      9.04.     Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California (however, not to the exclusion of any applicable Federal law), without regard to California statutes or judicial decisions regarding choice of law questions. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the federal courts of the United States of America located in the Southern District of the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein and therein, and hereby waive, and agree to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such California state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.06 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
      9.05.     Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided if this transaction closes, Planet or its subsidiary as the surviving corporation will bear the cost of the audit of ACP’s financial statements.

      9.06.     Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.
      If to ACP or Shareholder to:

Allergy Control Products c/o Jonathan T. Dawson Dawson Herman Capital Management, Inc. 354 Pequot Avenue P.O. Box 760 Southport, CT 06890 Telephone: (203) 254-0091 Facsimile: (203) 254-0657
      With copies to:

Brody, Wilkinson and Ober, P.C. Attention: Seth L. Brody, Esq. 2507 Post Road Southport, CT 06890 Telephone: (203) 319-7100 Facsimile: (203) 254-1772

Allergy Control Products c/o Ed Steube 96 Danbury Road Ridgefield, CT 06877 Telephone: (203) 438-9580 Facsimile: (203) 431-8963
      If to Planet to:

Planet Technologies, Inc. 6835 Flanders Drive, Ste. 500 San Diego, CA 92121 Telephone: (858) 824-0888 Facsimile: (858) 824-0891
      With a copy to:

Blanchard, Krasner & French Attention: Robert W. Blanchard, Esq. 800 Silverado Street, Second Floor La Jolla, CA 92037 Telephone: (858) 551-2440 Facsimile: (858) 551-2434
      9.07     Entire Understanding; No Third Party Beneficiaries. This Agreement (including the Disclosure Schedule attached hereto and incorporated herein), the Shareholder Agreements and the Non-Competition Agreements represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Shareholder Agreements and the Non-Competition Agreements supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
      9.08     Effect. No provision of this Agreement shall be construed to require ACP, Planet, or any Subsidiaries, affiliates or directors of any of them to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation.
      9.09     Severability. Except to the extent that application of this Section 9.09 would have a Material Adverse Effect on ACP or Planet any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
      9.10     Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
      9.11     Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

PLANET TECHNOLOGIES, INC.

By:

Name: Scott L. Glenn

Title:	President and Chief Executive Officer

ALLERGY CONTROL PRODUCTS

By:

Name:
Title:

SHAREHOLDER

Jonathan T. Dawson

EXHIBIT A TO AGREEMENT AND PLAN OF MERGER
NON-COMPETE/ NONDISCLOSURE AGREEMENT
      THIS NON-COMPETE AGREEMENT (this “Agreement”) is effective as of the Effective Date, as defined in that Agreement and Plan of Merger entered into between Planet Technologies Inc. (“Planet”) and Allergy Control Products, Inc. (“ACP”), and is entered into by and between the undersigned shareholder, officer or director of ACP (the “Undersigned”), and Planet. The Undersigned and Planet are sometimes individually referred to as a “Party” and collectively as the “Parties.” This Agreement is made, in part, with reference to the following relevant facts:
RECITALS
      A. Planet and ACP have entered into a certain Agreement and Plan of Merger, dated as of March 7, 2005 (the “Merger Agreement”), which is incorporated herein by this reference
      B. As part of the Merger Agreement, the Parties have agreed to certain nondisclosure and noncompete provisions (as defined herein).
      NOW, THEREFORE, in consideration of the signing of the Merger Agreement by ACP and as a material inducement therefore, the mutual covenants exchanged herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Undersigned and Planet hereby agree as follows:

1.	Noncompete and Nondisclosure.
      (a) During the period commencing on                     , 2005 and ending on December 31, 2007, the Undersigned shall not, directly or indirectly, for himself or on behalf of any other Person, (A) disclose to any Person other than Planet or ACP, any information relating to the business of Planet or ACP (including without limitation information relating to accounts, financial dealings, transactions, trade secrets, Intellectual Property, customer lists and pricing lists), whether or not marked or otherwise identified as confidential or secret, except for information generally known in the allergy control products industry, (B) solicit, divert, take away or attempt to take away any business, with respect to the products of either Business as presently conducted, or any of ACP’s or Planet’s customers or suppliers, or (C) hire any employee or induce or attempt to induce any employee to leave his or her employment with Planet without the prior written consent of Planet.
      (b) The Undersigned acknowledges that the restrictions contained in Section 1(a) are reasonably necessary to protect the good will and the legitimate business interests of Planet and ACP and agree that any violation of such restrictions will result in irreparable injury to ACP and the Business acquired by Planet hereunder for which damages will not be an adequate remedy. Planet shall therefore be entitled to preliminary and injunctive relief as well as to any other remedies at law or in equity available to Planet. The parties hereto agree that the duration and area for which the covenants set forth in Section 1(a) are to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable, the parties hereto agree that the covenants shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable.

2.	Miscellaneous.
      (a) If either Party resorts to litigation to enforce its rights under this Agreement, the prevailing Party will be entitled to recover its costs and expenses actually incurred in connection with the action including, but not limited to, court costs and reasonable attorneys’ fees.
      (b) If the provisions of this Agreement shall be deemed to create a restriction which is unreasonable as to scope, duration or geographical area, the parties agree that the provisions of this Agreement shall be enforceable in such scope, for such duration and in such geographical area as any court of competent jurisdiction may determine to be reasonable.

      (c) Failure to exercise any right under this Agreement will not constitute a waiver of such right in the event of a subsequent default.
      (d) This Agreement will be governed by the laws of the State of California.
      (e) All notices under this Agreement will be in writing and sent to the address set forth in the Merger Agreement for Planet and to the last known address of the Undersigned provided in writing to Planet and will be effective upon receipt thereof.
      (f) This Agreement may not be modified or amended, or any term or provision hereof waived or discharged, except by a writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.
      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

Officer/ Director:	Planet Technologies, Inc., a California corporation

By: Scott L. Glenn, President
Print Name:

EXHIBIT B TO AGREEMENT AND PLAN OF MERGER
FORM OF EMPLOYMENT AGREEMENT
Ed Steube
96 Danbury Road
Ridgefield, CT 06877

Re:	Employment Agreement
Dear Ed,
      Planet Technologies, Inc. (the “Company”) is pleased to offer you the position of President/ CEO of the Allergy Control Products (“ACP”) subsidiary, pursuant to the terms of this letter agreement (“Agreement”). This Agreement is made and contingent upon the acquisition of ACP by Planet Technologies, Inc. and effective on the closing date of such Agreement (the “Effective Date”) and will last for a period of four years from the Effective Date and will automatically renew on an annual basis unless terminated by either party in writing. You and the Company hereby agree as follows:

1.	Duties
      You will be expected to do and perform all services, acts or things necessary or advisable to manage and conduct the business of the ACP and the Company, including those duties normally associated with the position of President. You will report to the Company’s Chairman and Chief Executive Officer, unless otherwise assigned by the Company. You will work at the facility located in Ridgefield, Connecticut. In addition, the company will take all appropriate steps to insure that upon closing you will be elected to the Board of Directors of the Company.

2.	Base Salary and Benefits
      Your base salary will be $200,000 per annum, less payroll deductions and all required withholdings payable weekly on the ACP payroll. You will be eligible for annual salary increases in line with performance and the company’s guidelines for each year.
      You will continue to be reimbursed for your premiums on your healthcare plan, use of car, cell phone, and other pertinent business expenses and be eligible for ACP’s standard benefits. The Company may modify its benefits from time to time, as it deems necessary Discretionary Bonus
      In addition to your base salary, you will be eligible to earn a discretionary annual performance bonus (“Bonus”) at the discretion of the Company’s Board. The performance Bonus will be for superior performance for exceeding sales, gross profits and net profit plans for the year. You must be employed by the Company throughout the year to be eligible for the Bonus. The Bonus will be pro-rated in the event you are terminated without Cause, but you will not be eligible if you resign or your employment is terminated with Cause (as defined below) prior to the date on which the Bonus is awarded.

3.	Stock Options
      Subject to approval of the Board, you will be granted a stock option under the terms of the Company’s 2000 Stock Incentive Plan (the “Plan”) to purchase an amount of Common Stock equal to 3% of then outstanding shares of Common Stock of the Company, but not less than 100,000 shares (the “Option”). To the maximum extent possible, the Option shall be an Incentive Stock Option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Option will be governed by and granted pursuant to a separate Stock Option Agreement and the Plan. The exercise price per share of the Option will be equal to the fair market value of the Common Stock established on the date of grant. The Option will be subject to vesting over four (4) years so long as you provide continuous service to the Company in accordance with the Plan, according to the following schedule: 1/4 of the shares subject to the Option will vest upon your

12 month anniversary and 1/48th of the shares subject to the Option will vest at the end of each monthly period thereafter for a period of three (3) years. If your employment is terminated without Cause during the first four year period of this Agreement, then this Option grant will become fully vested.
      If you have questions regarding the tax implications of the Stock Option or any part of your compensation package, please consult with your own tax advisor.

4.	Loyal and Conscientious Performance; Noncompetition.
      During your employment by the Company, you shall devote your full business energies, interest, abilities and productive time to the proper and efficient performance of your duties under this Agreement; provided that, you shall not be precluded from engaging in civic, charitable or religious activities which do not present any conflict of interest with the Company or affect your performance of duties for the Company.
      Except with the prior written consent of the Board, you will not, during the term of this Agreement, and any period during which you are receiving compensation or any other consideration from the Company, including, but not limited to, severance pay pursuant to Section 6 herein, engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company.
      During the term of this Agreement, you agree not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company. Ownership by you, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

5.	Termination
      The Company may terminate your employment at any time and for any or no reason, with or without Cause (as defined herein) or advance notice by giving written notice of such termination, subject to the provisions stated herein. Similarly, you may terminate your employment with the Company at any time at your election, in your sole discretion, for any or no reason. The “at will” nature of your employment relationship may not be modified except by a written agreement signed by the Chairman of the Board.
      If the Company terminates your employment without Cause (as defined herein) at any time during the term of your employment, then upon your furnishing to the Company and effective release and waiver of claims and continued compliance with Section 4 herein and your Proprietary Information and Inventions Agreement with the Company, you shall be entitled to receive severance payments in the form of continuation of your base salary in effect at the time of your termination, subject to standard deductions and withholdings, for the period of 36 months minus the number of months you were employed after the Effective Date, but not less than a period of twelve (12) months.

6.	Definitions.
      For purposes of this Agreement, “Cause” for the Company to terminate your employment hereunder shall mean the occurrence of any of the following events:

(a) your repeated failure to satisfactorily perform your reasonably assigned job duties on behalf of the Company;

(b) your commission of an act that materially injures the business of the Company;

(c) your refusal or failure to follow lawful and reasonable directions of the Board or the appropriate individual to whom you report;

(d) your conviction of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company;

(e) your engagement or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any material provisions of Section 5 hereof or your Proprietary Information and Inventions Agreement with the Company; or

(f) your commission of any fraud against the Company, employees, agents or customers or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

7.	Company Policy
      As a Company employee, you will be expected to abide by Company rules and policies. The Company’s policies may be modified from time to time at the sole discretion of the Company, with the exception of the Company’s “at will” employment policy, which may only be modified by a signed agreement with Company’s Chief Executive Officer.
      Normal working hours are 40 hours a week, Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments.

8.	Proprietary Information and Inventions Agreement
      As a condition of employment, you will be required to sign and comply with the Proprietary Information and Inventions Agreement, attached hereto as Exhibit A, which prohibits unauthorized use or disclosure of the Company’s proprietary information, among other things.
      In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. During our discussions about your proposed job duties, you assured us that you would be able to perform those duties within the guidelines just described.
      You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality.

9.	Entire Agreement
      This Agreement, together with your Proprietary Information and Inventions Agreement and the stock documents referred to herein, forms the complete and exclusive statement of the terms of your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to you by anyone, whether oral or written.

10.	Governing Law
      This Agreement will be governed by and construed according to the laws of the State of California. You hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego, California for any lawsuit filed there against you by the Company arising from or related to this Agreement.

11.	Successors and Assigns.
      This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be binding upon and shall inure to the benefit of the Company, its successors, and its assigns. The term “Company” as used herein shall include such successors and assigns to the extent applicable.
      As required by law, this offer is subject to satisfactory proof of your right to work in the United States.
      Please sign and date this Agreement, and return it to me as soon as possible, if you wish to accept employment with the Company under the terms described above.
      We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

Planet Technologies, Inc.

By:

Scott L. Glenn
Chairman and Chief Executive Officer
Accepted:

Date
Attachment: Exhibit A: Proprietary Information and Inventions Agreement

EXHIBIT A TO
FORM OF EMPLOYMENT AGREEMENT
EMPLOYEE’S PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
      In consideration of my employment or continued employment by Planet Technologies, Inc. (the “Company”), and the compensation received by me from the Company from time to time, I hereby agree as follows:
      12. Proprietary Information.
      (a) Recognition of Company’s Rights. All Proprietary Information shall be the sole property of the Company and its assignees. I hereby assign to the Company any rights I may have or acquire in all Proprietary Information. At all times during my employment by the Company and at all times after termination of such employment, I will keep in confidence and trust all Proprietary Information, and I will not disclose, sell, use, lecture upon or publish any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company, or unless an officer of the Company expressly authorizes such in writing.
      (b) Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, whether in oral, written, graphic or electronic form. By way of illustration, but not limitation, “Proprietary Information” includes (a) trade secrets, know-how, inventions, ideas, tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, compounds, products, processes, designs, formulas, methods, techniques, programs, software models, algorithms, developmental or experimental work, clinical or other data, compilations of data, other works of authorship, improvements and discoveries (hereinafter collectively referred to as “Inventions”); (b) information regarding plans for research and development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, licensees and strategic partners, and the existence and terms of any business discussions, negotiations or agreements to which the Company is a party; and (c) information regarding the skills and compensation of other employees or consultants of the Company.
      (c) No Improper Use of Information of Prior Employers and Others. I represent that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any equipment, supplies, facility or trade secret information of any former employer or any other person to whom I have an obligation of confidentiality which is not generally available to the public, unless I have obtained written authorization for its possession and use.
      13. Assignment of Inventions.
      (a) The term “Proprietary Rights” shall mean all trade secrets, patents, copyrights, trademarks, mask works, moral rights and other intellectual property rights throughout the world.
      (b) Assignment of Inventions. Subject to Sections 2(f) and 2(g), I agree that all Inventions (and all Proprietary Rights with respect thereto) shall be the sole property of the Company and its assigns. I hereby assign to the Company any right, title and interest I may have or acquire in and to all Inventions (and all Proprietary Rights with respect thereto). If I have any rights to the Inventions (or Proprietary Rights with respect thereto) that cannot be assigned to the Company, I unconditionally and irrevocably waive the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights. I agree, at the Company’s request and expense, to consent to and join in any action to enforce such rights. If I have any right to the Inventions (or Proprietary Rights with respect thereto) that cannot be assigned to the Company or waived by me, I unconditionally and irrevocably grant to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to make, have made, use, offer for sale, sell, import, reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.
      (c) Assistance. I further agree to assist the Company in every proper way (but at the Company’s expense) to obtain, and from time to time enforce, the Proprietary Rights in any and all Inventions, including, but not limited to applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing Proprietary Rights in the Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company’s request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to obtain or enforce any Proprietary Rights with respect to any Invention (including renewals, extension, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any such documents and to do all other lawfully permitted acts to further execution or enforcement of Proprietary Rights with the same legal force and effect as if executed by me.
      (d) Prior Inventions. As a matter of record I have attached hereto as Exhibit A a complete list of all inventions or improvements which have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to the commencement of my employment by the Company which I desire to remove from the operation of this Agreement (collectively referred to as “Prior Inventions”); and I covenant that such list is complete. If disclosure of any such Prior Inventions would cause me to violate any prior confidentiality agreement, I understand that I should not list such Prior Invention in Exhibit A but will disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs, and the fact that full disclosure as to such Prior Invention has not been made for that reason. If no such disclosure is attached to this Agreement, I represent that I have made no such inventions and improvements at the time of signing this Agreement. If, in the course of my employment with the Company, I incorporate a Prior Invention into an Invention or a Company product or process, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, use, offer for sale, sell, import, reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Invention or Company product or process without the Company’s prior written consent.
      (e) Obligation to Keep Company Informed. I will promptly and fully in writing disclose to the Company all Inventions authored, conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment and for one (1) year after termination of this Agreement, including any that may be covered by Section 2870 of the California Labor Code.
      (f) Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.
      (g) Nonassignable Inventions. This Agreement does not apply to inventions which qualify fully for protection under Section 2870 of the California Labor Code, which are ideas or inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on my own time, and (1) which do not relate (a) directly to the business of the Company, or (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which do not result from any work performed by me for the Company. Notwithstanding the foregoing, I shall disclose in confidence to the Company any invention in order to permit the Company to make a determination as to compliance by me with the terms and conditions of this Agreement.
      14. No Conflict of Interest. I agree that during the period of my employment by the Company and any period during which I am receiving compensation or any other consideration from the Company, including, but not limited to, any severance pay, I will not, without the Company’s prior written consent, engage in any employment or business activity which is competitive with the business of the Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company or any of its affiliates. My ownership, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this Section 3.
      15. Non-Solicitation. I agree that for a period of one (1) year following termination of my employment with the Company, I will not solicit or in any manner encourage any employee, independent contractor or consultant of the Company to leave employment or service with the Company.
      16. No Conflicting Obligations. I represent that my performance of all the terms of this Agreement and that my employment by the Company do not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.
      17. Return of Company Materials. All drawings, notes, memoranda, specifications, documents, data, devices, records, apparatus, equipment, chemicals, molecules, organisms and other physical property, including any copies thereof, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by myself or others in connection with my employment shall be and remain the sole property of the Company and shall be returned promptly to the Company upon termination of this Agreement for any reason, or earlier if requested by the Company, and I will not retain or take with me any such property or any reproduction of such property.
      18. General Provisions.
      (a) Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be in writing and shall be deemed given (i) upon personal delivery to the appropriate address, (ii) upon delivery by facsimile transmission with receipt confirmed, (iii) if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing, or (iv) if sent by overnight courier, the next business day such courier regularly makes deliveries.
      (b) This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within the State of California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.
      (c) Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, I acknowledge and agree that, if I were to breach this Agreement, the Company would suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the Company for such injury. Accordingly, I agree that the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.
      (d) This Agreement (including any exhibits hereto) contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to said subject matter. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

      (e) If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.
      (f) This Agreement shall be binding upon my heirs, executors, administrators and other legal representatives and me and shall inure to the benefit of the Company, its successors and assigns.
      (g) The waiver from time to time by the Company of any of its rights or the Company’s failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of the Company’s rights or remedies provided in this Agreement.
      (h) I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause, nor shall it obligate the Company to make any payment to me based upon termination of my employment.
      This Agreement shall be effective as of the first day of my employment by the Company.

By:

Printed Name:

Title:

Dated:                     , 2004
ACCEPTED AND AGREED TO:
Planet Technologies, Inc.

By:

Scott L. Glenn
Chairman and Chief Executive Officer

Address:	6402 Cardeno Drive
La Jolla, Ca 92037

Exhibit A to
Employee’s Proprietary Information and Inventions Agreement

TO:	Planet Technologies, Inc.
FROM:
DATE:
SUBJECT:	Previous Inventions
      1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Planet Technologies, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.
      2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.
2.

☐	Additional sheets attached.
      By signing below, I acknowledge that I have read this Agreement document carefully, understand it fully and agree to its terms and conditions. I understand that signing this Agreement is a condition of employment

Print Name

Signature	Date

EXHIBIT “D”
CALIFORNIA CORPORATIONS CODE
SECTIONS 1300-1312

§ 1300.	Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions
      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
      (b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
      (c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301.	Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents
      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
      (b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§ 1302.	Submission of share certificates for endorsement; uncertificated securities
      Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303.	Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment
      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304.	Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers
      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305.	Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs
      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.
      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.
      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306.	Prevention of immediate payment; status as creditors; interest
      To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307.	Dividends on dissenting shares
      Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308.	Rights of dissenting shareholders pending valuation; withdrawal of demand for payment
      Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309.	Termination of dissenting share and shareholder status
      Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310.	Suspension of right to compensation or valuation proceedings; litigation of shareholders’ approval
      If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311.	Exempt shares
      This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312.	Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions
      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.
      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313.	Conversions deemed to constitute a reorganization; application of chapter
      A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

PLANET TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 10, 2005

     The undersigned shareholder of Planet Technologies, Inc., a California corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc. to be held on August 10, 2005 at 10:00 a.m., local time, and hereby appoints MICHAEL TRINKLE and SCOTT L. GLENN, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of PLANET TECHNOLOGIES, INC. which the undersigned may be entitled to vote at such meeting, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR FOR ALL PROPOSALS AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES
FOR DIRECTOR LISTED BELOW

MANAGEMENT RECOMMENDS A VOTE FOR ALL PROPOSALS

PROPOSAL 1: To adopt and approve the Agreement and Plan of Merger, dated March 7, 2005, among Allergy Control Products, Inc., a Delaware corporation (“ACP”) and Jonathan T. Dawson, an individual and the sole shareholder of ACP, and the Company, and to approve the merger between ACP Acquisition Corp., a wholly owned subsidiary of the Company and ACP (the “Merger”) pursuant to which ACP will become a wholly owned subsidiary of the Company and the sole shareholder will receive 600,000 shares of the common stock of the Company.

☐	FOR
☐	AGAINST
☐	ABSTAIN

PROPOSAL 2: To elect directors to hold office until next Annual Meeting of Shareholders and until their successors are elected.

☐	FOR all nominees listed below (except as marked to the contrary below).
☐	WITHHOLD AUTHORITY to vote all nominees listed below.

Nominees:            Scott L. Glenn, Eric B. Freedus, H.M. Busby, Michael Trinkle, Ellen Preston.

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

PROPOSAL 3: To amend the 2000 Stock Option Plan TO INCREASE THE AUTHORIZED SHARES FROM 100,000 TO 350,000 SHARES.

☐	FOR
☐	AGAINST
☐	ABSTAIN

PROPOSAL 4: To ratify the selection of J.H. Cohn LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

☐	FOR
☐	AGAINST
☐	ABSTAIN

THIS PROXY HAS BEEN SOLICITED BY OR FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF THE COMPANY. I UNDERSTAND THAT I MAY REVOKE THIS PROXY ONLY BY WRITTEN INSTRUCTIONS TO THAT EFFECT, SIGNED AND DATED BY ME, WHICH MUST BE ACTUALLY RECEIVED BY THE COMPANY PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING.

DATED: , 2005

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

THE DEADLINE FOR THE RETURN OF YOUR PROXY IS AUGUST 10, 2005